                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

                                   * * * * *

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             ICC TECHNOLOGIES, INC.
----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      same
----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------------

     5)   Total Fee Paid:

          ------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials (filed November 21, 1997).
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          -------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          -------------------------------------------------------------------

     3)   Filing Party:

          -------------------------------------------------------------------

     4)   Date Filed:

          -------------------------------------------------------------------


0545432.01 01/30/98

                             ICC TECHNOLOGIES, INC.


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS


To the Stockholders of ICC Technologies, Inc.:

         A Special Meeting of Stockholders of ICC TECHNOLOGIES, INC. (the "Company" or "ICC") will be held on February 23, 1998, at 10:00 A.M. (local time), at 330 South Warminster Road, Hatboro, Pennsylvania 19040 for the following purposes:

         1. To approve a Master Agreement by and among ICC, Engelhard Corporation ("Engelhard") and Engelhard/ICC, a joint venture owned equally by ICC and Engelhard, which provides in substance for:

                  (a) the division of Engelhard/ICC into two separate operating limited partnerships, one to manufacture and market complete, active Climate Control Systems ("Box LP"), and the other to manufacture and market the heat-exchange and desiccant coated wheel-shaped rotors that are components of the Climate Control Systems ("Wheel LP"); and

                  (b) the exchange by ICC and Engelhard of certain of their respective interests in each partnership and the payment by Engelhard to ICC of approximately $18,600,000, such that after the exchanges:

                           (i)  ICC will own 90% of Box LP and 20% of
                                Wheel LP; and

                           (ii) Engelhard will own 80% of Wheel LP and 10% of
                                Box LP (the "Restructuring"), all as more fully described in the proxy statement accompanying this notice.

         The Board of Directors has fixed January 27, 1998, as the record date for the determination of Stockholders entitled to vote at the meeting. Only Stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE RESPECTFULLY REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               By Order of the Board of Directors.

                               Albert Resnick
                               Secretary                        February 3, 1998

                             ICC TECHNOLOGIES, INC.

                             330 S. WARMINSTER ROAD
                           HATBORO, PENNSYLVANIA 19040



                                 PROXY STATEMENT


         This Proxy Statement, together with the accompanying proxy, is first being mailed to the Stockholders ("Stockholders") of ICC Technologies, Inc., a Delaware corporation ("ICC" or the "Company") on or about February 3, 1998. This Proxy Statement is being furnished to Stockholders in connection with the solicitation of proxies by the Board of Directors to be used in voting at a Special Meeting of Stockholders to be held on February 23, 1998, at 10:00 am (local time), at 330 South Warminster Road, Hatboro, Pennsylvania 19040, and at any adjournment or postponement thereof. At the Special Meeting, the Stockholders of ICC will consider and vote upon a proposal to approve a Master Agreement by and among ICC, Engelhard Corporation ("Engelhard") and Engelhard/ICC, a joint venture owned equally by ICC and Engelhard ("E/ICC"), which provides in substance for:

                  (a) the division of E/ICC into two separate operating limited partnerships, one to manufacture and market complete, active Climate Control Systems ("Box LP"), and the other to manufacture and market the heat-exchange and desiccant coated wheel-shaped rotors that are components of the Climate Control Systems ("Wheel LP"); and

                  (b) the exchange by ICC and Engelhard of certain of their respective interests in each partnership and the payment by Engelhard to ICC of approximately $18,600,000, such that after the exchanges:

                           (i)  ICC will own 90% of Box LP and 20% of
                                Wheel LP; and

                           (ii) Engelhard will own 80% of Wheel LP and 10% of
                                Box LP (the "Restructuring"), all as more fully described in this proxy statement.

         The persons named in the enclosed proxy will vote in favor of the Master Agreement and the Restructuring. See "THE PROPOSED RESTRUCTURING" and "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF."

         The cost of the solicitation of proxies will be borne by the Company. The Company has engaged the firm of Morrow & Company to assist in the solicitation of proxies, for which such firm will be paid a fee of $6,000 plus reimbursement of out-of-pocket expenses. In addition, proxies may be solicited by mail, in person or by telephone, telegraph or teletype by officers, directors, employees or other representatives of the Company, without additional compensation. The

Company will pay the reasonable expenses incurred by record holders of the Company's capital stock who are brokers, dealers, banks or voting trustees, or their nominees, upon request, for mailing proxy material.

         Following the Closing of the Restructuring contemplated by the Master Agreement, ICC will continue to be principally a holding company with a 90% interest in the operating partnership, Box LP. ICC, through its wholly-owned subsidiary, I Partner, will manage and operate Box LP, which will succeed to that portion of the Partnership's business consisting of the design, manufacture, assembly, marketing and sale of Climate Control Systems for the cooling, dehumidification, drying, heating, ventilation and microbe reduction markets (the "Box Business"). ICC will also own, through I Partner, a 20% passive investment interest in Wheel LP, as a limited partner. Wheel LP will be managed and operated by Engelhard through its wholly-owned subsidiary, E Partner, and will retain and operate that portion of the Partnership's business consisting of the design, manufacture, assembly, marketing and sale of products fabricated from honeycomb substrates and any and all rotor or wheels or similar products used in Climate Control Systems (the "Wheel Business"). See "THE PROPOSED RESTRUCTURING." The rights of the Stockholders of ICC will not be affected by, nor will the Stockholders receive any property of any kind as a result of, the Master Agreement or the consummation of the Restructuring contemplated thereby.

         The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Special Meeting, including: (i) matters which the Company's Board of Directors does not know are to be presented a reasonable time before proxy solicitation; and (ii) matters incidental to the conduct of the Special Meeting.

         The Board of Directors is not currently aware of any matters (other than procedural matters) which will be brought before the Special Meeting and which are not referred to in the enclosed notice of meeting. If any such matters are properly brought before the Special Meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

         Any Stockholder who executes and returns a proxy may revoke it by submitting a written revocation to the Secretary of ICC at any time before the proxy is exercised, by submitting another duly executed proxy with a later date, or by appearing and voting in person at the Special Meeting.

         Any initially capitalized term not otherwise defined in this Proxy Statement shall have the meaning given to such term as set forth on Exhibit "A" to this Proxy Statement which is incorporated herein by reference.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300,

New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information filed by the Company is also available on the Internet at the Commission's World Wide Web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference into this Proxy
Statement: (i) the Company's Annual Report on Form 10-K for the Year ended December 31, 1996, which incorporates by reference certain portions of its definitive Proxy Statement dated April 28, 1997 distributed to the Company's Stockholders in connection with the Annual Meeting of Stockholders held on June 5, 1997; (ii) the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1997; (iii) the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997; (iv) the Company's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1997; and (v) the Company's Current Report on Form 8-K dated August 27, 1997.

         All documents filed by ICC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Special Meeting, and any adjournment or adjournments thereof, shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein.

         Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes any such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         This Proxy Statement incorporates documents by reference that are not presented herein or delivered herewith. ICC hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement has been delivered, on written or oral request of any such person, a copy of any and all of the documents referred to above that have been or may be incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Documents relating to ICC are available upon request from ICC Technologies, Inc., 330 South Warminster Road, Hatboro PA 19040, Attention:
Manfred Hanuschek, Chief Financial Officer and Treasurer, (215) 682-6600.

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

         Except for historical matters contained herein, the matters discussed in this Proxy Statement are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties which may affect the Company's business, financial position and prospects and cause actual results to differ materially from these forward-looking statements. The assumptions and risks include sufficient funds to finance working capital and other financing requirements of the Company, market acceptance of the Partnership's products, dependence on proprietary technology, competition in the air conditioning industry and other assumptions and risks set forth in the Company's filings with the Securities and Exchange Commission.

                                TABLE OF CONTENTS


                                                                                                                  Page
                                                                                                                  ----

SUMMARY..............................................................................................................1
   The Special Meeting...............................................................................................1
   The Proposed Restructuring Of E/ICC...............................................................................2
   Certain Related Agreements........................................................................................5
   Management of ICC.................................................................................................7

SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA OF ICC...................................................10

THE SPECIAL MEETING.................................................................................................11
   Date, Time and Place.............................................................................................11
   Matters to be Considered at the Special Meeting..................................................................11
   Recommendations of ICC's Board of Directors......................................................................12
   Votes Required; Record Date......................................................................................12
   Voting Proxies; Revocability of Proxies..........................................................................12
   No Dissenters' Rights of Appraisal...............................................................................13

OVERVIEW OF THE BUSINESS OF ICC AND E/ICC...........................................................................14
   The Company......................................................................................................14
   The Partnership..................................................................................................16

OVERVIEW OF THE BUSINESS OF ENGELHARD...............................................................................22

THE PROPOSED RESTRUCTURING..........................................................................................23
   General..........................................................................................................23
   Background and Reasons for the Restructuring.....................................................................23
   Basic Terms of the Master Agreement..............................................................................27
   Basic Terms of the Contribution Agreement........................................................................31
   Basic Terms of the E/ICC Purchase and Sale Agreement.............................................................33
   The Box and Wheel Partnerships...................................................................................33
   Basic Terms of the Box LP Limited Partnership Agreement..........................................................33
      Formation; Partners...........................................................................................33
      Name and Location.............................................................................................33
      Partnership Business..........................................................................................33
      Management of Box LP..........................................................................................34
      Term of Partnership...........................................................................................34
      Capital Contributions.........................................................................................34
      Allocation of Items of Partnership Income, Gain, Loss, Deduction and Credit...................................34
      Distributions.................................................................................................34
      Partner Loans.................................................................................................34
      ICC's Option..................................................................................................34
      Limited Liability.............................................................................................35

      Books and Records; Financial Reports..........................................................................35
      Tax Returns and Information...................................................................................35
      Transfer by Partners..........................................................................................35
      Termination of the Partnership................................................................................36
      Indemnification of Partners...................................................................................36
   Basic Terms of the Wheel LP Limited Partnership Agreement........................................................36
      Formation; Partners...........................................................................................36
      Name and Location.............................................................................................36
      Partnership Business..........................................................................................36
      Management of Wheel LP........................................................................................36
      Term of Partnership...........................................................................................37
      Capital Contributions.........................................................................................37
      Allocation of Items of Partnership Income, Gain, Loss, Deduction and Credit...................................37
      Distributions.................................................................................................37
      Partner Loans.................................................................................................37
      Engelhard's Option............................................................................................37
      Limited Liability.............................................................................................38
      Books and Records; Financial Reports..........................................................................38
      Tax Returns and Information...................................................................................38
      Transfer by Partners..........................................................................................38
      Termination of the Partnership................................................................................39
      Indemnification of Partners...................................................................................39
   Certain Related Agreements.......................................................................................39
   Business of ICC and E/ICC Pending Closing........................................................................43
   Business of ICC after Closing....................................................................................43
   Business of ICC in the Event the Restructuring is not Closed.....................................................44
   Accounting Treatment.............................................................................................44
   Federal Income Tax Consequences..................................................................................44

COMPARATIVE PER SHARE DATA OF ICC CAPITAL STOCK.....................................................................46

MARKET PRICE OF ICC STOCK PRIOR TO
ANNOUNCEMENT OF THE RESTRUCTURING...................................................................................46

ICC UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS...........................................................47
   Introduction.....................................................................................................47
   PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 1997 (UNAUDITED)........................................48
   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
   THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED).............................................................50
   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
   THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED).....................................................................51
   Notes to Unaudited Pro Forma Consolidated Financial Statements...................................................52

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.....................................................................55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS......................................................................56

EXPERTS.............................................................................................................57

REGULATORY REQUIREMENTS.............................................................................................57


EXHIBITS:

A.       Glossary of Terms Used in This Proxy Statement.

B. Master Agreement, by and among ICC, ICC Investment, L.P., ICC Desiccant Technologies, Inc., and Engelhard Corporation, Engelhard DT, Inc., and Engelhard/ICC.

C.       Contribution Agreement between Engelhard/ICC and Fresh Air Solutions,
         L.P.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement and the Exhibits hereto.

THE SPECIAL MEETING

         General. The Special Meeting of the Stockholders of ICC will be held at 330 South Warminster Road, Hatboro, Pennsylvania 19040 on February 23, 1998 at 10:00 a.m., local time. See "THE SPECIAL MEETING."

         Matters to be Considered at the Special Meeting. At the Special Meeting, the Stockholders of ICC Common Stock will consider and vote upon:

         1. To approve a Master Agreement by and among ICC, Engelhard Corporation ("Engelhard") and Engelhard/ICC, a joint venture owned equally by ICC and Engelhard ("E/ICC"), which provides in substance for:

                  (a) the division of E/ICC into two separate operating limited partnerships, one to manufacture and market complete, active Climate Control Systems ("Box LP"), and the other to manufacture and market the heat-exchange and desiccant coated wheel-shaped rotors that are components of the Climate Control Systems ("Wheel LP"); and

                  (b) the exchange by ICC and Engelhard of certain of their respective interests in each partnership and the payment by Engelhard to ICC of approximately $18,600,000, such that after the exchanges:

                           (i)  ICC will own 90% of Box LP and 20% of
                                Wheel LP; and

                           (ii) Engelhard will own 80% of Wheel LP and 10% of
                                Box LP (the "Restructuring"), all as more fully described in this proxy statement.

         ALL OF THE DIRECTORS OF ICC HAVE VOTED FOR AND APPROVED ITEM 1. AND RECOMMEND A VOTE FOR APPROVAL OF THE FOREGOING ACTION BY THE STOCKHOLDERS ENTITLED TO VOTE.

         Vote Requirements; Revocability. The approval of each matter to be brought before the Special Meeting will require the affirmative vote of the holders of a majority of the voting power of all the outstanding shares of ICC Common Stock. The presence at the Special Meeting, in person or by properly executed proxy, of the holders of a majority of the voting power of all the shares of Common Stock is necessary to constitute a quorum at the Special Meeting. The directors and executive officers of ICC holding an aggregate of approximately 21% of the outstanding shares of ICC Common Stock have indicated that they intend to vote all of their shares for approval of the Master Agreement and the Restructuring of E/ICC pursuant to the terms thereof. For the purpose of determining the number of votes cast at the Special Meeting, those votes cast "For" or "Against" will be counted. In addition, if no instructions are indicated for a matter which will be brought before the Special Meeting, such proxies will be voted for approval of such matter. Indication of "ABSTENTION" will be counted only for purposes of determining whether a quorum is present at the Special Meeting. Therefore, a properly executed proxy marked "ABSTENTION" will have the same effect as a vote against approval of the matters brought before the meeting. See "THE SPECIAL MEETING - Votes Required; Record Date."

         Record Date. The Board of Directors of ICC has fixed January 27, 1998 as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the Special Meeting.

         No Dissenters' Rights of Appraisal. PURSUANT TO THE GENERAL CORPORATION LAW OF DELAWARE, ANY STOCKHOLDER OF ICC WHO OBJECTS TO THE MASTER AGREEMENT AND THE RESTRUCTURING OF ICC'S INTEREST IN E/ICC PURSUANT TO THE TERMS OF THE MASTER AGREEMENT WILL NOT BE ENTITLED TO ANY DISSENTER'S RIGHTS AND WILL NOT RECEIVE ANY PAYMENT IN CONNECTION WITH HIS OR HER STOCK.

         STOCKHOLDERS SHOULD NOT TRANSMIT ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

THE PROPOSED RESTRUCTURING OF E/ICC

         The Master Agreement and Restructuring Transactions. ICC and Engelhard each owns, indirectly, a 50% general partner interest in Engelhard/ICC, which was formed in February 1994 to design, manufacture and sell desiccant air conditioners and desiccant and heat-exchange wheel components for the dehumidification and cooling markets, the industrial drying/dehumidification market and the air conditioning and microbe reduction market for health care facilities (the "Partnership Business"). In connection with the formation of the Partnership, (i) ICC transferred substantially all of its assets to E/ICC in exchange for a 50% interest in E/ICC, and (ii) Engelhard contributed certain cash and credit support and entered in a supply agreement to provide E/ICC with certain desiccants materials in exchange for a 50% interest in the Partnership. See "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC."

         Although the formation of E/ICC served to enhance in numerous respects the development of the Box Business and the Wheel Business, the Company and Engelhard believe that they have derived a great many of the benefits for which the Partnership was formed and that the growth of the Box Business and Wheel Business could best be served at this time by separating those businesses and operating them as independent entities. ICC desires to focus primarily on the Box Business, while Engelhard desires to devote its entire focus to being a supplier of desiccant and heat exchange wheel-shaped rotors. See "THE PROPOSED RESTRUCTURING - Background and Reasons for the Restructuring." Accordingly, ICC and Engelhard have determined to effect a restructuring of E/ICC, and to that end, E/ICC, Engelhard, ICC and their respective wholly-owned subsidiaries have entered into that certain Master Agreement dated November 17, 1997 pursuant to which, among other things, E/ICC will transfer all of its assets, including the lease and leasehold improvements in E/ICC's facility in Hatboro, Pennsylvania, and liabilities related to the Box Business to a newly formed limited partnership, Fresh Air Solutions, L.P. (sometimes referred to hereinafter as "Box LP") in accordance with the terms of a Contribution Agreement dated November 17, 1997 between

E/ICC and Box LP (the "Contribution Agreement"). Upon the Closing of the Master Agreement, I Partner, a wholly-owned subsidiary of ICC, will be the sole general partner of Box LP with a 1% general partner interest and will also be a limited partner of Box LP with an 89% limited partner interest. E Partner, a wholly-owned subsidiary of Engelhard, will be the other limited partner of Box LP with a 10% limited partner interest. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Master Agreement" and "THE PROPOSED RESTRUCTURING -- Basic Terms of the Contribution Agreement."

         E/ICC will retain those assets and liabilities related to the Wheel Business and will be converted into a limited partnership under the laws of the State of Delaware (referred to hereinafter as "Wheel LP"). Immediately prior to such conversion, I Partner will assign 60% of its interest in E/ICC (30% of the aggregate partner interest in the Partnership) to a newly-formed limited partnership, ICC Investment LP, an Affiliate of ICC, which will sell such interest to E Partner for $18.6 million at Closing pursuant to the terms of an E/ICC Purchase and Sale Agreement dated November 17, 1997 between E Partner and ICC Investment LP (the "E/ICC Purchase and Sale Agreement"). See "THE PROPOSED RESTRUCTURING - Basic Terms of the E/ICC Purchase and Sale Agreement." As a result of the Restructuring, Engelhard's wholly-owned subsidiary, E Partner, will be the sole general partner of Wheel LP with a 1% general partner interest and will also be a limited partner of Wheel LP with a 79% limited partner interest. I Partner will be the other limited partner of Wheel LP with a 20% limited partner interest. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Master Agreement."

         In determining the fairness of the transactions contemplated by the Master Agreement to the Company's Stockholders, the Board of Directors examined, among other things, E/ICC's and ICC's current business and financial positions, including the ability to fund future operating needs, business strategy and prospects, including the potential value to Stockholders of ICC of separating the Box Business and Wheel Business, the market outlook for the Box Business and Wheel Business, the market price of ICC's Common Stock, the advantages and disadvantages experienced by ICC in having Engelhard as a partner in the current Partnership structure, the importance of having control over the management of the Box Business and certain other factors which it deemed relevant to its deliberations, none of which was material either individually or in the aggregate. Based upon those factors, the Company entered into "arms length" negotiations with Engelhard and entered into an agreement which it deems to be fair, reasonable and in the best interests of the Company's Stockholders. Neither Engelhard nor ICC engaged an investment banking firm to value the businesses during or in furtherance of their negotiations of the Restructuring, but subsequent to the establishment of the principal terms of the Restructuring by the parties, the Company engaged a private investment bank for the sole purpose of assisting it in determining the fair market values of the Box and Wheel Businesses for financial reporting purposes. See "THE PROPOSED RESTRUCTURING - Background and Reasons for the Restructuring."

         The Master Agreement provides for customary warranties and representations of both parties. The transaction, which is subject to approval by the Stockholders of ICC, is required to be closed ("Closing") on or before March 31, 1998, unless another date is mutually agreed-upon. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Master Agreement."

         Business of ICC after Closing; Effect on Stockholders. Following the Closing of the Restructuring under the Master Agreement, ICC would remain principally a holding company. ICC would operate the Box Business of Box LP through ICC's wholly-owned subsidiary, I Partner, which would be the sole general partner with complete management control and ownership of a 90% interest in Box LP. ICC would also hold a passive 20% limited partner interest in Wheel LP. ICC may enter any other business it deems appropriate, whether or not related to the Box Business, except that it may not be a reseller of wheel-shaped rotors acquired under the Rotor Supply Agreement with Wheel LP other than as a component in the production and sale of Climate Control Systems or in other limited circumstances. See "THE PROPOSED RESTRUCTURING - Certain Related Agreements." Presently, although ICC is exploring the possibility of pursuing other ventures, to date it has not entered into any agreements or commitments to engage in any other activities following the Closing under the Master Agreement. See "THE PROPOSED RESTRUCTURING - Business of ICC after Closing."

         In the event that the Master Agreement and Restructuring of E/ICC is not consummated for any reason, including failure to obtain approval from the Stockholders of ICC, E/ICC will remain in effect, and ICC will continue to own a 50% general partner interest therein, subject to the terms of the current General Partnership Agreement dated February 7, 1994 between I Partner and E Partner (the "Partnership Agreement"). See "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC" and "THE PROPOSED RESTRUCTURING - Business of ICC in the Event the Restructuring is not Closed."

         The Box LP Limited Partnership. The Fresh Air Solutions, L.P. Limited Partnership Agreement (the "Box LP Limited Partnership Agreement"), which shall govern the operation of Box LP, a newly-formed Pennsylvania limited partnership, provides that: (i) Box LP will be managed solely by I Partner, a wholly-owned subsidiary of ICC, without interference by Engelhard or any of its Affiliates;
(ii) any investments of property or cash in Box LP by ICC or its Affiliates shall not dilute E Partner's percentage interest in Box LP, (iii) the general partner and its Affiliates may make loans to Box LP which loans, together with interest, shall be taken into account in determining the fair market value of Box LP for purposes of I Partner's buyout option discussed below; and (iv) I Partner shall have an option, to be exercisable on January 1, 2004, to acquire 100% of E Partner's interest in Box LP at a price equal to 95% of the fair market value of Box LP on the date of exercise of the option multiplied by E Partner's percentage interest in Box LP. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Box LP Limited Partnership Agreement."

         The Wheel LP Limited Partnership. Pursuant to the Master Agreement, E/ICC shall be converted into a Delaware limited partnership, and a Wheel LP Limited Partnership Agreement (the "Wheel LP Limited Partnership Agreement") shall govern the operation of Wheel LP. The Wheel LP Limited Partnership Agreement is substantially similar to the Box LP Limited Partnership Agreement and provides that: (i) Wheel LP will be managed solely by E Partner, a wholly-owned subsidiary of Engelhard, without interference by ICC or any of its Affiliates; (ii) any investments of property or cash in Wheel LP by Engelhard or its Affiliates shall not dilute I Partner's percentage interest in Wheel LP;
(iii) the general partner and its Affiliates may make loans to Wheel LP which loans, together with interest, shall be taken into account in determining the fair market value of Wheel LP for purposes of E Partner's buyout option discussed below; and (iv) E Partner shall have an option, to be exercisable on January 1, 2004, to acquire 100% of I Partner's interest in Wheel LP at a price equal to 95% of the fair market value of Wheel LP on the date of exercise of the option multiplied by I Partner's percentage interest in Wheel LP. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Wheel LP Limited Partnership Agreement."

Certain Related Agreements

         Rotor Supply Agreement. In connection with the Master Agreement, Engelhard and Wheel LP will enter into a Rotor Supply Agreement (the "Rotor Supply Agreement") with Box LP at Closing. Pursuant to the Rotor Supply Agreement, Wheel LP shall supply Box LP's total requirements for heat-exchange and desiccant wheel-shaped rotors. In turn, Box LP shall be obligated to purchase its total requirements for heat-exchange and desiccant wheel-shaped rotors from Wheel LP. All wheel-shaped rotors purchased under the Rotor Supply Agreement will be sold at prices which are lower than the best prices Wheel LP will offer its other customers for such rotors. The term of the Rotor Supply Agreement will be fifteen (15) years from Closing.

         Cassette Supply Agreement. Pursuant to the Master Agreement, Box LP and Wheel LP will enter into the Cassette Supply Agreement (the "Cassette Supply Agreement") at Closing, whereby Box LP will supply Wheel LP with Cassettes, which consist of a sheetmetal or other structure that holds a rotor, coated or uncoated with ETS(TM), supported by casters or a hub, which itself consist of seals, drive motor, belt and other components required to conduct heat or mass transfer, as currently designed and with any modifications to such design made within twelve months from Closing. Cassettes sold under this agreement will be at prices which are more favorable to Wheel LP than to other customers of Box LP for such products. The term of the Cassette Supply Agreement will be five (5) years from Closing.

         Sensor Supply Agreement. In connection with the Master Agreement, Engelhard Sensor Technologies, Inc., which is a subsidiary of Engelhard ("Sensor Technologies"), will enter into a Sensor Supply Agreement ("Sensor Supply Agreement") with Box LP at Closing, pursuant to which Sensor Technologies will sell certain humidity and dew point infrared sensors that are manufactured by Sensor Technologies to Box LP for use in the Box Business. The price to be paid for such products shall be more favorable to Box LP than the price offered by Sensor Technologies to its other customers for such products. The term of the Sensor Supply Agreement will be five (5) years from Closing.

         Substrate Supply Agreement. In connection with the Master Agreement, Wheel LP will enter into a Substrate Supply Agreement (the "Substrate Supply Agreement") with Engelhard at Closing, pursuant to which Wheel LP will supply Engelhard's total requirements for substrates and related materials. Such substrates or related materials will be sold to Engelhard at prices which are more favorable to Engelhard than to other customers of Wheel LP for such products.

         Desiccant Supply Agreement Novation. As part of the Restructuring, at Closing Engelhard, E/ICC and Wheel LP will execute a Novation relating to that certain Supply Agreement dated February 7, 1994 between Engelhard and E/ICC for the supply of desiccant materials (the "Desiccant Supply Agreement"). The effect of this Novation will be that, effective after the Restructuring, the Desiccant Supply Agreement will be between Engelhard and Wheel LP on the same terms and conditions set forth in the original Desiccant Supply Agreement. Thus, Wheel LP will be obligated to purchase exclusively from Engelhard all desiccant or drying materials or agents used in any adsorption system that Wheel LP may require in connection with the conduct of the Wheel Business, subject to a "competitive offer" provision which will enable Wheel LP to purchase from third parties similar products at such prices, if available, subject to certain conditions. In turn, Engelhard will be obligated to sell to Wheel LP its total requirements for such products. For a discussion of the terms of the Desiccant Supply Agreement, see "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC - The Partnership."

         Box Technology License Agreement. In connection with the Master Agreement, Box LP will enter into the Box Technology License Agreement (the "Box Technology License") with Wheel LP at Closing, pursuant to which Box LP will grant to Wheel LP a nonexclusive, royalty free, world-wide, perpetual license, with the further right to sublicense, to all technology relating to the Box Business which is owned by Box LP, and all improvements to such technology that are conceived by employees of Box LP and are subject to patents or patent applications filed within twelve (12) months after execution of the Box Technology License, other than improvements used solely on Gas Platform systems. Wheel LP may, however, only use such technology in the Box Business and businesses ancillary or reasonably related to the Box Business.

         Wheel Technology License Agreement. In connection with the Master Agreement, Box LP and Wheel LP shall enter into the Wheel Technology License Agreement (the "Wheel Technology License") at Closing, pursuant to which Wheel LP will grant Box LP a nonexclusive, royalty free, world-wide, perpetual license with the further right to sublicense, for technology specifically covered by certain patents relating to the Wheel Business and owned by Wheel LP (which will not include Hexcel's proprietary process utilized in manufacturing the small cell, honeycomb substrate material used to make E/ICC's rotors which will be licensed to Wheel LP following the Closing) and any improvements to such technology conceived by employees or representatives of Wheel LP that are subject to patents or patent applications within the twelve (12) month period after the signing of the agreement. Box LP may, however, utilize such technology only in connection with the Box Business and businesses ancillary or reasonably related to the Box Business.

         E/ICC License Agreement. In connection with the Master Agreement, Box LP shall enter into the E/ICC License Agreement (the "E/ICC License") with Engelhard at Closing, pursuant to which Engelhard shall grant Box LP a non-exclusive, royalty free license to use the name "Engelhard" as part of the "Engelhard/ICC" mark. The E/ICC License shall commence on the Closing and shall terminate two and one half years thereafter. If Box LP uses the "Engelhard/ICC" mark in writing for any purpose (except for use on products produced by Box LP, product packaging material or existing signage at Box LP's Hatboro facility), such use shall be accompanied with a notation that Engelhard Corporation is a 10% passive investor in Box LP and is in no way involved in the business, operations, management or control of Box LP.

         Referral Agreement. In connection with the Master Agreement, Wheel LP will enter into a Referral Agreement (the "Referral Agreement") with Box LP at Closing, whereby Box LP will sell Climate Control Systems to customers referred to it by Wheel LP in order to assist Wheel LP in generating interest in the purchase of rotors by such customers. Climate Control Systems shall be sold pursuant to the Referral Agreement on the same pricing, payment and invoice terms as in effect from time to time by Box LP for its wholesale customers. Additionally, Wheel LP will be able to have continued, unhindered access to each customer after consummation of any sale effected in accordance with this Referral Agreement but will in no event be entitled to a commission for any sale thereunder. Wheel LP specifically acknowledges in the Referral Agreement that sales to customers it refers to Box LP shall be limited in nature.

         General Releases. At Closing, Engelhard, E Partner and Sensor Technologies shall enter into a General Release, under which the Company, I Partner, ICC Investment LP and E/ICC will be released from any claims and liability related to any matter, including the management of E/ICC and the matters at issue in the litigation between such parties related to Engelhard's acquisition of Telaire Systems, Inc. (the "Released Claims"). In addition, E/ICC shall enter into a General Release of Engelhard, E Partner, Sensor Technologies, Telaire Systems, Inc., ICC, ICC Investment LP and I Partner for any and all Released Claims. Finally, ICC, ICC Investment LP and I Partner shall execute a General Release of Engelhard, E Partner, Sensor Technologies, Telaire Systems, Inc. and E/ICC for any and all Released Claims.

         For a more comprehensive discussion of the above-described Related Agreements, see "THE PROPOSED RESTRUCTURING - Certain Related Agreements."

MANAGEMENT OF ICC

         At the Company's Board of Directors meeting held on November 18, 1997, the Board elected current Board member William A. Wilson, former Chief Executive Officer of Carrier Corporation, as President and Chief Executive Officer of the Company. Mr. Wilson succeeds Irwin L. Gross who will remain as Chairman of the Board of Directors of the Company. In addition, the Company has implemented other management changes, none of which are material either individually or in the aggregate, in preparation of the Company's becoming a stand-alone manufacturer of Climate Control Systems upon consummation of the Partnership Restructuring. See "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC - The Company."

ICC'S EXPOSURE TO ASIAN ECONOMIC PROBLEMS

         The Company is focused primarily on the American, Japanese and Korean markets. Recently, the Japanese and Korean economies have been experiencing sharply lower economic growth than had been previously been enjoyed by such countries, and commensurate with such decline in economic growth, the Japanese yen and Korean won have depreciated significantly against the U.S. dollar. The impact of these economic developments is that products produced in America, such as E/ICC's Climate Control Systems, have become more expensive in Japan and Korea as the currencies in those countries become less valuable in comparison to the U.S. dollar and that potential consumer and commercial purchasers of the Company's products have less money to spend on new Climate Control Systems. However, the Company believes that, because its sales in Japan and Korea are still limited, its current financial condition will not be materially adversely affected by the economic difficulties of those countries in the near-term. For a more comprehensive discussion of the Company's exposure to Asian economic difficulties, see "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC - The Company."

ACCOUNTING TREATMENT

         The acquisition of the partnership interests in Box LP by ICC will be accounted for under the purchase method of accounting. For the reasons discussed later in this Proxy Statement, the non-monetary considerations exchanged for the ownership interests in Box LP and Wheel LP were based upon the recorded amounts. See "THE PROPOSED RESTRUCTURING - Accounting Treatment."

FEDERAL INCOME TAX CONSEQUENCES

         In evaluating the consequences of the transactions described in this Proxy Statement under the Internal Revenue Code of 1986, as amended, the Company has come to believe that E/ICC's transfer of certain of its assets, subject to certain liabilities, to Box LP will constitute a tax free division of the partnership. The Company also believes that the subsequent distribution by E/ICC of its entire limited partnership interest in Box LP to I Partner and E Partner will be tax free. Further, the distribution of assets by E/ICC to Box LP will cause I Partner and E Partner's basis in their respective partnership interests in E/ICC to be reduced by the adjusted basis of the assets distributed, but not below zero. The reduction in liabilities as the result of the transfer to Box LP is treated as a distribution of money, which could cause recognition of gain. The Company believes that some gain may be recognized as a result thereof.

         In addition, the Company believes that I Partner's transfer of a portion of its interest in E/ICC to ICC Investment LP and ICC Investment LP's subsequent transfer of such interest to E Partner will constitute a sale of such interest to E Partner. The sale will produce gain to ICC Investment LP, and through its ownership of ICC Investment LP and its partners, ICC will report such gain to the extent that the cash consideration exceeds the adjusted tax basis of the partnership interest sold to E Partner. The Company believes that some of the gain may be ordinary income if the partnership owns unrealized receivables or inventory items. Conversely, the Company believes that the conversion of E/ICC into a limited partnership interest is not considered an exchange of a partnership interest, and therefore no gain or loss results. In addition, the partners' bases and holding periods in their partnership interests will not be affected. For a more detailed discussion of the tax consequences of the proposed Restructuring, see "THE PROPOSED RESTRUCTURING - Federal Income Tax Consequences."

         THE RIGHTS OF STOCKHOLDERS OF ICC WILL NOT BE AFFECTED BY THE CONSUMMATION OF THE MASTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER, NOR WILL THE STOCKHOLDERS RECEIVE ANY PROPERTY OF ANY KIND AS A RESULT OF, OR IN CONNECTION WITH, THE CONSUMMATION OF THE MASTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         The following charts show the organizational structure of the entities before and after the consummation of the proposed Restructuring.

Organizational Structure before Restructuring:

                        ICC Technologies, Inc.                            Engelhard Corporation
                       (Delaware corporation)                            (Delaware corporation)

                            100% Interest                                     100% Interest

                       ICC Desiccant Technologies,                         Engelhard Desiccant
                                 Inc.                                       Technologies, Inc.
                        (Delaware corporation)                           (Delaware corporation)

                             50% Interest                                      50% Interest


                                                       Engelhard/ICC
                                                   (Pennsylvania general
                                                        partnership)



Organizational Structure after Restructuring:

                         ICC Technologies, Inc.                           Engelhard Corporation
                        (Delaware corporation)                           (Delaware corporation)

                            100% Interest                                     100% Interest



                       ICC Desiccant Technologies,                        Engelhard Desiccant
                                  Inc.                                    Technologies, Inc.
                        (Delaware corporation)                           (Delaware corporation)


                              1% GP Interest                                    1% GP Interest
                             89% LP Interest                                   79% LP Interest

                                     10% LP Interest                   20% LP Interest

                          Fresh Air Solutions, LP                               Wheel LP
                                 (Box LP)                             (Delaware limited partnership)
                       (Delaware limited partnership)

        SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA OF ICC

         The historical selected financial data of the Company for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 have been derived from consolidated financial statements that have been audited by the Company's Independent Accountants, whose report thereon includes an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern. There were no cash dividends paid to the holders of Common Stock in any of these years. The data should be read in conjunction with the Company's financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

       (All amounts expressed in dollars excepted weighted average shares outstanding)

                                                                 HISTORICAL
                             ---------------------------------------------------------------------------------
                                For the
                              nine months
                                 ended
                             September 30,                      For the Year Ended December 31,
                             ---------------------------------------------------------------------------------
Income statement data:            1997(1)       1996(1)       1995(1)       1994(1)      1993          1992
                                  ----          ----          ----          ----         ----          ----
Revenues(2)                   $  411,897    $  688,411    $  362,153    $  162,285   $1,216,032    $  962,185

Expenses(3)                    6,052,614     7,843,020     6,685,526     4,553,367    5,273,884     3,529,058

Net Loss                      (5,640,717)   (7,154,609)   (6,323,373)   (4,391,082)  (4,057,852)   (2,566,873)

Cumulative Preferred Stock
Dividend Requirement                   0       (49,655)     (301,413)     (227,750)    (261,500)     (241,938)

Net loss applicable to
Common Stockholders           (5,640,717)   (7,204,264)   (6,624,786)   (4,618,832)  (4,319,352)   (2,808,811)

Loss per Common
Share                               (.26)         (.35)         (.47)         (.41)        (.51)         (.47)

Weighted average
Shares Outstanding            21,304,645    20,322,952    14,072,867    11,390,981    8,550,852     5,978,505



                                      UNAUDITED
                                      PRO FORMA
                           -------------------------------
                           For the nine       For the Year
                           months ended          ended
                           September 30,      December 31,
                           -------------------------------
Income statement data:          1997(4)           1996(4)
                                ----              ----
Revenues(2)                 $ 6,063,018       $ 6,807,335

Expenses(3)                  15,992,880        19,293,603

Net Loss                     (9,929,862)      (12,486,268)

Cumulative Preferred Stock
Dividend Requirement                  0           (49,655)

Net loss applicable to
Common Stockholders          (9,929,862)      (12,535,923)

Loss per Common
Share                             (0.47)             (.61)

Weighted average
Shares Outstanding            21,304,645       20,322,952



                                                                                                              UNAUDITED
                                                               HISTORICAL                                     PRO FORMA
                          ------------------------------------------------------------------------------------------------
                              As of                                                                             As of
                          September 30,                         As of December 31,                           September 30,
                          ------------------------------------------------------------------------------------------------
Balance sheet data:           1997(1)       1996(1)      1995(1)       1994(1)       1993         1992            1997(5)
                              ----          ----         ----          ----          ----         ----            ----
Total Assets               $7,057,485   $12,250,865   $4,796,426    $2,397,522   $2,564,302   $  997,632      $35,378,702

Working Capital (Deficit)   4,387,986     9,661,805    1,827,797     1,072,485    1,206,700     (416,301)      25,088,161

Long Term Obligations               0             0            0       150,000      650,000      300,000          207,624

Total Liabilities           2,416,391     2,179,467    3,262,614       426,782    1,520,631    1,458,648        6,498,038

Stockholders' Equity        4,641,094    10,071,398    1,533,812     1,970,740    1,043,671     (461,016)      28,561,018
(Deficit)

Book Value per Share of
Common Stock Outstanding         0.22          0.47         0.10          0.16         0.10        (0.07)            1.33


(1) On February 7, 1994, the Company transferred its desiccant-based Climate Control Systems business in exchange for a 50% interest in E/ICC.

(2) Revenues consist of interest income and other income. For pro forma periods presented and periods presented prior to the formation of E/ICC on February 7, 1994, revenues include sale of equipment.

(3) Expenses consists of equity interest in net loss of investee, operating expenses and interest expense. For pro forma periods presented and periods presented prior to the formation of E/ICC on February 7, 1994, expenses also include cost of goods sold and minority interest.

(4) The pro forma consolidated financial information is presented to illustrate the effect of the restructuring of the Partnership, pursuant to the Master Agreement, on the Company's results of operations as if it occurred on January 1, 1996. Refer to the unaudited Pro Forma Consolidated Financial Statements appearing in this Proxy Statement.

(5) The pro forma consolidated financial information is presented to illustrate the effect of the restructuring of the Partnership, pursuant to the Master Agreement, or the Company's financial position as if it occurred September 30, 1997. Refer to the unaudited Pro Forma Consolidated Financial Statements appearing in this Proxy Statement.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE

         This Proxy Statement is being furnished to holders of ICC Common Stock in connection with the solicitation of proxies by the Board of Directors of ICC for use at the Special Meeting to be held on February 23, 1998 at 330 South Warminster Road, Hatboro, Pennsylvania 19040, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

         This Proxy Statement and the accompanying forms of proxy are first being mailed to Stockholders of ICC on or about February 3, 1998.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Special Meeting, holders of ICC Common Stock will consider and vote upon:

         (i) the approval of a Master Agreement by and among ICC, Engelhard Corporation ("Engelhard") and Engelhard/ICC, a joint venture owned equally by ICC and Engelhard ("E/ICC"), which provides in substance for:

                  (a) the division of E/ICC into two separate operating limited partnerships, one to manufacture and market complete, active Climate Control Systems ("Box LP"), and the other to manufacture and market the heat-exchange and desiccant coated wheel-shaped rotors that are components of the Climate Control Systems ("Wheel LP"); and

                  (b) the exchange by ICC and Engelhard of certain of their respective interests in each partnership and the payment by Engelhard to ICC of approximately $18,600,000, such that after the exchanges:

                           (i)       ICC will own 90% of Box LP and 20% of
                                     Wheel LP; and

                           (ii) Engelhard will own 80% of Wheel LP and 10% of Box LP (the "Restructuring"),

                  all as more fully described in this proxy statement.

See "THE PROPOSED RESTRUCTURING;" and "VOTING SECURITIES AND
PRINCIPAL HOLDERS THEREOF;"

         As of the date of this Proxy Statement, the management of ICC knows of no matters to be brought before the Special Meeting other than the matters referred to herein. If, however, further business is presented, the proxy holders will act in accordance with their best judgment.

RECOMMENDATIONS OF ICC'S BOARD OF DIRECTORS

         All of the directors of ICC have voted for and approved item (i) above and recommend a vote for approval of the foregoing action by the Stockholders of ICC entitled to vote.

VOTES REQUIRED; RECORD DATE

         The Board of Directors of ICC has fixed January 27, 1998 as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only holders of record of Common Stock on the Record Date will be entitled to vote at the Special Meeting. As of the Record Date, there were 21,453,771 shares of ICC Common Stock outstanding and entitled to vote, held by 11,123 holders of record, including 4,540,671 shares of Common Stock held by directors and executive officers of ICC who have agreed with ICC to vote in favor of approving the Master Agreement and the Restructuring of ICC's interest in E/ICC. Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share on all matters properly submitted for the vote of Stockholders. The presence at the Special Meeting, in person or by properly executed proxy, of the holders of a majority of the voting power of all the shares of Common Stock is necessary to constitute a quorum at the Special Meeting. For the purpose of determining the number of votes cast at the Special Meeting, those cast "For" or "Against" will be counted. In addition, if no instructions are indicated for a matter which will be brought before the Special Meeting, such proxies will be voted for approval of each such matter. Indication of "ABSTENTION" will be counted only for purposes of determining whether a quorum is present at the Special Meeting. Therefore, a properly executed proxy marked "ABSTENTION" will have the same effect as a vote against approval of the matters brought before the meeting. See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF."

         The approval of each matter to be brought before the Special Meeting will require the affirmative vote of the holders of a majority of the voting power of all the outstanding shares of ICC Common Stock as of the Record Date.

VOTING PROXIES; REVOCABILITY OF PROXIES

         This Proxy Statement is being furnished to ICC Stockholders in connection with the solicitation of proxies by and on behalf of the Board of Directors for use at the Special Meeting. All shares of Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted for approval of all the matters which will be brought before the Special Meeting and for which no instructions are indicated.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of ICC, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of ICC before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent and delivered to ICC Technologies, Inc., 330 South Warminster Road, Hatboro, PA 19040, Attention: Albert Resnick, Secretary, or hand delivered to the Secretary of ICC at or before the taking of the vote at the Special Meeting.

         In addition to solicitation by use of the mail, proxies may be solicited by directors, officers and employees of ICC in person, or by telephone, telegram, facsimile or other means of communication and also by any proxy solicitation firm, organization or person engaged for that purpose. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out of pocket expenses in connection with such solicitation. Further, the Company has engaged the firm of Morrow & Company to aid in the solicitation of proxies, for which such firm will be paid a fee of $6,000, plus reimbursement of out-of-pocket expenses. ICC will also pay the fees and expenses of its counsel, accountants and financial advisors in connection with the preparation of this Proxy Statement. ICC will bear all costs associated with mailing the Proxy Statement and all other fees and expenses (including the printing costs associated with the Proxy Statement) relating to the filing of this Proxy Statement. Arrangements also will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and ICC will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

NO DISSENTERS' RIGHTS OF APPRAISAL

         PURSUANT TO THE GENERAL CORPORATION LAW OF DELAWARE, ANY STOCKHOLDER OF ICC WHO OBJECTS TO THE RESTRUCTURING OF ICC'S INTEREST IN E/ICC PURSUANT TO THE MASTER AGREEMENT WILL NOT BE ENTITLED TO ANY DISSENTER'S RIGHTS AND WILL NOT RECEIVE ANY PAYMENT IN CONNECTION WITH HIS OR HER STOCK.

         STOCKHOLDERS SHOULD NOT TRANSMIT ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                    OVERVIEW OF THE BUSINESS OF ICC AND E/ICC

THE COMPANY

         The Company, through the Partnership, designs, manufactures and markets innovative Climate Control Systems to supplement or replace conventional air conditioning systems. The Partnership's Climate Control Systems are based on proprietary desiccant technology initially developed by the Company, licensed honeycomb rotor technology and Engelhard's patented titanium silicate desiccant, ETS(TM). The Partnership's Climate Control Systems are designed to address indoor air quality, energy and environmental concerns and regulations currently affecting the air conditioning market. The Partnership currently markets its systems to certain targeted applications within the commercial air conditioning market in North America and Asia-Pacific. The Company believes that the Partnership's Climate Control Systems more effectively control humidity, improve indoor air quality, reduce energy consumption, address certain environmental concerns than other systems and provide customers a choice from a variety of energy sources such as natural gas, steam, waste heat or electricity.

         ICC was incorporated in 1984 under the name "International Cogeneration Corporation." Initially, the Company designed, manufactured, and sold cogeneration equipment. The proprietary desiccant cooling design currently utilized by E/ICC was initially developed by the Company as an extension of this cogeneration business. In 1990, the Company changed its strategy and began to design, manufacture and market climate control equipment based upon desiccant technology, at which time the Company also changed its name to "ICC Technologies, Inc." The Company has since discontinued its cogeneration business.

         In May 1992, the Company entered into a Joint Development Agreement with Engelhard in order to design a desiccant-based Climate Control System utilizing Engelhard's proprietary desiccant technology principally for the heating, ventilation, air conditioning and dehumidification markets. In February 1994 pursuant to a Joint Venture Asset Transfer Agreement, the Company and Engelhard formed E/ICC which replaced the Joint Development Agreement and succeeded to the desiccant-based Climate Control System business which had been previously conducted by the Company. See also "THE PROPOSED RESTRUCTURING -- Background and Reasons for the Restructuring." Since the formation of the Partnership, the Company has become principally a holding company whose activities have related primarily to its participation in the management of the Partnership in which it owns a 50% interest. The Company is not permitted to engage directly or indirectly in any activities which would conflict with the Partnership's business as long as the Partnership is in effect, but the Company is not precluded from engaging in other activities.

         On November 17, 1997, ICC and Engelhard entered into the Master Agreement which, if approved by Stockholders of ICC and consummated, would restructure E/ICC so that the business of the Partnership would be divided into the Box Business and the Wheel Business. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Master Agreement."

         At the Company's Board of Directors meeting held on November 18, 1997, the Board elected current Board member William A. Wilson, former Chief Executive Officer of Carrier Corporation, as President and Chief Executive Officer of the Company. Mr. Wilson succeeds Irwin

L. Gross who will remain as Chairman of the Board of Directors of the Company. In addition to having held the position of Chief Executive Officer of Carrier Corporation, a $4.5 billion unit of United Technologies Corporation ("United Technologies"), Mr. Wilson held the title of Senior Vice President of United Technologies' Commercial/Industrial Group and has also served in Europe as President of Otis Elevator Co. Prior to United Technologies, he was President of the Pollution Control Systems Division of Wheelabrator-Frye, Inc. and previously also held various management and engineering positions with Westinghouse Electric Corporation. In addition, the Company has implemented other management changes, none of which are material either individually or in the aggregate, in preparation of the Company becoming a stand-alone manufacturer of Climate Control Systems upon consummation of the Partnership Restructuring.

         These management changes are designed to reduce costs and focus the resources of the Company on those aspects of the business which management believes will yield positive results in the shortest possible amount of time. The Company estimates that the management changes and other, non-material overhead reductions will produce an annual savings of $5 million and will improve teamwork and communication among the Company's staff. In addition, the new organizational structure will be more narrowly focused both geographically and with respect to market segments. Geographically, the Company is focused on the American, Japanese and Korean markets. The Japanese and Korean operations have already been established, and it is not anticipated that they will require any significant expense to maintain.

         It is important to note that the Japanese and Korean economies have been experiencing sharply lower economic growth than had been previously been enjoyed by such countries, and commensurate with such decline in economic growth, the Japanese yen and Korean won have depreciated significantly against the U.S. dollar. The impact of these economic developments is that products produced in America, such as E/ICC's Climate Control Systems, have become more expensive in Japan and Korea as the currencies in those countries become less valuable in comparison to the U.S. dollar and that potential consumer and commercial purchasers of the Company's products have less money to spend on new Climate Control Systems. However, E/ICC estimates that its sales to these countries, in the aggregate, will represent only 8.9% of its total revenues in 1997. Given this relatively small percentage of total revenues, the Company believes that its overall financial condition will not be materially adversely affected by economic problems in Japan and Korea in the short-term. Although sales to Japan and Korea declined somewhat between 1996 and 1997 from $1.3 to $1.089 million, respectively, the Company believes that this decrease in sales resulted primarily from a slight reduction in orders received specifically through its marketing relationship with Samsung Corporation of Korea and not from the Asian economic problems. The consummation of the Restructuring will, however, increase the Company's dependence on the Japanese and Korean markets due to the Company's increased dependence on the Box Business. Thus, it is possible that, if Japan and Korea continue to experience economic problems or such problems become significantly worse, the Company's financial performance will be materially adversely affected by Japanese and Korean economic problems.

THE PARTNERSHIP

         General. The Company and Engelhard, through their respective wholly-owned subsidiaries, formed E/ICC in February 1994 to engage in the business of the design, manufacture and sale of desiccant wheel components and desiccant Climate Control Systems for the dehumidification and cooling markets, the industrial drying/dehumidification market and the air conditioning and microbe reduction market for health care facilities (the "Partnership Business"). In exchange for a 50% interest in E/ICC, the Company transferred to E/ICC substantially all of its assets relating to its desiccant-based air conditioning business, subject to certain liabilities. Engelhard, in exchange for a 50% interest in E/ICC, (i) contributed $8,600,000 in capital to E/ICC,
(ii) entered into a license agreement and a supply agreement, and (iii) agreed to provide credit support to E/ICC in the amount of $3,000,000.

         Pursuant to the Partnership Agreement, E/ICC is managed by a Management Committee comprised of two members, one selected by each of the Company and Engelhard. Except as expressly delegated to the Chief Executive Officer or the Chief Operating Officer of E/ICC, all significant and material actions by E/ICC require approval of the Management Committee.

         In accordance with the Partnership Agreement, the Company granted Engelhard options to acquire up to all of the Company's interest in E/ICC at the rate of 25% of such interest per year, with each such 25% option exercisable on December 31 of each year commencing in 1997 and extending through and including 2000 (each an "Exercise Date"), based on a price equal to 95% of the fair market value of E/ICC as of the exercise date of the option in each year in which an option is exercisable. Pursuant to the terms of the Partnership Agreement, E/ICC is obligated, at its own expense, to engage an investment banker selected by I Partner and E Partner to render an opinion as to its estimate of the fair market value of E/ICC in each year in which Engelhard may exercise its option; provided, that Engelhard may waive such requirement for any year it does not intend to exercise an option, other than the exercise date on December 31, 2000. In selecting the investment banking firm, I Partner and E Partner shall first try to mutually agree on one of the five following firms: Dillon, Read & Co. Inc., Goldman Sachs & Co., J.P. Morgan & Co., Merrill Lynch & Co. and S.G. Warburg & Co. If I Partner and E Partner cannot so mutually agree, then they shall promptly meet in person and on a random basis select one name from among the firms listed above. If either partner objects to the firm so chosen, another name shall be chosen until there is no objection or there is only one firm left, in which case the remaining firm shall perform the valuation.

         Each 25% option is exercisable for a limited period of time after the respective exercise date. Upon the occurrence of an event of default by the Company under the Partnership Agreement (including bankruptcy of the Company or failure by the Company to comply with, or a violation of, any material term or condition of the Partnership Agreement which is not cured within a 45-day cure period), Engelhard may accelerate the option. In addition, Engelhard's purchase options are cumulative and any option unexercised as of the end of the exercise period may be exercised as of any future exercise period; provided that all previously unexercised options must be exercised and all options automatically expire if Engelhard does not elect to exercise both of its first two options. In the event that Engelhard's interest in E/ICC increases to more than 70%, Engelhard will be entitled to control the management of E/ICC. There can be no assurances, however, that if the

Restructuring contemplated under the Master Agreement is not approved, Engelhard will or will not exercise any or all of its options to purchase the Company's interest in E/ICC.

         The Partnership Agreement also provides that in the event I Partner owns any interest in E/ICC at any time when an event of default by E Partner occurs and is continuing, then within thirty days thereafter I Partner, at its sole option, may exercise its option to purchase E Partner's entire interest in E/ICC. Further, the Partnership Agreement provides that if I Partner holds any remaining interest in E/ICC on the latter of (i) the date which is six months after the last exercise date of E Partner's options, or (ii) the date on which E Partner's options expire, then either partner, at its option, on ten days prior written notice to the other partner, may commence a sale procedure in which case the interest of both I Partner and E Partner will be put up for sale through an investment banking firm which will solicit bids for the interest of both partners.

         As of September 30, 1997, the Company employed 5 full-time persons, and E/ICC employed 169 full-time persons. Persons employed by E/ICC have experience and expertise in industrial engineering and operations, energy economics, equipment service and installation, sales and marketing, and finance, while ICC's employees are limited primarily to executive and administrative personnel. As of October 31, 1997, E/ICC's equipment sales backlog was approximately $1.4 million, as compared to approximately $2 million on November 11, 1996. Please note that the reports of the auditors for the Company and E/ICC, Coopers & Lybrand L.L.P., relating to the financial statements of both such entities include an explanatory paragraph which refers to conditions that raise substantial doubt about the ability of ICC and E/ICC to continue as going concerns. See "EXPERTS."

         Effect of Restructuring on the E/ICC Partnership Agreement. The consummation of the Restructuring will result in the termination of the Partnership Agreement, at which time the terms and conditions of the Partnership Agreement, including the Engelhard buy-out option discussed above, will be of no further effect. The management of the two partnerships which will result from the division of E/ICC pursuant to the Restructuring, Box LP and Wheel LP, will be governed by two new partnership agreements, respectively, to be executed at Closing. For a more detailed discussion of the terms of these two new partnership agreements, see "THE PROPOSED RESTRUCTURING - Basic Terms of the Box LP Limited Partnership Agreement" and "THE PROPOSED RESTRUCTURING -- Basic Terms of the Wheel LP Limited Partnership Agreement."

         Desiccant Technology. E/ICC's Climate Control Systems utilize two wheel-shaped rotors with honeycomb passages. The honeycomb substrate material used to make the rotors is manufactured through a licensed proprietary process for manufacturing lightweight structural honeycomb core. This substrate material offers lighter weight, superior airflow and more efficient heat and moisture transfer than the corrugated rotors used by E/ICC's competitors. The Company believes that E/ICC's honeycomb rotors are unique and would be difficult and costly for competitors to duplicate.

         The first rotor in E/ICC's two rotor systems is coated with ETS(TM), a unique molecular sieve that can remove moisture from air, and the second serves as a heat exchange rotor. Recirculated air

(air from the building), or up to 100% fresh air, is first dehumidified by passing it through a slowly rotating rotor treated with ETS(TM) that adsorbs airborne moisture, and thereby raises the temperature in proportion to the reduction in humidity. As the desiccant rotor rotates to the other side of the unit, heated air is blown through the desiccant rotor which releases the moisture from the ETS(TM), regenerating the desiccant rotor for further dehumidification. The warm, dehumidified air is next cooled by passing it through a similar rotor which has not been coated with ETS(TM). Depending upon climatic conditions, the temperature of the process air is generally reduced to a temperature approximately 10% lower than outside air temperature. The heat exchange rotor is cooled by an evaporative cooler on the other side of the unit. The moderate temperature, dry air can be cooled further by partially dehumidifying the air through an evaporative cooler, which does not use any refrigerants, or a smaller cooling coil than would be required by a conventional air conditioning system. The process air is then delivered to the building by the normal system of fans and ducts.

         Products of E/ICC. E/ICC currently manufactures and sells two types of desiccant-based Climate Control Systems, the "Desert Cool(TM)" and "Desert Breeze(TM)," which differ based upon function and energy source. The Desert Cool(TM) systems typically operate on natural gas, but are also available in steam or waste heat operated models, and also have gas heating capabilities. Consistent with general industry practices, E/ICC warrants its systems for one year from the date of installation and warrants its desiccant and heat exchange rotors for an additional four years.

         The Desert Cool(TM) system is designed to cool commercial applications with the flexibility of utilizing any combination of circulated or fresh air. The Desert Cool(TM) can displace up to 250 tons of conventional cooling with the number of units required for each application depending on the size and configuration of the building. The Desert Breeze(TM) system, the first all-electric desiccant-based Climate Control System prototype, was introduced in 1995. An all-electric model is important to compete in those markets where electricity is the only or most practical source of energy. Currently, the majority of air conditioning systems worldwide are electric powered. Desert Breeze(TM) is designed to cool commercial applications with the flexibility of utilizing either circulated or fresh air. Unlike E/ICC's natural gas systems, the electric units combine desiccant technology with conventional coils and compressors which provide heat to regenerate the desiccant rotors and partially cool the process air. An additional conventional coil may be added to provide further post-cooling as in the natural gas units. The system can use smaller compressors with hydrochlorofluorocarbon refrigerant than conventional air conditioning equipment, reducing the amount of refrigerant required and power usage and peak kilowatt demand. The system is also currently designed to allow for use of hydrofluorocarbon refrigerant.

         Sales and Marketing. Currently, E/ICC markets its systems to specific applications in the commercial air conditioning market in which its systems offer the greatest advantages compared to conventional air conditioning systems. To date, E/ICC has marketed its systems primarily as a supplement to, or partial replacement of, conventional air conditioning systems. Since E/ICC's products utilize an emerging technology, potential customers carefully evaluate and, in most cases, purchase the E/ICC's systems for testing before committing to further purchases. E/ICC sells its systems principally to end users either directly or through independent manufacturers representatives who purchase units at a discount or receive a commission. E/ICC has developed separate plans and departments for domestic and international sales and marketing.

         United States. E/ICC employs a direct sales staff and engages independent manufacturers' representatives to market its systems in the United States. The direct sales staff markets the systems to supermarket chains and national retailers, and oversees the manufacturers representatives. E/ICC's manufacturers' representatives market to regional customers and to national accounts which are not assigned to the direct sales staff. At present, a majority of the manufacturers' representatives are located in the southern and eastern regions of the country.

         International. International sales and marketing efforts have focused on the high humidity, rapidly developing regions of the Asian-Pacific market. In this region, manufacturing and industrial companies are generally interested in E/ICC's systems to improve workers' comfort by lowering humidity. E/ICC has manufactured and sold units to customers in Japan, South Korea, Taiwan and Thailand through its licensing and distribution agreements and other relationships.

         Manufacturing; Facilities. E/ICC currently assembles its Climate Control Systems at a 138,000 square foot manufacturing facility located in Hatboro, Pennsylvania (the "Hatboro facility"). The term of the lease for this facility is ten years and two months, commencing on April 1, 1997, but it may be terminated at the end of the sixty-second month (an "Early Termination"), upon twelve months prior written notice and the payment of an early termination fee. Under the Master Agreement, at Closing, Box LP shall grant Engelhard a power of attorney authorizing Engelhard to cause an Early Termination of the lease if Box LP fails to cause Engelhard's guaranty of this lease to be terminated on or before February 2, 2001. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Master Agreement." Box LP, as successor to E/ICC under the lease, shall pay any fees resulting from an Early Termination regardless of whether the termination of the lease was initiated by Box LP or Engelhard. The Company believes that the Hatboro facility is adequate for the current and future needs of the Box Business.

         E/ICC currently produces the small cell, honeycomb substrate material and the desiccant and heat-exchange rotors in its 75,000 square feet manufacturing facility in Miami, Florida and had leased a 24,000 square foot storage facility and parking lot adjacent to the manufacturing facility. In December 1994, E/ICC acquired for $8 million in cash, the real property and substantially all of the assets of Ciba-Geigy's manufacturing facility in Miami, from which E/ICC had been purchasing the honeycomb substrate currently used in producing E/ICC's desiccant and heat-exchange rotors. E/ICC sought to manufacture its own substrate and rotors to lower production costs, further improve the rotors and expand production capacity to meet potential market demand. In addition, the acquisition gave E/ICC more control of a critical technology and manufacturing process for its current products. E/ICC acquired a perpetual, exclusive technology license for the proprietary process to manufacture such small cell, honeycomb substrate for use in air cooling, conditioning and dehumidification applications, and certain other fluid applications. In connection with the acquisition of the Miami facility, E/ICC entered into a five-year requirements contract to continue to supply Ciba-Geigy with the honeycomb substrate material for the aerospace industry. As a result of the combination of the composite businesses of Ciba-Geigy and Hexcel Corporation, the combined businesses operate now under the name Hexcel. All rights and obligations under the requirements contract were assigned to Hexcel. E/ICC is required to make available to Hexcel in each year of the contract certain percentages of the Miami facility's production capacity, ranging from 75% in 1996 to 30% in 2000. The contract is subject to early termination by Hexcel at any time after 18 months, upon six months' notice.

         Supplies and Materials. Except as described below, E/ICC generally uses standard parts and components in the manufacture of its systems and obtains such parts and components from various independent suppliers. The Company believes E/ICC is not highly dependent on any specific supplier and could obtain similar components from other suppliers, except for the substrate material used in its rotors and ETS(TM).

         E/ICC purchases a proprietary strong, lightweight material from a single supplier which is used as the base material in manufacturing the honeycomb substrate for E/ICC's desiccant and heat-exchange rotors. While this material is critical in the manufacture of the rotors and E/ICC does not have a contractual agreement with such supplier, the Company believes that E/ICC can obtain all of its requirements for such material from such supplier for the foreseeable future.

         ETS(TM) is a patented desiccant material manufactured exclusively by Engelhard. Pursuant to a Supply Agreement (the "Desiccant Supply Agreement"), E/ICC has agreed to purchase exclusively from Engelhard all of the ETS(TM) or any improved desiccant material developed by Engelhard that E/ICC may require in connection with the conduct of E/ICC's business. In turn, Engelhard has agreed to sell to E/ICC its total requirements for ETS(TM) or any improved desiccant material developed by Engelhard. The price for ETS(TM) is adjusted as of January 1 of each year during the term of the Desiccant Supply Agreement, which initially expires December 31, 1997, but may be extended by either party for additional two-year periods up to December 31, 2003. The Desiccant Supply Agreement does not include specific purchase prices but does contain a 'competitive offer' provision, whereby E/ICC is able to purchase from third parties similar desiccant products that are equal to or better than the products sold by Engelhard should they become available, at a price that is lower than the price established for ETS(TM) or any improved desiccant material sold by Engelhard under the Desiccant Supply Agreement, provided, however, that (i) Engelhard has the right to meet such 'competitive offer' in all material respects and (ii) any such third party offer must be able to meet E/ICC's requirements for such desiccants in all material respects in order to be considered a 'competitive offer.' For a discussion of the Novation to the Desiccant Supply Agreement pursuant to the proposed Restructuring, see "THE PROPOSED RESTRUCTURING -- Certain Related Agreements."

         Patents and Proprietary Information. E/ICC's ability to compete effectively with other manufacturers of climate control equipment has been dependent upon, among other things, a combination of (i) E/ICC's proprietary desiccant system design, (ii) Engelhard's patented ETS(TM) and (iii) Hexcel's proprietary process licensed to E/ICC and utilized in manufacturing the small cell, honeycomb substrate material used to make E/ICC's rotors. E/ICC has been issued eleven United States patents covering certain of its desiccant technology. Several U.S. and foreign patent applications are pending which are directed to the products manufactured and sold by E/ICC and additional patent filings are expected to be made in the future.

         The Company was granted one U.S. patent expiring in 2010, which it assigned to E/ICC, relating to the use of a microprocessor to control the desiccant cooling systems in order to increase the energy efficiency or effectiveness of the desiccant cooling process. E/ICC was granted ten U.S. patents expiring between 2013 and 2015, protecting E/ICC's intellectual property. The patents granted relate to E/ICC's desiccant Climate Control Systems which E/ICC believes provides it with meaningful exclusivity rights. Similar patents have also been applied for by E/ICC in selected Asia-Pacific rim countries.

         Under the Engelhard License Agreement, Engelhard granted E/ICC an exclusive, royalty-free license during the existence of E/ICC to use Engelhard's proprietary technology relating to ETS(TM) for use in E/ICC's business, including heating, ventilation and air conditioning applications.

         In connection with the acquisition of Ciba-Geigy's manufacturing facility in Miami, E/ICC acquired an exclusive, perpetual technology license to use Hexcel's (successor to Ciba-Geigy) proprietary process in air cooling, conditioning and dehumidifying applications, which is currently necessary to manufacture the small cell, honeycomb substrate material used in manufacturing E/ICC's proprietary desiccant and heat exchange rotors.

         After the Closing of the Restructuring, while ICC, through Box LP, will continue to have the right to use the technology covered by the patents and the proprietary desiccant system design in conducting the Box Business and will derive benefit from the ETS(TM) and small-cell, honeycomb substrate material used to make the E/ICC rotors through the purchase of rotors under the Rotor Supply Agreement, Box LP will no longer have or share in the exclusive right to any such technology. Moreover, Engelhard, through Wheel LP, will have the right to use and, except with respect to Hexcel, sublicense others to use, such technology through its rights under the Box Technology License and ownership of the patented ETS(TM) and the Hexcel license. See "THE PROPOSED RESTRUCTURING."

         Competition. E/ICC competes against other manufacturers of conventional and desiccant-based air conditioning systems primarily on the basis of capabilities, performance, reliability, price and operating efficiencies. E/ICC competes with numerous other manufacturers in the conventional heating, ventilation and air conditioning equipment industry, including Trane Company, York International Corporation, Carrier and others that have significantly more resources and experience in designing, manufacturing and marketing of air conditioning systems than does E/ICC. The Company believes E/ICC's systems provide the following advantages over conventional air conditioning systems: more effectively control humidity; improve indoor air quality; reduce energy consumption; offer energy versatility; and reduce the amount of refrigerants required. E/ICC also competes with several companies selling desiccant-based Climate Control Systems, including Munters Corporation and Semco Incorporated. However, the Company believes E/ICC's systems perform better and are more economical to operate than competing desiccant-based systems due to its honeycomb rotors and Engelhard's ETS(TM). See "THE PROPOSED RESTRUCTURING."

                      OVERVIEW OF THE BUSINESS OF ENGELHARD



         Engelhard, through its wholly-owned subsidiary Engelhard DT, Inc., is a 50% partner in E/ICC.

         Engelhard and its subsidiaries are the successors to the businesses previously operated by Engelhard Minerals & Chemicals Corporation ("EMC") through its Engelhard Industries and Minerals & Chemicals Divisions. In 1981, Engelhard's common stock was distributed, as a spin-off, to the shareholders of EMC, and Engelhard became a separate, publicly-held corporation. Engelhard's principal executive offices are located at 101 Wood Avenue, Iselin, New Jersey, 08830 (telephone number (908) 205-5000).

         Engelhard and its subsidiaries develop, manufacture and market technology-based specialty chemical products and engineered materials for a wide spectrum of industrial customers and provides services to precious metals customers.

         Engelhard and its subsidiaries employed approximately 6,300 people as of January 1, 1997 and operate on a worldwide basis with corporate and operating headquarters and principal manufacturing facilities and mineral reserves in the United States with other operations conducted in the European Community, the Russian Federation and the Far East.

         Engelhard and its subsidiaries' businesses are organized into three segments - Catalysts and Chemicals, Pigments and Additives, and Engineered Materials and Precious Metals Management.

                           THE PROPOSED RESTRUCTURING

GENERAL

         The proposed Restructuring of E/ICC will be effectuated pursuant to the Master Agreement by and among ICC and Engelhard and their respective wholly-owned subsidiaries, as well as certain transactional agreements contemplated thereunder, namely the Contribution Agreement between E/ICC and Box LP and the E/ICC Purchase and Sale Agreement between E Partner and ICC Investment LP, a newly formed limited partnership and Affiliate of ICC, all of which agreements were entered into on November 17, 1997. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Master Agreement." The consummation of the Restructuring contemplated by the Master Agreement, which has been approved by the Boards of Directors of ICC and Engelhard, is conditioned upon approval by the Stockholders of ICC, and other conditions set forth in the Master Agreement. Closing on the transactions contemplated by the Master Agreement is required to be completed on or before March 31, 1998. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Master Agreement."

         THE RIGHTS OF THE STOCKHOLDERS OF ICC WILL NOT BE AFFECTED BY THE CONSUMMATION OF THE RESTRUCTURING CONTEMPLATED BY THE MASTER AGREEMENT, NOR WILL THE STOCKHOLDERS RECEIVE ANY PROPERTY OF ANY KIND AS A RESULT OF, OR IN CONNECTION WITH, THE CONSUMMATION OF THE MASTER AGREEMENT.

BACKGROUND AND REASONS FOR THE RESTRUCTURING

         History. As discussed previously (see "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC - The Company"), in May, 1992, ICC and Engelhard entered into the Joint Development Agreement to develop sorption component products principally for the heating, ventilation, air conditioning and dehumidification markets. During the course of the research and development program which was conducted by the Company and Engelhard pursuant to the Joint Development Agreement, the Company and Engelhard determined to form a joint venture to exploit any products developed by ICC and Engelhard under the Joint Development Agreement and, accordingly, entered into the Joint Venture Asset Transfer Agreement dated February 7, 1994, which superseded the Joint Development Agreement and resulted in the formation of the Partnership.

         Although the transactions effected by the Joint Venture Asset Transfer Agreement, including the formation of E/ICC, served to enhance in numerous respects the development of the Box Business and Wheel Business, the Company and Engelhard believe that they have derived a great many of the benefits for which the current joint venture arrangement was formed and that the growth of the Box Business and Wheel Business and the interests of ICC and Engelhard could best be served at this time by separating those businesses and operating them as independent entities. ICC desires to focus primarily on the Box Business which encompasses the sale of complete Climate Control Systems or parts for such systems to end-users, a market in which ICC believes it has a particular expertise. The Restructuring permits ICC, in its discretion, to devote more resources than are currently being allocated by E/ICC for the marketing of complete Climate

Control Systems and the development of strategic alliances in key market sectors and geographic locations and secures exclusivity with respect to certain important market segments. Conversely, Engelhard initially entered into the joint venture with ICC in order to accelerate its entry into the market for desiccant and heat-exchange rotors, and having substantially achieved that goal, it now wishes to devote its entire focus to being a supplier of desiccant and heat-exchange rotors. Both ICC and Engelhard, however, wish to maintain a number of the advantageous aspects of the existing E/ICC structure, including, their access to each other's technology and supply of certain products and components utilized in the Box and Wheel Businesses and have, therefore, entered into certain Related Agreements, including a Rotor Supply Agreement pursuant to which the Box Business will have access to the desiccant rotor supplies that are necessary for the continued operation and expansion of its business. See "THE PROPOSED RESTRUCTURING - Certain Related Agreements." The Company will also be able to profit to a limited extent in the future growth of the heat-exchange and desiccant rotor business of Wheel LP through its minority interest in Wheel LP.

         Negotiations. The negotiations relating to, and the agreements which provide for, the Restructuring were based on the desire of ICC and Engelhard to focus on different markets. The desires of the parties became apparent at the meetings of the Management Committee of E/ICC. As mentioned previously, under the current Partnership Agreement a Management Committee comprised of two representatives from each partner of E/ICC was established to manage the affairs of E/ICC. For a more detailed discussion of the management of E/ICC, see "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC - The Partnership." Regular meetings of the Management Committee were held to discuss various issues relating to the operation and management of E/ICC. In early 1997, disagreements between ICC and Engelhard relating to the implementation of the business strategy of E/ICC began to develop. Engelhard's representatives expressed a desire to emphasize the development and sale of rotors, while ICC desired to emphasize marketing entire Climate Control Systems. In addition, relations between the parties were strained as a result of Engelhard's acquisition of substantially all of the assets of Telaire Systems, Inc. and the Company's subsequent lawsuit instituted in February 1997 against Engelhard and its subsidiaries in connection with such acquisition. In light of the fact that the Partnership Agreement granted a buy-out option of ICC's interest in E/ICC to Engelhard commencing in the end of 1997 and the fact that the parties desired to settle the Telaire lawsuit, ICC and Engelhard commenced discussions which led to the Restructuring. For a description of Engelhard's buy-out option under the Partnership Agreement, see "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC - The Partnership."

         Two meetings were held at which initial discussions relating to a settlement of the Telaire litigation were conducted. These meetings were attended by the four people who were the members of the Management Committee of E/ICC: two senior executives from Engelhard and two executives from ICC. Counsel for both ICC and Engelhard also attended such meetings. The meetings did not yield any meaningful results. Consequently, the parties determined to change the negotiating teams to replace the Management Committee members with representatives who were not involved with the management of E/ICC. The sole exception to these changes was William A. Wilson who remained a member of the ICC negotiating team. In addition to Mr. Wilson, this second series of negotiating meetings were attended by Charles Condy, a Director of ICC, and David Wexler, a Vice President of Engelhard. Counsel to the parties were also generally in attendance. The meetings were held on various dates from mid March, 1997 through mid August, 1997 when an agreement in principle was reached. The negotiations evolved fairly rapidly from a discussion relating to the resolution of the Telaire litigation to a negotiation of the principal terms of the Restructuring. The negotiations began with an offer by ICC to settle the Telaire lawsuit in exchange for Engelhard's entire interest in the Box Business. This would have resulted in ICC's owning 100% of the Box Business and 50% of the E/ICC. Engelhard rejected this offer and made a counteroffer which would have involved ICC's transferring a more significant percentage of E/ICC to Engelhard in exchange for the 50% interest in the Box Business and the settlement of the lawsuit. The counteroffer was rejected by ICC at which time the parties appeared to reach an impasse. At this point in the negotiations, the parties determined that the most feasible transaction would involve a significant restructuring of E/ICC. ICC was unwilling to reduce its interest in E/ICC without receiving a cash payment and Engelhard was unwilling to transfer its interest in the Box Business unless it had sole management authority over the Wheel Business. ICC also desired to maintain an interest in the Wheel Business. ICC offered to restructure E/ICC by exchanging 60% of its interest in E/ICC (representing an interest in the Wheel Business) for a cash payment of $28.0 million and 40% of the Box Business of E/ICC. Engelhard proposed a cash payment of $15.0 million. After protracted negotiations, the parties agreed upon a cash payment of $20.0 million which the Board determined was reasonable based upon consideration of the positive and negative factors enumerated below. Prior to executing the Master Agreement, ICC sought and obtained additional favorable pricing for the rotors in exchange for a reduction in the cash payment of $20.0 million to $18.6 million. As part of the Restructuring, ICC agreed to purchase from Engelhard all of its requirements for rotors for a period of 15 years.

         The term sheet for the Restructuring contained the principal terms of the Related Agreements so that the negotiation of the provisions of the Related Agreements were less difficult since they were primarily an amplification of the provisions in the term sheet. The parties settled upon such principal terms on the basis of the arms' length negotiation process described in the preceding paragraph and on the parties' mutual knowledge of the technology, production capacity, costs, margins, and other aspects of the Box and Wheel Businesses, none of which is material either individually or in the aggregate. This also enabled the parties to achieve more favorable terms for the Related Agreements regarding the supply of products than the Company or Engelhard could have obtained from third-parties. While the specific provisions of the Related Agreements were established in the course of the parties' negotiations, the form of the Related Agreements and the manner in which such agreements were drafted were primarily based on the text of the prior agreements executed by the parties, in particular the Desiccant Supply Agreement. For a discussion of the Desiccant Supply Agreement, see "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC - The Partnership."

         The Board of Directors of ICC considered the following factors in approving the Restructuring: E/ICC's and ICC's current business and financial positions, including the ability of ICC to fund future operating needs, business strategy and prospects, including the potential value to Stockholders of ICC of separating the Wheel and Box Businesses, the market outlook for the Box Business and Wheel Business, the market price of the Company's Common Stock, the importance of ICC having control over the management of the Box Business, the advantages and disadvantages experienced by ICC in having Engelhard as a partner in the current Partnership structure, and certain other factors which it deemed relevant to its deliberations, none of which was material either individually or in the aggregate. After due consideration of these factors, the Board of Directors of ICC concluded that the Restructuring, as negotiated, would be beneficial to the Company and its Stockholders in that it would: (i) allow the Company to have managerial control over the operations of the Box Business and, consequently, devote more resources in marketing Climate Control Systems than had previously been afforded the Box Business, (ii) place the Company in a more financially secure position as a result of the $18.6 million cash consideration to be provided by Engelhard in connection with the Restructuring, (iii) allow the Company to retain a minority interest in Wheel LP and, to a limited extent, benefit from any increase in the value of the Wheel Business, (iv) enable the Company to retain many of the beneficial aspects of the E/ICC venture through the favorable pricing arrangements for the Rotors, and
(v) generally afford the management and Board of ICC with more flexibility over the control of the Box Business to take such other action and make such other investments as the Board and management of ICC deem appropriate and desirable to increase Stockholder value.

         The Board, nonetheless, identified the following negative factors which tended to mitigate against approval of the Restructuring: (i) the Box Business' dependence on key components and materials supplied by the Wheel Business, (ii) the Company's ability to continue in operation without the financial support Engelhard provided to E/ICC, and (iii) the lack of significant market penetration desiccant-based Climate Control Systems have enjoyed to date and the increased dependence of the Company on the Box Business once the Restructuring is consummated.

         After carefully weighing these positive and negative factors, the Board concluded that any concern regarding the Box Business' dependence on components and supplies from Wheel LP was reasonably addressed through the Related Agreements. In addition, it concluded that the Company would have adequate resources to continue in operation and that in conjunction with managerial control over the Box Business, would enable the Company to more effectively increase market penetration of desiccant-based Climate Control Systems than E/ICC had heretofore been able to achieve. Therefore, the Board of ICC determined that the negative factors that could arise from the Restructuring were not sufficient to outweigh its benefits and that the Restructuring was fair, reasonable and in the best interests of the Company's Stockholders.

         Neither ICC nor Engelhard engaged an investment banker or other party to value the businesses during or in furtherance of these negotiations. Subsequent to negotiating the principal terms of the Restructuring, the Company retained Howard, Lawson & Company, a private investment banking firm, for the sole purpose of assisting it in determining the fair market values of the respective Box Business and Wheel Business of the Partnership for financial reporting purposes. Howard, Lawson & Company, which was selected on the basis of its reputation for valuing businesses, was paid the sum of $16,260.00 plus expenses for its services. After a review of the relevant issues, Howard, Lawson & Company concluded that, because the nature and prospects of the Box Business and Wheel Business, in each case, are highly speculative and any indication of value premised on future operating results for each business would be speculative, fair market value could not be determined in either case within reasonable limits. See also "THE PROPOSED RESTRUCTURING - Accounting Treatment."

BASIC TERMS OF THE MASTER AGREEMENT

         Pursuant to the terms of the Master Agreement, the following transactions (except A.) will be effectuated at Closing:

         Transaction Documents.

         A. A new limited partnership, Box LP, has been formed under the laws of the Commonwealth of Pennsylvania, with I Partner as the general partner holding a 1% general partner interest. See generally, "THE PROPOSED RESTRUCTURING - The Box and Wheel Partnerships."

         B. Pursuant to the Contribution Agreement, E/ICC will contribute all of the assets and liabilities of the Box Business to Box LP in exchange for a 99% limited partner interest in Box LP (as to which I Partner will be the general partner) (the "Contribution"). Pursuant to the Contribution Agreement, among other things, E/ICC will indemnify Box LP against any and all losses resulting from liabilities of the Wheel Business, and Box LP will indemnify E/ICC against any and all losses resulting from liabilities of the Box Business. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Contribution Agreement."

         C. Pursuant to a Distribution Resolution, E/ICC will distribute (i) an 89% limited partner interest in Box LP to I Partner and (ii) a 10% limited partner interest in Box LP to E Partner (the "Distribution").

         D. Pursuant to an Assignment and Assumption Agreement, I Partner will assign to ICC Investment LP, 60% of I Partner's partner interest in E/ICC (a 30% interest in the Partnership) remaining immediately after giving effect to the Contribution and the Distribution.

         E. Pursuant to the E/ICC Purchase and Sale Agreement, ICC Investment LP will transfer to E Partner all of ICC Investment LP's interest in E/ICC in exchange for $18,628,571 such that E Partner will thereafter hold 80% of the total partnership interests in E/ICC, which, after its conversion into a limited partnership under the laws of the State of Delaware, will include all general partner interests, and I Partner will thereafter hold the remaining 20% of the total partnership interests in E/ICC as a limited partner. See "THE PROPOSED RESTRUCTURING - Basic Terms of the E/ICC Purchase and Sale Agreement."

         F. E Partner and I Partner will convert E/ICC from a general partnership to a limited partnership by filing a Certificate of Conversion to Limited Partnership and a Certificate of Limited Partnership with the State of Delaware.

         G. The General Releases will be executed. See "THE PROPOSED RESTRUCTURING - Certain Related Agreements."

         H. The Box LP Limited Partnership Agreement and Wheel LP Limited Partnership Agreement will be adopted for the governance of Box LP and Wheel LP, respectively. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Box LP Limited Partnership Agreement" and "THE PROPOSED RESTRUCTURING - Basic Terms of the Wheel LP Limited Partnership Agreement."

         Certain Related Agreements. The Master Agreement provides for the execution of certain supply and license agreements which are described later in this Proxy Statement under the heading "THE PROPOSED RESTRUCTURING - Certain Related Agreements."

         In addition, the Master Agreement contains the following provisions:

         Representations and Warranties. In the Master Agreement, ICC, ICC Investment LP, I Partner, Engelhard, E Partner and E/ICC each make certain customary representations and warranties to the other with respect to, among other things, their organization and good standing and the existence of proper authorization for the parties to enter into and perform their respective obligations under the Master Agreement.

         E/ICC Funding; Partnership Losses. Until the earlier of the Closing Date or December 31, 1997, ICC and I Partner shall provide E/ICC with such funds that are sufficient, when taken together with funds provided by Engelhard and E Partner, for E/ICC to operate in the normal course of business. In any event, Engelhard and E Partner will not be required to fund Box LP in the aggregate any amounts in excess of $500,000, $375,000, $250,000, $250,000, $150,000 and
$400,000 for the months of July, August, September, October, November, and December, 1997, respectively. On or after January 1, 1998 and until the earlier of the Closing Date or termination of the Master Agreement, E Partner will provide the Miami operations of E/ICC and I Partner will provide the Hatboro operations of E/ICC with funds that are sufficient to operate in the normal course of business and consistent with past operations and accounting practices. The parties to the Master Agreement further agree that, for accounting purposes,
(i) the losses of E/ICC for the year ending December 31, 1997 that shall be allocable to Engelhard and E Partner shall not exceed $4,739,000 and the remainder of any losses shall be allocable to ICC and I Partner, and (ii) on or after January 1, 1998 and until the earlier of Closing or the termination of the Master Agreement, the profits and losses of E/ICC allocable to Engelhard and E Partner shall be the profits and losses of E/ICC attributable to the Miami operations of E/ICC, and the profits and losses allocable to ICC and I Partner shall be the profits and losses of E/ICC attributable to the Hatboro operations of E/ICC.

         Covenants of ICC and I Partner. Pursuant to the terms of the Master Agreement, ICC and I Partner have agreed to, among other things, (i) prior to Closing, obtain all governmental approvals and consents, if any, necessary or required for the consummation of the Restructuring, (ii) prior to Closing, make or cause to be made any declarations, filings and registrations with governmental authorities, which are necessary for the consummation of the Restructuring, (iii) prior to Closing, obtain the approval of the ICC Stockholders of the Master Agreement and the Restructuring, (iv) provide further assurances to the other parties to the Master Agreement, (v) use reasonable efforts to cause the fulfillment of ICC's and I Partner's obligations under the Master Agreement, (vi) use best efforts to relieve Engelhard of all liability arising in connection with its guaranty of the lease for E/ICC's Hatboro facility prior to February 2, 2001, and (vii) reduce Engelhard's guaranties of the line of credit with Mellon Bank, N.A., the line of credit with PIDC Local Development Corporation and the loan arrangement with the Delaware Valley Industrial Research Center to $2 million, in the aggregate, as of Closing and $1 million, in the aggregate, no later than one year after the Closing Date, and completely terminated no later than two years after the Closing Date. The Company and Engelhard intend to effectuate this reduction in Engelhard's guaranties by renegotiating with E/ICC's lenders, prior to Closing, to revise the terms of its existing line of credit. There can be no assurance that the Company and Engelhard will be able to successfully renegotiate such terms. In the event that the Company and Engelhard are unable to renegotiate the terms, the Company may be required to repay a portion of the line or pledge certain assets as collateral.

         Covenants of Engelhard and E Partner. Pursuant to the terms of the Master Agreement, Engelhard and E Partner have agreed to, among other things,
(i) prior to Closing, obtain all governmental approvals and consents, if any, necessary or required for the consummation of the Restructuring, (ii) prior to Closing, make or cause to be made any declarations, filings and registrations with governmental authorities, which are necessary for the consummation of the Restructuring, (iii) provide further assurances to the other parties to the Master Agreement, and (iv) use reasonable efforts to cause the fulfillment of Engelhard's and E Partner's obligations under the Master Agreement.

         Conditions. In addition to the approval of the Master Agreement by Stockholders owning a majority of the outstanding voting power of the shares of ICC Common Stock, and approval by the Board of Directors of Engelhard, the obligations of the parties to consummate the Master Agreement are subject to a number of conditions, including (i) the Related Agreements shall have been entered into by the parties thereto and such parties shall have performed all of the obligations required to have been performed thereunder, (ii) no government entity shall have indicated its objection to, or its intent to challenge, as violative of any federal, state or foreign laws, any of the transactions contemplated by the Master Agreement, (iii) the accuracy in all material respects of the representations and warranties, and the performance of the covenants contained in the Master Agreement, (iv) the absence of any litigation or proceedings by any government entity seeking to restrain or prohibit the Master Agreement. The obligations of ICC and I Partner to consummate the Master Agreement are also subject, among other conditions, to (i) the termination of the agreement by and among Engelhard, ICC, and E/ICC relating to ICC's guaranty of the Industrial Development Bonds, Series 1995, (ii) the assignment of the existing lease between E/ICC and 330 South Warminster Associates, L.P. for the Hatboro facility to Box LP, and the consent of the landlord to such assignment,
(iii) the assignment of each of the lines of credit in the aggregate amount approximately $3 million, with Mellon Bank, N.A., PIDC Local Development Corporation and Delaware Valley Industrial Research Center to Box LP and any required consents of the respective lenders obtained therefor, and (iv) Engelhard and E Partner shall have furnished ICC and I Partner with certificates of Engelhard and E Partner signed by an officer thereof certifying compliance with the conditions set forth in the Master Agreement and a certified copy of the resolutions of the Board of Directors of Engelhard and E Partner authorizing execution and delivery of the Master Agreement, the Transaction Documents, the Related Agreements and the consummation of the transactions contemplated thereby.

         Similarly, the obligations of Engelhard and E Partner to consummate the Master Agreement are subject, among other conditions, to (i) ICC, ICC Investment LP and I Partner having furnished

Engelhard and E Partner with certificates of ICC, ICC Investment LP and I Partner signed by an officer thereof certifying compliance with the conditions set forth in the Master Agreement and a certified copy of resolutions of the Board of Directors of ICC, ICC Investment LP and I Partner authorizing the execution and delivery of the Master Agreement, the Transaction Documents, the Related Agreements and the consummation of the transactions contemplated thereby, (ii) an irrevocable power of attorney with respect to E/ICC's lease for the Hatboro facility at 330 South Warminster Road, Hatboro, Pennsylvania 19040 granted by the Company authorizing Engelhard to terminate the lease in the event ICC fails to have Engelhard's guaranty of the lease terminated no later than February 2, 2001, and (iii) Engelhard's guaranties of the lines of credit with Mellon Bank, N.A., PIDC Local Development Corporation and the Delaware Valley Industrial Research Center reduced to $2,000,000 in the aggregate.

         Termination and Abandonment, etc. The Master Agreement may be terminated and the transfer of the Box Business to Box LP and the purchase of additional interest in E/ICC by E Partner contemplated in the Master Agreement may be abandoned at any time prior to the date of Closing: (i) by mutual written consent of ICC and Engelhard; (ii) by either ICC or Engelhard, by written notice to the other, if the Closing has not occurred on or before March 31, 1998 (the "Termination Date"), unless a later date is established by the mutual written consent of such parties or unless the failure of such consummation by the Termination Date shall be due to the failure of the party seeking to terminate the Transfer Agreement; or (iii) by either ICC, I Partner and ICC Investment LP or Engelhard and E Partner by written notice to the other if there has been a material breach by the other of any of its representations, warranties, covenants or other agreements under the Transfer Agreement and such breach is not cured within twenty (20) days of such notice.

         Indemnification. Pursuant to the terms of the Master Agreement, ICC, I Partner, ICC Investment LP and Box LP agreed to indemnify and hold harmless Engelhard, E Partner and Wheel LP against all losses, liabilities and damages resulting from: (i) any liabilities related to the Box Business, (ii) any warranty claims concerning rotors shipped by E/ICC prior to Closing, or (iii) any contingent or undetected liability of Wheel LP (including any liability as the successor of E/ICC) that is known to ICC, I Partner, or ICC Investment LP prior to the Closing of the Master Agreement and is not actually known by Engelhard or E Partner prior to Closing; provided, that ICC, I Partner, ICC Investment LP and Box LP shall only have an obligation to indemnify the other parties to the extent that the aggregate amount of losses exceeds $50,000. Note, however, that this $50,000 threshold shall not be applicable to losses arising out of or related to warranty claims for products shipped, or services provided, by E/ICC prior to the Closing Date. Conversely, Engelhard, E Partner and Wheel LP agreed to indemnify and hold harmless ICC, I Partner and Box LP against all losses, liabilities and damages resulting from: (i) any liabilities related to the Wheel Business or (ii) any contingent or undetected liability of the Box LP (including any liability as the successor to E/ICC) that is known to Engelhard or E Partner prior to the Closing of the Master Agreement and is not actually known by ICC, ICC Investment LP or I Partner prior to Closing; provided, that Engelhard, E Partner and Wheel LP shall only have an obligation to indemnify the other parties to the extent that the aggregate amount of losses exceeds $50,000. In addition, for purposes of the parties' indemnification obligations, the actual knowledge of Engelhard and E Partner shall include the actual knowledge of employees of E/ICC who were employed at the request of, or were nominated for employment by, Engelhard. Similarly, the actual knowledge of ICC, I Partner and

ICC Investment LP shall include the actual knowledge of employees of E/ICC who were employed at the request of, or were nominated for employment by, ICC.

         Expenses. Each of the parties will bear all expenses incurred by it in connection with the Master Agreement and the Related Agreements and the consummation of the transactions contemplated thereby. In addition, Box LP shall pay all transfer and other similar taxes incurred in connection with the assignment and transfer of the Box Business.

         Press Releases. Prior to Closing of the Master Agreement, the content and timing of all press releases and other public statements relating to the Master Agreement, Related Agreements, the Restructuring and E/ICC's businesses and/or operations shall be subject to prior mutual agreement of ICC and Engelhard.

         Conciliation. Engelhard and E Partner, and their respective Affiliates, successors and assigns, have agreed not to initiate or otherwise be a party to any legal proceedings, claims or suits with respect to the management, business or operations of Box LP and further agreed that the general partner of Box LP, I Partner, shall have the unfettered right to make all decisions relating to Box LP. Conversely, ICC, I Partner and ICC Investment LP, and their respective Affiliates, successors and assigns, have agreed not to initiate or otherwise be a party to any legal proceedings, claims or suits with respect to the management, business or operations of Wheel LP and further agreed that the general partner of Wheel LP, E Partner, shall have the unfettered right to make all decisions relating to Wheel LP.

         The foregoing description of the Master Agreement covers all material terms of the Master Agreement. It is, however, only a summary and does not purport to be exhaustive. Please refer to the copy of the Master Agreement, which is attached hereto as Exhibit "B" and is incorporated herein by reference.

BASIC TERMS OF THE CONTRIBUTION AGREEMENT

         E/ICC's Transfer of Box Assets and Liabilities. On the date of Closing, I Partner and E Partner will cause E/ICC to transfer all of its right, title and interest in and to all of its assets, properties and business, directly relating to or directly used in the Box Business ("Box Assets") (it being presumed that an asset or property shall be a Box Asset insofar as it is directly related to or is located at the Hatboro facility). The Box Assets of E/ICC being transferred will be subject to certain liabilities. Accordingly, Box LP will assume all liability for and undertake to pay and/or perform all debts, liabilities and executory obligations insofar as they relate to or are directly a result of the Box Business ("Box Liabilities") (it being presumed that a debt, liability or executory obligation relating to or arising out of the Hatboro facility should be deemed a Box Liability), including all warranty claims for products shipped, or services provided, by E/ICC prior to the Closing Date, and liabilities with respect to all obligations of E/ICC in connection with the line of credit provided by Mellon Bank, N.A. Pursuant to the terms of the Contribution Agreement, Box LP shall receive the Box Assets on an "AS IS/WHERE IS" basis, and E/ICC has not made, and shall not be deemed to have made, any representations or warranties as to title to the Box Assets or to the value, merchantability, condition or fitness for use of the Box Assets, or any other representation or warranty, express or implied. Further, E/ICC expressly disclaims any liability for latent, hidden or patent defects in the Box Assets or the failure of any of the Box Assets to comply with applicable law.

         E/ICC's Retention of Wheel Assets and Liabilities. Upon Closing, E/ICC will retain all of its right, title and interest in and to all of its assets, properties and business, directly relating to or directly used in the Wheel Business ("Wheel Assets") (it being presumed that an asset or property shall be a Wheel Asset insofar as it is directly related to or is located at the Miami facility). The Wheel Assets of E/ICC being retained will be subject to certain liabilities. Accordingly, Wheel LP will retain liability for and undertake to pay and/or perform all debts liabilities and executory obligations insofar as they relate to or are directly a result of the Wheel Business ("Wheel Liabilities") (it being presumed that a debt, liability or executory obligation relating to or arising out of the Miami facility should be deemed a Wheel Liability), including the $8,500,000 industrial development bond which is currently being guaranteed by Engelhard (ICC will be released from any obligations it has in connection with such bond).

         Shared Assets and Liabilities. Box LP and Wheel LP will share equally in the liabilities and reasonable expenses (and any recoveries) arising out of any claims or suits that result from the termination by E/ICC of two leases with Arsenal, Inc. in September, 1996 for E/ICC's former manufacturing facilities located at the Arsenal Business Center, 5301 Tacony Street, Philadelphia, Pennsylvania.

         Intercompany Accounts. At the Closing Date, all internal intrapartnership accounts of E/ICC (including charges to and from the Miami and Hatboro facilities of E/ICC) shall be eliminated, and all amounts owing by E/ICC to Engelhard, E Partner, ICC or I Partner shall be paid in full.

         Employee Benefit Plans. Prior to the Closing Date, the parties to the Master Agreement shall cooperate with each other to arrange for mutually satisfactory arrangements with respect to the transfer or termination of the E/ICC employee benefit plans.

         Royalty Agreement. Prior to Closing, E/ICC and Box LP shall cooperate with each other to arrange for mutually satisfactory arrangements with respect to the division of rights and obligations under the Royalty Agreement among E/ICC, James Coellner and Dean Calton dated February 7, 1994.
Resolution of this matter shall be a condition to Closing.

         Employees. Substantially all of the employees who currently work at E/ICC's facility in Hatboro, Pennsylvania will become employees of Box LP, and, conversely, substantially all of the employees who currently work in E/ICC's Miami, Florida facility will become employees of Wheel LP.

         The foregoing description of the Contribution Agreement covers all material terms of the Master Agreement. It is, however, only a summary and does not purport to be exhaustive. Please refer to the copy of the Contribution Agreement, which is attached hereto as Exhibit "C" and is incorporated herein by reference.

BASIC TERMS OF THE E/ICC PURCHASE AND SALE AGREEMENT

         Transfer of Partnership Interest. At Closing, immediately following the Contribution and Distribution, ICC Investment LP will transfer to E Partner a 30% interest in E/ICC. In exchange therefor, E Partner will pay to ICC Investment LP the sum of $18,628,571. In addition, ICC, ICC Investment LP, I Partner and E Partner will make customary representatives and warranties to each other.

         The foregoing description of the E/ICC Purchase and Sale Agreement covers all material terms of such Agreement. It is, however, only a summary and does not purport to be exhaustive.

THE BOX AND WHEEL PARTNERSHIPS

         Upon Closing under the Master Agreement, the activities previously conducted by E/ICC will be divided between two limited partnerships, Box LP and Wheel LP, and the Partnership Agreement which is currently governing the management of E/ICC will be terminated in its entirety and of no further effect. See "THE PROPOSED RESTRUCTURING - Basic Terms of the Master Agreement" for a general discussion of the Restructuring. After the Restructuring contemplated under the Master Agreement is complete, I Partner, a wholly-owned subsidiary of ICC, will be the sole general partner and a limited partner of Box LP, and E Partner, a wholly-owned subsidiary of Engelhard, shall be the other limited partner of Box LP (I Partner and E Partner, in their respective capacities as partners of Box LP, are hereinafter collectively referred to as the "Box LP Partners"). In turn, the sole general partner of Wheel LP will be E Partner and the limited partners of Wheel LP will be E Partner and I Partner (I Partner and E Partner, in their respective capacities as partners of Wheel LP, are collectively referred to hereinafter as the "Wheel LP Partners"). The following descriptions of the partnership agreements of Box LP and Wheel LP cover all material terms of such agreements but are, nonetheless, only summaries and should not be considered exhaustive.

BASIC TERMS OF THE BOX LP LIMITED PARTNERSHIP AGREEMENT

         Formation; Partners. Pursuant to the terms of the Master Agreement, Box LP shall be formed as a limited partnership under the laws of the Commonwealth of Pennsylvania and upon Closing, the partners of Box LP shall be I Partner as a general partner with a 1% interest and a limited partner with an 89% interest and E Partner as a limited partner with a 10% interest.

         Name and Location. The name of the partnership shall be Fresh Air Solutions, L.P., and its principal address shall be 330 South Warminster Road, Hatboro, Pennsylvania 19040.

         Partnership Business The business of Box LP shall be to: (i) engage in any business that may be lawfully conducted by a limited partnership pursuant to the Pennsylvania Revised Uniform Limited Partnership Act, (ii) enter into any other partnership, joint venture, or other relationship to engage in the foregoing, (iii) make loans, guarantees, indemnities or other financial accommodations, or (iv) to do any of the foregoing with respect to any Affiliate and (v) do anything necessary or incidental to the foregoing.

         Management of Box LP. The general partner, I Partner, shall have full, exclusive and complete discretion to manage the business affairs of Box LP, to make all decisions affecting the business and affairs of Box LP and to take all such action as it deems necessary or appropriate in connection with the business of Box LP. The limited partners shall not have any authority, right or power to bind Box LP, or to manage, or to participate in any way whatsoever in the management of the business and affairs of Box LP.

         Term of Partnership. The term of Box LP shall continue until the year 2096, unless sooner dissolved and terminated in accordance with the terms of the Box LP Limited Partnership Agreement.

         Capital Contributions. After the contribution of the Box Business to Box LP, I Partner and E Partner will be deemed to have made capital contributions to Box LP as set forth in the Box LP Limited Partnership Agreement. No Box LP Partner shall be required under any circumstances to contribute additional capital to the partnership. In addition, the partnership may not issue additional partnership interests if a limited partner objects to such issuance (thereby effectively preventing the partnership from diluting each limited partner's interest without consent).

         Allocation of Items of Partnership Income, Gain, Loss, Deduction and Credit. Except in special circumstances, profits and losses of Box LP will be allocated to the Box LP Partners in accordance with their respective percentage interests in the partnership, which will initially be 90% to I Partner and 10% to E Partner.

         Distributions No Box LP Partner shall have any right to demand or receive a distribution from Box LP; provided, that at the general partner's election, Box LP shall make periodic distributions in accordance with the Box LP Partners' percentage interests to each partner in amounts such that, after giving effect to such distribution, the Box LP Partners shall have received an amount sufficient to satisfy all federal, state and local income taxes actually payable by the Box LP Partners as a result of their respective interests in the profits of Box LP for such period. In addition, the partnership shall, at such times as the General Partner shall determine, distribute cash to the Box LP Partners in amounts that the General Partner shall determine. All such distributions shall be made in accordance with the Box LP Partners' percentage interests, which will initially be 90% to I Partner and 10% to E Partner.

         Partner Loans. The general partner, I Partner, or any of its Affiliates, may make a loan to Box LP at any time, and interest and principal on such loan shall be paid at such times as may be determined by the general partner, which loans shall bear interest at a rate equal to the three month LIBOR plus 1% per annum (a "Partner Loan"). Any Partner Loan shall be taken into account in determining the fair market value of Box LP for purposes of ICC's buyout option discussed below.

         ICC's Option. Under the terms of the Box LP Limited Partnership Agreement, I Partner will be granted an option to purchase E Partner's entire interest in Box LP on January 1, 2004. The exercise price for the option will be equal to 95% of the fair market value of Box LP, determined as of the exercise date as to which such option is being exercised and taking into account any indebtedness of E/ICC (including Partner Loans made by the general partner, I Partner, and its Affiliates), multiplied by a percentage equal to the E Partner's interest being purchased pursuant to such option. Box LP will engage an investment banking firm to be selected by the Box LP Partners to render a value opinion as to its estimate of the fair market value of Box LP as of the exercise date. In selecting the investment banking firm, the Box LP Partners shall first try to mutually agree on one of the four following firms: SBC Warburg Dillon Read Inc., Goldman, Sachs & Co., J.P. Morgan & Co. or Merrill Lynch. If the Box LP Partners cannot so mutually agree, then the Box LP Partners shall promptly meet in person and on a random basis select one name from among the firms listed above. If either Box LP Partner objects to the firm so chosen, another name shall be chosen until there is no objection or there is only one firm left, in which case that remaining firm shall perform the valuation. The option price, together with interest at a rate per annum equal to the three month London Interbank Offered Rate, will be payable by I Partner in immediately available funds on or before the tenth day following the giving of notice of exercise of the option.

         Limited Liability. No limited partner (in its capacity as a limited partner of Box LP) shall be personally liable for losses, costs, expenses, liabilities or obligations of Box LP in excess of its required capital contribution.

         Books and Records; Financial Reports. I Partner, as general partner of Box LP, will be obligated to keep full and complete books of accounts and business records which will be available to each limited partner of Box LP upon written demand. In addition, the general partner shall provide unaudited financial statements of Box LP within thirty (30) days after the end of each fiscal quarter and audited annual financial statements within seventy five (75) days after the end of each fiscal year, in each case until the earlier of 2096 or the date when E Partner is no longer a limited partner of Box LP.

         Tax Returns and Information. The general partner will be designated the "Tax Matters Partner" for Box LP and will cause income tax returns for Box LP to be prepared and filed with the appropriate authorities on a timely basis. The Tax Matters Partner will also provide each Box LP Partner with information required for the preparation of such Box LP's income tax returns as soon as possible after the close of Box LP's calendar year.

         Transfer by Partners. Under the Box LP Limited Partnership Agreement, a limited partner may transfer all or a portion of its limited partnership interest only upon the written consent of the then-current general partner of Box LP and the execution, adoption and acknowledgment of the Box LP Limited Partnership Agreement. In addition, a transferee shall become a substitute limited partner under the Box LP Limited Partnership Agreement only if the assigning limited partner and the transferee files a notice of such transfer with the general partner, the transferee executes, adopts, and acknowledges the Box LP Limited Partnership Agreement, and the assignor or transferee pays the costs incurred to effect the transfer. Conversely, the general partner of Box LP may not voluntarily withdraw or transfer all or any portion of its interest in E/ICC, but it may nonetheless pledge such interest in furtherance of Box LP's business. If I Partner decides to sell all or any portion of its interest in Box LP while E Partner still has an interest in Box LP, it shall notify E Partner of its intention to sell such interest at least sixty (60) days before the closing date of such sale. I Partner may review any bids for such interest submitted by E Partner but in no event shall be required to accept such bids.

         Termination of the Partnership. Box LP shall be dissolved and its affairs wound up and the Box LP Limited Partnership Agreement terminated upon the first to occur of the following: (i) the expiration of the term of Box LP,
(ii) the involuntary or voluntary withdrawal of the general partner, unless within ninety (90) days after such withdrawal, a majority of the limited partners remaining agree in writing to the continuation of Box LP and the appointment of a successor general partner, (iii) the entry of a decree of judicial dissolution of Box LP, (iv) the sale, exchange or other disposition of all or substantially all of the assets of Box LP, (v) the dissolution, winding up, cessation of business, withdrawal or removal of all the Box LP Partners, or
(vi) the affirmative vote of the holders of at least two-thirds of the limited partnership interests. Upon an event of termination, the affairs of Box LP will be wound up and the assets and properties of Box LP will be liquidated as promptly as possible, with the proceeds of liquidation applied in the following order of priority: (i) to the payment of the debts and liabilities of the Box LP to creditors other than Box LP Partners, (ii) to the discharge of debts of Box LP owed to Box LP Partners, and (iii) to the Box LP Partners in an amount equal to the positive balance in each Box LP Partner's capital account.


         Indemnification of Partners. Pursuant to the terms of the Box LP Limited Partnership Agreement, Box LP will indemnify and hold each general partner of Box LP harmless from any claim, liability or expense incurred by such partner arising out of or in connection with the operations of Box LP. Further, Box LP shall have the authority to purchase and maintain insurance policies for indemnified parties as the general partner shall determine.

BASIC TERMS OF THE WHEEL LP LIMITED PARTNERSHIP AGREEMENT

         Formation; Partners. Pursuant to the terms of the Master Agreement, at Closing, I Partner and E Partner will execute and deliver a Wheel LP Limited Partnership Agreement and documents necessary to make E/ICC a limited partnership under the laws of the State of Delaware. Upon such conversion into a limited partnership, the partners of Wheel LP shall be E Partner as a general partner with a 1% interest and a limited partner with an 79% interest and I Partner as a limited partner with a 20% interest.

         Name and Location. Upon the conversion of the partnership to a limited partnership, the name of E/ICC will be determined. Wheel LP's principal address shall be 3550 N.W. 49th Street, Miami, Florida 33142.

         Partnership Business. The business of Wheel LP shall be to: (i) engage in any business that may be lawfully conducted by a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, (ii) enter into any other partnership, joint venture, or other relationship to engage in the foregoing, (iii) make loans, guarantees, indemnities or other financial accommodations, or (iv) do any other foregoing with respect to any Affiliate, and (v) do anything necessary or incidental to the foregoing.

         Management of Wheel LP. The general partner, E Partner, shall have full, exclusive and complete discretion to manage the business affairs of Wheel LP, to make all decisions affecting the business and affairs of Wheel LP and to take all such action as it deems necessary or appropriate in connection with the business of Wheel LP. The limited partners shall not have any authority, right or power to bind Wheel LP, or to manage, or to participate in any way whatsoever in the management of the business and affairs of Wheel LP.

         Term of Partnership. The term of Wheel LP shall continue until the year 2096, unless sooner dissolved and terminated in accordance with the terms of Wheel LP Limited Partnership Agreement.

         Capital Contributions. I Partner and E Partner will be deemed to have made capital contributions to Wheel LP as set forth in the Wheel LP Limited Partnership Agreement. No Wheel LP Partner shall be required under any circumstances to contribute additional capital to the partnership. In addition, the partnership may not issue additional partnership interest if a limited partner objects to such issuance (thereby effectively preventing the partnership from diluting each limited partner's interest without its consent).

         Allocation of Items of Partnership Income, Gain, Loss, Deduction and Credit. Except in special circumstances, Wheel LP profits and losses will be allocated to the Wheel LP Partners in accordance with their respective partnership percentage interests, which will initially be 20% to I Partner and 80% to E Partner.

         Distributions. No Wheel LP Partner shall have any right to demand or receive a distribution from Wheel LP unless otherwise agreed by all of the Wheel LP Partners; provided, that at the general partner's election, Wheel LP shall make periodic distributions in accordance with the Wheel LP Partners' percentage interests to each partner in amounts such that, after giving effect to such distribution, the Wheel LP Partners shall have received an amount sufficient to satisfy all federal, state and local income taxes actually payable by the Wheel LP Partners as a result of their respective interests in the profits of Wheel LP for such period. In addition, the partnership shall, at such times as the General Partner shall determine, distribute cash to the Wheel LP Partners in amounts that the General Partner shall determine. All such distributions shall be made in accordance with the Wheel LP Partners' percentage interests, which will initially be 20% to I Partner and 80% to E Partner.

         Partner Loans. The general partner, E Partner, or any of its Affiliates may make a loan to Wheel LP at any time, and interest and principal on such loan shall be paid at such times as may be determined by the general partner, which loans shall bear interest at a rate equal to the three month LIBOR plus 1% per annum (a "Partner Loan"). Any Partner Loan shall be taken into account in determining the fair market value of Wheel LP for purposes of Engelhard's buyout option discussed below.

         Engelhard's Option. Under the terms of Limited Partnership Agreement, E Partner will be granted an option to purchase I Partner's entire interest in Wheel LP on January 1, 2004. The exercise price for the option will be equal to 95% of the fair market value of Wheel LP, determined as of the exercise date as to which such option is being exercised and taking into account any indebtedness of Wheel LP (including Partner Loans made by the general partner, E Partner, and its Affiliates), multiplied by a percentage equal to the I Partner's interest being purchased pursuant to such option. Wheel LP will engage an investment banking firm to be selected by the Wheel LP Partners to render a value opinion as to its estimate of the fair market value of Wheel LP as of the exercise date. In selecting the investment banking firm, the Wheel LP

Partners shall first try to mutually agree on one of the four following firms:
SBC Warburg Dillon Read Inc., Goldman, Sachs & Co., J.P. Morgan & Co. or Merrill Lynch. If the Wheel LP Partners cannot so mutually agree, then the Wheel LP Partners shall promptly meet in person and on a random basis select one name from among the firms listed above. If either Wheel LP Partner objects to the firm so chosen, another name shall be chosen until there is no objection or there is only one firm left, in which case that remaining firm shall perform the valuation. The option price, together with interest at a rate per annum equal to the three month London Interbank Offered Rate, will be payable by E Partner in immediately available funds on or before the tenth day following the giving of notice of exercise of the option. Please note that the Partnership Agreement which is currently governing E/ICC will be terminated upon Closing and all terms thereof shall be of no further effect, including Engelhard's option to buy-out ICC's interest in E/ICC which is described previously in "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC - The Partnership."

         Limited Liability. No limited partner (in its capacity as a limited partner of Wheel LP) shall be personally liable for losses, costs, expenses, liabilities or obligations of the partnership in excess of its required capital contribution.

         Books and Records; Financial Reports. E Partner, as general partner of Wheel LP, will be obligated to keep full and complete books of accounts and business records which will be available to each limited partner of Wheel LP upon written demand. In addition, the general partner shall provide unaudited financial statements of Wheel LP within thirty (30) days after the end of each fiscal quarter and audited annual financial statements within seventy five (75) days after the end of each fiscal year, in each case until the earlier of 2096 or the date I Partner is no longer a limited partner of Wheel LP.

         Tax Returns and Information. The general partner will be designated the "Tax Matters Partner" for Wheel LP and will cause income tax returns for Wheel LP to be prepared and filed with the appropriate authorities on a timely basis. The Tax Matters Partner will also provide each Partner with information required for the preparation of such Partner's income tax returns as soon as possible after the close of Wheel LP's calendar year.

         Transfer by Partners. Under the Wheel LP Limited Partner Agreement, a limited partner may transfer all or a portion of its limited partnership interest in Wheel LP only upon the written consent of the then-current general partner of Wheel LP and the execution, adoption and acknowledgment of the Wheel LP Limited Partnership Agreement. In addition, a transferee may become a substitute limited partner under the Wheel LP Limited Partnership Agreement only if the assigning limited partner and the transferee files a notice of such transfer with the general partner, the transferee executes, adopts, and acknowledges the Wheel LP Limited Partnership Agreement, and the assignor or transferee pays the costs incurred to effect the transfer. Conversely, the general partner of Wheel LP may not voluntarily withdraw or transfer all or any portion of its interest in the partnership, but it may nonetheless pledge such interest in furtherance of Wheel LP's business. If E Partner decides to sell all or any portion of its interest in Wheel LP while I Partner still has an interest in Wheel LP, it shall notify I Partner of its intention to sell such interest at least sixty (60) days before the closing date of such sale. E Partner may review any bids for such interest made by I Partner but in no event shall be required to accept I Partner's bids.

         Termination of the Partnership. Wheel LP shall be dissolved and its affairs wound up and Wheel LP Limited Partnership Agreement terminated upon the first to occur of the following: (i) the expiration of the term of Wheel LP,
(ii) the involuntary or voluntary withdrawal of the general partner, unless within ninety (90) days after such withdrawal, a majority of the limited partners remaining agree in writing to the continuation of the partnership and the appointment of a successor general partner, (iii) the entry of a decree of judicial dissolution of Wheel LP, (iv) the sale, exchange or other disposition of all or substantially all of the assets of Wheel LP, (v) the dissolution, winding up, cessation of business, withdrawal or removal of all the Wheel LP Partners, or (vi) the affirmative vote of the holders of at least two-thirds of the limited partnership interests. Upon an event of termination, the affairs of Wheel LP will be wound up and the assets and properties of Wheel LP will be liquidated as promptly as possible, with the proceeds of liquidation applied in the following order of priority: (i) to the payment of the debts and liabilities of Wheel LP to creditors other than the Wheel LP Partners, (ii) to discharge of debts of Wheel LP owed to the Wheel LP Partners, and (iii) to the Wheel LP Partners in an amount equal to the positive balance in each Wheel LP Partner's capital account.

         Indemnification of Partners. Pursuant to the terms of Wheel LP Limited Partnership Agreement, Wheel LP will indemnify and hold each general partner of Wheel LP harmless from any claim, liability or expense incurred by such partner arising out of or in connection with the operations of Wheel LP. Further, Wheel LP shall have the authority to purchase and maintain insurance policies for indemnified parties as the general partner shall determine.

CERTAIN RELATED AGREEMENTS

         Rotor Supply Agreement. In connection with the Master Agreement, Wheel LP will enter into a Rotor Supply Agreement with Box LP at Closing. Pursuant to the Rotor Supply Agreement, for a term of 15 years, Wheel LP shall be obligated to supply Box LP's total requirements for desiccant and heat-exchange rotors or similar products used in Climate Control Systems, and Box LP will be obligated to purchase exclusively from Wheel LP, Box LP's total requirements for such rotor products. Such rotors products shall have the same specifications as those products manufactured by Wheel LP as of the date of the agreement unless the parties mutually agree to alter such specifications. Rotors supplied to Box LP may be used only as a component in the production for sale of complete Climate Control Systems or as part of a Climate Control Systems kit for assembly, or for sale by Box LP as part of a Cassette to its Affiliates or strategic partners for inclusion in a complete Climate Control System. Wheel LP may sell such products to third parties, but it shall not have the right to sell, or license others to sell, desiccant rotors or Climate Control Systems containing desiccant rotors for standalone supermarkets, ice rinks, and pachinko halls in North America, Japan and Korea for a period of seven (7) years from the date of this agreement, provided that Box LP meets certain agreed to performance targets for sales to these market segments on a combined basis. If Box LP requires any heat-exchange or desiccant rotors that have performance characteristics that are substantially different from those previously provided by Wheel LP, Box LP shall first request such rotors from Wheel LP under the terms of the Rotor Supply Agreement. If Wheel LP fails to respond to such request or elects in writing not to provide such specialty rotors, in each case within 90 days of receipt of such request, Box LP may purchase the requested specialty rotors from any third party, provided that Box LP may purchase such specialty rotors from third parties only to the extent such purchases do not exceed, in aggregate, 5% of Box LP's total requirements for rotors in that year.

         Wheel LP will warrant that all products supplied to Box LP under the Rotor Supply will be free from defects in material and workmanship for a period of five years. Such warranty is limited to repair or replacement (including labor for one year from the date of original installation of a Climate Control System containing the product or eighteen (18) months from the date of shipment from Wheel LP's factory) or a refund of the purchase price of the rotors, at Wheel LP's option, during the warranty period.

         Under the Rotor Supply Agreement, Wheel LP will sell all such desiccant and heat-exchange rotors to Box LP at prices which are lower than it will sell such rotors to others ("Favorable Wheel Prices"). Moreover, during the first two years under the Rotor Supply Agreement, Wheel LP has agreed to sell such rotors to Box LP at prices which are lower than the Favorable Wheel Prices.

         If Wheel LP completely exits the business of producing heat-exchange and desiccant rotors and similar products, Wheel LP shall give Box LP the option to acquire all assets and liabilities related to the Wheel Business at its fair market value. Alternately, in the event Wheel LP transfers its assets to a third party, the surviving or acquiring entity shall assume the obligations of Wheel LP under the Rotor Supply Agreement. Box LP may not assign its rights under the Rotor Supply Agreement, unless such assignment is made in connection with the sale or transfer of the assets of Box LP.

         Cassette Supply Agreement. Pursuant to the Master Agreement, Box LP and Wheel LP will enter into the Cassette Supply Agreement, whereby Box LP will sell to Wheel LP, and Wheel LP will buy from Box LP, for a term of five years, Cassettes which consist of a sheetmetal or other structure that holds a rotor, coated or uncoated with ETS(TM), supported by casters or a hub and which consist of seals, drive motor, belt and other components required to conduct heat or mass transfer, as are manufactured as of the date of this agreement and including any modifications to such design within twelve (12) months thereafter. Box LP will warrant that Cassettes sold under the agreement will be free from defects in material and workmanship for one year from the earlier of the date of installation in a Climate Control System containing the product or eighteen (18) months from the date of delivery from Box LP's factory. Such Cassettes will be sold to Wheel LP on pricing terms that are more favorable to Wheel LP than the prices offered to Box LP's other customers for Cassettes.

         Sensor Supply Agreement. Pursuant to the Master Agreement, Sensor Technologies, a subsidiary of Engelhard, will enter into the Sensor Supply Agreement, whereby Sensor Technologies will sell to Box LP, for a term of five years, certain humidity and dew point infrared sensors that are manufactured by Sensor Technologies. Sensor Technologies will warrant that sensors sold under the agreement will be free from defects in material and workmanship for one year from the earlier of the date of installation in a Climate Control System containing the product or eighteen (18) months from the date of delivery from Sensor Technologies' factory. Such sensors will be sold to Box LP on pricing terms that are more favorable to Box LP than the prices offered to Sensor Technologies' other customers for such products.

         Substrate Supply Agreement. Pursuant to the Master Agreement, Wheel LP will enter into a Substrate Supply Agreement (the "Substrate Supply Agreement"), whereby Wheel LP will sell to Engelhard, for a term of five years, substrates or related materials. Wheel LP will warrant that products sold under the agreement will be free from defects in material and workmanship for one year from the earlier of the date of installation or eighteen (18) months from the date of delivery from Wheel LP's factory. Such substrate products will be sold to Engelhard on pricing terms that are more favorable to Engelhard than the prices offered to Wheel LP's other customers for those products.

         Novation for Desiccant Supply Agreement. As part of the Restructuring, Engelhard, E/ICC and Wheel LP will execute a Novation in connection with that certain Supply Agreement dated February 7, 1994 between Engelhard and E/ICC (the "Desiccant Supply Agreement"). The effect of this Novation will be that the Desiccant Supply Agreement will remain effective after the Restructuring as between Engelhard and Wheel LP. Thus, Wheel LP will be obligated to purchase exclusively from Engelhard all desiccant or drying materials or agents used in any adsorption system that Wheel LP may require in connection with the conduct of the Wheel Business. In turn, Engelhard will be obligated to sell to Wheel LP the partnership's total requirements for such products in accordance with the original terms thereof. For a more detailed discussion of the Desiccant Supply Agreement, see "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC - The Partnership."

         Box Technology License Agreement. In connection with the Master Agreement, at Closing, Box LP will enter into the Box Technology License Agreement (the "Box Technology License") with Wheel LP pursuant to which Box LP will grant to Wheel LP a nonexclusive, royalty free, world-wide, perpetual license with the further right to sublicense, for all technology ("Box Technology") owned by Box LP relating directly to the Box Business and any improvements thereto that are conceived by employees of Box LP or representatives and are subject to patents or patents applications filed within 12 months after the execution of the agreement. Such improvements shall not include any improvements that are related solely to any Climate Control System that utilizes a Gas Platform to regenerate the desiccant material which is used to treat the wheel-shaped rotor in a Climate Control System. To assist Wheel LP in gathering such technology, it shall have access to written materials and software related to the Box Technology for a period of 45 days after the Closing Date. Wheel LP, however, shall not have any rights to obtain the know-how and experience of the employees of Box LP for so long as such persons are employees of Box LP.

         Wheel LP may only use the licensed Box Technology in connection with the design, manufacture, assembly, marketing and sale of Climate Control Systems for the cooling, dehumidification, drying, heating, ventilation and microbe reduction markets and businesses ancillary or reasonably related thereto, and it acknowledges that any assignment or sublicense of Box Technology by Wheel LP must be made in connection with the sale, or potential sale, of rotors by Wheel LP.

         Each party to this Box Technology License shall be further required to promptly notify the other party of any infringement of a patent licensed thereunder, in which case Box LP may bring an action at its own expense to defend such patent, which action Wheel LP may join, if it so desires. Alternately, Wheel LP may initiate such a patent defense if Box LP fails to do so. Wheel LP and Box LP shall share equally in all maintenance fees associated with the Box Technology.

         Wheel Technology License Agreement. In conjunction with the Master Agreement, at Closing, Box LP and Wheel LP shall enter into the Wheel Technology License Agreement ("Wheel Technology License") pursuant to which Wheel LP will grant Box LP a nonexclusive, royalty free, world-wide, perpetual license with the further right to sublicense, for all technology that is specifically covered by certain patents set forth in the Wheel Technology License and any improvements to such technology conceived by employees or representatives of Wheel LP that are subject to patents or patent applications within the twelve
(12) month period after the signing of this agreement ("Wheel Technology"). Such licensed Wheel Technology will not include Hexcel's proprietary process utilized in manufacturing the small-cell, honeycomb substrate material used to make E/ICC's rotors, which will be licensed to Wheel LP following the Closing.

         Box LP may only utilize the licensed technology in connection with the Box Business or any businesses ancillary or reasonably related thereto, and it acknowledges that any assignment or sublicense of Wheel Technology must be made in connection with the sale, or potential sale, of Climate Control Systems, kits and/or Cassettes.

         Each party to this Wheel Technology License shall be further required to promptly notify the other party of any infringement of a patent licensed thereunder, in which case Wheel LP may bring an action at its own expense to defend such patent, which action Box LP may join, if it so desires. Alternately, Box LP may initiate such a patent defense if Wheel LP fails to do so. Wheel LP and Box LP shall share equally in all maintenance fees associated with Wheel Technology.

         E/ICC License Agreement. As part of the Restructuring, Engelhard shall enter into a E/ICC License Agreement (the "E/ICC License") with Box LP pursuant to which Engelhard shall grant Box LP a non-exclusive, royalty free license to use the name "Engelhard" as part of the "Engelhard/ICC" mark. Box LP will not be able to further sublicense or assign this right without the prior approval of Engelhard, but Engelhard shall be free to license or grant rights in the Engelhard name to any party. In using the Engelhard name under this E/ICC License, Box LP will be prohibited from representing to third parties that it has any right or title to such name.

         If Box LP uses the "Engelhard/ICC" mark in writing for any purpose (except for use on products, product packaging materials or existing signage at Box LP's Hatboro facility), such writing shall include the following language:
"Engelhard Corporation is a 10% passive investor in Box LP, and is in no way involved in the business, operations, management or control of Box." Notwithstanding the foregoing, if the name is used in product literature, it must be accompanied by the following language in the same point size and type as the remainder of the text of such literature: "Engelhard Corporation is a 10% passive investor in Box LP." The E/ICC License shall commence on the date of Closing and shall terminate two and one half years thereafter.

         Referral Agreement. In connection with the Master Agreement, Wheel LP will enter into a Referral Agreement with Box LP, whereby Box LP will agree to sell Climate Control Systems to customers introduced to it by Wheel LP from time to time in connection with field testing or beta testing or otherwise demonstrating the Climate Control System technology to generate interest in the purchase of rotors from Wheel LP by such customers. Wheel LP will be allowed to have continued unhindered access to each customer after consummation of any sale made pursuant to the Referral Agreement but will in no event be entitled to a commission for any sale thereunder. The sale of products to any customers introduced pursuant to this agreement shall be on pricing, payment and invoice terms as in effect from time to time by Box LP for its wholesale customers receiving the most favorable pricing, payment and invoice terms. Wheel LP specifically acknowledges in the Referral Agreement that sales to customers it refers to Box LP shall be limited in nature. This Agreement shall commence on the date of Closing of the Master Agreement and shall terminate five years thereafter.

         General Releases. Engelhard, E Partner and Sensor Technologies shall enter into a General Release, under which the Company, I Partner, ICC Investment LP and E/ICC will be released from any and all claims and liabilities, known or unknown, by reason of any matter through the date of the release, including without limitation the management and operation of E/ICC and the matters at issue in the litigation between such parties related to Engelhard's acquisition of Telaire Systems, Inc. In addition, E/ICC shall enter into a General Release under which Engelhard, E Partner, Sensor Technologies, Telaire Systems, Inc., ICC, ICC Investment LP and I Partner will be released from any and all claims and liabilities, known or unknown, by reason of any matter through the date of the release, including without limitation the management and operation of E/ICC and the matters at issue in the litigation between such parties related to Engelhard's acquisition of Telaire Systems, Inc. Finally, ICC, ICC Investment LP and I Partner shall enter into a General Release, under which Engelhard, E Partner, Sensor Technologies, Telaire Systems, Inc. and E/ICC will be released from any and all claims and liabilities, known or unknown, by reason of any matter through the date of the release, including without limitation the management and operation of E/ICC and the matters at issue in the litigation between such parties related to Engelhard's acquisition of Telaire Systems, Inc.

         The foregoing descriptions of the Related Agreements cover all material terms of such agreements but are, nonetheless, only summaries and should not be considered exhaustive.

BUSINESS OF ICC AND E/ICC PENDING CLOSING

         Subject to certain covenants and agreements set forth in the Master Agreement, prior to the Closing under the Master Agreement and the Restructuring contemplated thereunder, ICC and E/ICC will continue to conduct their business in the ordinary course. See "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC."

BUSINESS OF ICC AFTER CLOSING

         Following the Closing under the Master Agreement and the consummation of the transactions contemplated thereunder, ICC will remain principally a holding company. ICC will conduct the Box Business through its wholly-owned subsidiary I Partner, which will be the sole general partner of, and will hold a 90% interest in, Box LP. I Partner will also hold a 20% limited partner interest in Wheel LP as a passive investor and will in no way be involved in the business, operations, management or control of Wheel LP. ICC will be free to pursue and participate in businesses outside of the Box Business, except that it may not engage in the resale of rotors purchased under the Rotor Supply Agreement except as a component of a Climate Control System or as part of a Climate Control System kit for sale, or as a part of a Cassette for sale to its Affiliates or strategic partners for inclusion in a complete Climate Control System. In addition, the Company will not be permitted to use the patented Wheel Technology licensed to it under the Wheel Technology License except in connection with the Box Business. See "THE PROPOSED RESTRUCTURING - Certain Related Agreements." Presently, although ICC is exploring the possibility of pursuing other ventures, to date it has not entered into any agreements or commitments to engage in any other activities following the Closing under the Master Agreement.

BUSINESS OF ICC IN THE EVENT THE RESTRUCTURING IS NOT CLOSED

         In the event that the Master Agreement and Restructuring of E/ICC is not consummated for any reason, including failure to obtain approval from the Stockholders of ICC, E/ICC will remain in existence and ICC will continue to own a 50% general partner interest therein, subject to the terms of the current Partnership Agreement. See "OVERVIEW OF THE BUSINESS OF ICC AND E/ICC - The Partnership."

         THE RIGHTS OF STOCKHOLDERS OF ICC WILL NOT BE AFFECTED BY THE CONSUMMATION OF THE MASTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER, NOR WILL THE STOCKHOLDERS RECEIVE ANY PROPERTY OF ANY KIND AS A RESULT OF, OR IN CONNECTION WITH, THE CONSUMMATION OF THE MASTER AGREEMENT.

ACCOUNTING TREATMENT

         The acquisition of the partnership interests in Box LP by ICC will be accounted for under the purchase method of accounting. In connection with ICC's sale of a portion of its interest in Wheel LP and the acquisition of the partnership interests in Box LP, the Company was unable to determine fair market values of either Box LP or Wheel LP for financial reporting purposes and retained Howard, Lawson & Company, a private investment banking firm, for the sole purpose of assisting it in determining the fair market values of those businesses. Howard, Lawson & Company concluded that fair market value could not be determined within reasonable limits. As a result, the non-monetary considerations exchanged for the ownership interests in Box LP and Wheel LP were based upon the recorded amounts.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material federal income tax consequences associated with the transactions described in this Proxy Statement (hereinafter "the Transactions") under the Internal Revenue Code of 1986, as amended (hereinafter "the Code"). Because each stockholder's tax situation is unique and the following discussion cannot address every aspect of the Code as it would apply to every stockholder, each stockholder of the Company should consult his or her own tax adviser regarding the tax consequences of the Transactions to such stockholder in light of their own tax situation. The law firm of Mesirov Gelman Jaffe Cramer & Jamieson, Philadelphia, Pennsylvania has advised the Company with respect to the tax consequences of the Restructuring discussed below.

         E/ICC's Transfer of Assets. The Company believes that E/ICC's transfer of a portion of its assets subject to liabilities to Box LP will constitute a tax free division of the partnership pursuant to Code Section 708(b)(2)(B). This section provides that where a partnership is divided into two or more partnerships, the resulting partnerships are considered as continuations of the prior partnership. The Company also believes that the subsequent distribution by E/ICC of its entire limited partnership interest in Box LP to I Partner and E Partner will, except as described below, be tax free pursuant to Code
Section 731, which provides that no gain or loss will be recognized by either a partner or a partnership on a distribution by the partnership.

         The distribution of assets by E/ICC to Box LP will cause I Partner and E Partner's basis in their respective partnership interests in E/ICC to be reduced by the adjusted basis of the assets distributed, but not below zero. The reduction in liabilities as the result of the transfer to Box LP is treated as a distribution of money, which could cause recognition of gain. The Company believes that some gain may be recognized as a result thereof. Code Section 733 and Section 752(b).

         ICC's Transfer of Partnership Interest. The Company believes that I Partner's transfer of sixty percent (60%) of its general partnership interest in E/ICC to ICC Investment LP and ICC Investment LP's subsequent transfer of this general partnership interest to E Partner for $18,628,571 will constitute a sale of such general partnership interest to E Partner. The sale will produce gain to ICC Investment LP, and through its ownership of ICC Investment LP and its partners, ICC will report such gain pursuant to Code Section 741 to the extent that the cash consideration exceeds the adjusted tax basis of the partnership interest sold to E Partner. The Company believes that some of the gain may be ordinary income if the partnership owns unrealized receivables or inventory items. Code Section 751.

         Conversion of E/ICC From General Partnership to Limited Partnership. The Company believes that the conversion of its general partnership interest in E/ICC into a limited partnership interest in Wheel LP is not considered an exchange of a partnership interest, and therefore no gain or loss results. In addition, the partners' bases and holding periods in their partnership interests will not be affected.

         Internal Revenue Service Treatment of Similar Transactions. The Internal Revenue Service has not ruled on the Transactions, nor has a request for such a ruling been made by the Company. However, in similar factual situations, the Internal Revenue Service has ruled that the Transfers will be accorded the income tax treatment as discussed above.

         Moreover, this discussion does not address the state, local or foreign tax aspects of the Transactions. This discussion is based on currently-existing provisions of the Code, existing and proposed Treasury Regulations promulgated thereunder, and current administrative rulings and court decisions. All of the foregoing is subject to change, and any change could affect the continuing validity of this discussion.

                 COMPARATIVE PER SHARE DATA OF ICC CAPITAL STOCK

         Set forth below is information concerning the unaudited net loss and book value per common share data of ICC on both a historical and pro forma basis.

                                                                             Nine Months
                                                                               ended                   Year ended
                                                                             September 30,            December 31,
                                                                               1997 (1)                 1996 (1)
                                                                               --------                 --------

ICC Technologies - Historical:
         Net Loss                                                              $ (0.26)                 $ (0.35)
         Book Value per common share outstanding                                  0.22                     0.47

ICC Technologies - Pro Forma:
         Net Loss(2)(3)                                                         $ (.47)                 $  (.61)
         Book Value per common share outstanding                                  1.33                     1.80


(1) Information for ICC Technologies is for the calendar year ended December 31, 1996 and the nine months ended September 30, 1997.

(2) Based upon ICC's net loss of $9,929,862 and $12,486,268 and weighted average common shares outstanding of 21,304,645 and 20,322,952 for the nine months ended September 30, 1997 and December 31, 1996 respectively. Pro Forma Loss per share considers $49,655 cumulative preferred stock dividend requirement for the year ended December 31, 1996.

(3) The unaudited pro forma consolidated financial data is presented to illustrate the effect of the restructuring of the Partnership, pursuant to the Master Agreement on the Company's results of operations as if it occurred January 1, 1996. Refer to the unaudited Pro Forma Consolidated Financial Statements appearing in this Proxy Statement.


      MARKET PRICE OF ICC STOCK PRIOR TO ANNOUNCEMENT OF THE RESTRUCTURING

         ICC's Common Stock is listed on the National Association of Securities Dealers, Inc. Automatic Quotation System (NASDAQ) National Market under the symbol ICGN. Based on reports provided by NASDAQ, on August 26, 1997, the date immediately preceding the Company's public announcement through a press release of an agreement, in principle, with Engelhard to restructuring E/ICC, subject to negotiation of definitive contracts and approval by the two companies' boards of directors and ICC's Stockholders, the high and low sale prices for ICC's Common Stock were $6.3125 and $6.0625, respectively.

            ICC UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


INTRODUCTION

         The following financial statements set forth the Company's: (i) unaudited pro forma consolidated balance sheet as of September 30, 1997 in order to demonstrate the effects upon the Company's historical financial position, as if the restructuring of the Partnership contemplated under the Master Agreement (the "Transaction") occurred on that date; (ii) unaudited pro forma consolidated statement of operations for the nine month period ended September 30, 1997 in order to demonstrate the effects upon the Company's historical results of operations, as if the transaction occurred at January 1, 1996; and (iii) unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 in order to demonstrate the effects upon the Company's historical results of operations, as if the Transaction occurred at January 1, 1996.

         The pro forma consolidated financial statements have been prepared from the historical financial statements of the Company and the Partnership and contain certain adjustments with respect to the transaction as explained hereafter.

                             ICC TECHNOLOGIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                   (UNAUDITED)



                                         Historical                              Pro Forma
                                            ICC              Pro Forma          Adjustments            Pro Forma
                                        Technologies        Box L.P.(1)          Dr. (Cr.)            As Adjusted
                                        ------------        -----------          ---------            -----------
                     ASSETS

CURRENT ASSETS:
         Cash and cash equivalents        $4,389,474       $   (32,913)          $18,628,571 (2)      $ 25,485,132
                                                                                   2,500,000 (3)
         Accounts receivable                      --         2,392,129                    --             2,392,129
         Inventories, net                         --         3,099,021                    --             3,099,021
         Prepaid expenses and other          159,415           242,878                    --               402,293
                                          ----------       -----------           -----------          ------------

            Total current assets           4,548,889         5,701,115            21,128,571            31,378,575

INVESTMENT IN WHEEL L.P.                          --                --               897,625 (4)           359,050
                                                                                    (538,575)(2)
PROPERTY AND EQUIPMENT, net                    8,596         2,843,894                    --             2,852,490
OTHER ASSETS                                      --           788,587                    --               788,587
RESTRICTED CASH                            2,500,000                --            (2,500,000)(3)                --
                                          ----------       -----------           -----------          ------------


                  Total Assets            $7,057,485       $ 9,333,596           $18,987,621          $ 35,378,702
                                          ==========       ===========           ===========          ============


      The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

                                    Continued

                             ICC TECHNOLOGIES, INC.
                 PRO FORMA CONSOLIDATED BALANCE SHEET, CONTINUED
                            AS OF SEPTEMBER 30, 1997
                                   (UNAUDITED)

                                                            Historical                       Pro Forma
                                                                ICC          Pro Forma      Adjustments       Pro Forma
                                                           Technologies     Box L.P.(1)      Dr. (Cr.)       As Adjusted
                                                           ------------     -----------      ---------       -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES                                          $ 160,903     $5,929,511     $ (200,000)(2)     $6,290,414
LOSSES OF ENGELHARD/ICC IN EXCESS OF
         INVESTMENTS                                         2,255,488              -     $6,029,928 (2)              -
                                                                                            (897,625)(4)
                                                                                          (2,876,815)(1)

LONG TERM DEBT                                                       -        207,624              -            207,624

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST                                                    -              -       (319,646)(1)        319,646

STOCKHOLDERS' EQUITY:
     Partners' capital                                               -      3,196,461      3,196,461 (1)              -
     Common stock, $.01 par value, authorized
     50,000,000 shares, issued 21,470,998 shares at
      September 30, 1997                                       214,711              -              -            214,711
     Additional paid -- in capital                          51,169,325              -              -         51,169,325
     Note receivable from officer                             (230,467)             -              -           (230,467)
     Accumulated Deficit                                   (46,341,045)             -    (23,919,924)(2)    (22,421,121)

Less: Treasury common stock at cost, 66,227 shares            (171,430)             -              -           (171,430)
                                                            ----------       --------    -----------        -----------

         Total stockholders' equity                          4,641,094      3,196,461    (20,723,463)        28,561,018
                                                           -----------      ---------    -----------         ----------

Total liabilities and stockholders' equity                 $ 7,057,485    $ 9,333,596   $(18,987,621)       $35,378,702
                                                           ===========    ===========   ============        ===========



The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

                             ICC TECHNOLOGIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)

                                                         Historical                        Pro Forma
                                                            ICC             Pro Forma      Adjustments       Pro Forma
                                                        Technologies         Box L.P.        Dr. (Cr.)      As Adjusted
                                                        ------------        --------        ---------       -----------

REVENUES                                                    $      -       $5,713,172         $     -        $5,713,172
COST OF GOODS SOLD                                                 -        7,803,546               -         7,803,546
                                                         -----------      -----------     -----------       -----------
     Gross Loss                                                    -       (2,090,374)              -        (2,090,374)

OPERATING EXPENSES:
     Marketing                                                     -        2,952,452               -         2,952,452
     Engineering                                                   -        1,324,797               -         1,324,797
     Research and development                                      -          449,977               -           449,977
     General and administrative                            1,514,123        1,885,648               -         3,399,771
                                                         -----------      -----------     -----------       -----------
     Total operating expenses                              1,514,123        6,612,874               -         8,126,997

     Loss from operations                                 (1,514,123)      (8,703,248)              -       (10,217,371)

OTHER INCOME (EXPENSE):
Equity interest in net loss of investee                   (4,538,491)               -      (4,538,491)(5)       (62,337)
                                                                                               62,337 (5)
     Interest Income (expense), net                          411,897          (62,051)              -           349,846
     Minority Interest                                             -                -               -                 -
                                                         -----------      -----------     -----------       -----------

NET LOSS                                                 $(5,640,717)     $(8,765,299)    $(4,476,154)      $(9,929,862)
                                                         ===========      ===========     ===========       ===========

NET LOSS PER COMMON SHARE                                $      (.26)                                       $      (.47)
                                                         ===========                                        ===========


WEIGHTED AVERAGE COMMON SHARES                            21,304,645                                         21,304,645
                                                         ===========                                        ===========




      The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

                             ICC TECHNOLOGIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)


                                                           Historical                        Pro Forma
                                                              ICC            Pro Forma      Adjustments        Pro Forma
                                                          Technologies        Box L.P.        Dr. (Cr.)        As Adjusted
                                                          ------------        --------        ---------        -----------

REVENUES                                                      $      -       $6,202,376     $         -        $6,202,376
COST OF GOODS SOLD                                                   -        8,248,882               -         8,248,882
                                                                ------       ----------     -----------        ----------
     Gross Loss                                                      -       (2,046,506)              -        (2,046,506)

OPERATING EXPENSES:
     Marketing                                                       -        3,563,817               -         3,563,817
     Engineering                                                     -        1,053,809               -         1,053,809
     Research and development                                        -        1,055,758               -         1,055,758
     General and administrative                              1,545,594        4,010,681               -         5,556,275
                                                             ---------        ---------     -----------         ---------
     Total operating expenses                                1,545,594        9,684,065               -        11,229,659

     Loss from operations                                   (1,545,594)     (11,730,571)              -       (13,276,165)

OTHER INCOME (EXPENSE):
     Equity interest in net loss of investee                (6,294,832)               -      (6,294,832)(5)      (155,647)
                                                                                                155,647 (5)
     Interest Income (Expense), net                            685,817          (80,858)              -           604,959
     Minority Interest                                               -                -        (340,585)(5)       340,585
                                                           -----------     ------------     -----------      ------------
NET LOSS                                                   $(7,154,609)    $(11,811,429)    $(6,479,770)     $(12,486,268)

CUMULATIVE PREFERRED STOCK
     DIVIDEND REQUIREMENTS                                     (49,655)                                           (49,655)
                                                          ------------                                           --------

NET LOSS APPLICABLE TO
     COMMON STOCKHOLDERS                                   $(7,204,264)                                      $(12,535,923)
                                                           ===========                                       ============

NET (LOSS) PER COMMON SHARE                                $      (.35)                                      $       (.61)
                                                           ===========                                       ============

WEIGHTED AVERAGE COMMON SHARES                              20,322,952                                         20,322,952
                                                           ===========                                       ============



        The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

                             ICC TECHNOLOGIES, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation: The unaudited pro forma consolidated financial statements are presented to illustrate the effect of the restructuring of the Partnership, pursuant to the Master Agreement, on the Company's financial position as if it occurred on September 30, 1997, and to demonstrate the effects upon the Company's historical results of operations for the fiscal year ended December 31, 1996, and for the nine months ended September 30, 1997, as if the Transaction occurred on January 1, 1996.

         The Transaction contemplated under the Master Agreement will restructure the Partnership into two separate companies, Box LP and Wheel LP (see Note 3). The Company will have an ownership interest of 90% in Box LP and 20% in Wheel LP. The assets, liabilities and results of operations of Box LP will be consolidated in the Company's financial statements. The Company will account for its 20% investment in Wheel LP under the equity method of accounting. Under the equity method of accounting, the Company will recognize its proportionate share of the net income or loss on a current basis.

         The unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations had the aforementioned Transaction occurred on those dates, nor are they necessarily indicative of future results of the Company's operations.

         The unaudited pro forma consolidated financial statements have been prepared from the historical financial statements of the Company and contain certain adjustments with respect to the Transaction as explained hereafter. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 do not include any nonrecurring adjustments that may result from the Transaction.

2. Pro Forma Adjustments:

(1) The pro forma adjustment column (Pro Forma Box L.P.) reflects the consolidation of 100% of the assets and liabilities of Box LP and the pro forma adjustments reflect the elimination of Box LP equity in consolidation and recording of Engelhard's 10% minority interest.

(2) The pro forma adjustment reflects the Company's sale of 60% of its interest in Wheel LP amounting to $539 thousand for consideration of approximately $18.6 million in cash and 80% of Engelhard's interest in Box LP amounting to $6.0 million. The Transaction would result in a gain of $23.9 million, net of estimated transaction costs of $200 thousand.

(3) The pro forma adjustment reflects the reclassification of $2.5 million from restricted cash to cash available for operations due to the release of the Company's portion of a guarantee on Wheel LP's bond obligation.

(4) The pro forma adjustment reflects the reclassification of the Company's 50% equity investment in Wheel LP in connection with the Transaction.

(5) The pro forma adjustment reflects the elimination of the equity interest in net loss of investee recorded in ICC's historical financial statements because Box LP will now be consolidated, the recording of the minority shareholders portion of the Box LP net loss and the recording of the equity interest in net loss of Wheel LP based on the Company's 20% ownership interest.

3. Pro Forma Summarized Financial Data of the Partnership:

          The Master Agreement provides that the Partnership will be split into two separate companies, one to manufacture and market complete, active Climate Control Systems (Box LP) and the other to manufacture and market the desiccant and heat-exchange rotors that are a component of Climate Control Systems (Wheel
LP).

          The following summarizes selected unaudited pro forma financial information of Box LP and Wheel LP as of September 30, 1997 and for the nine months then ended, and for the year ended December 31, 1996, as if the Transaction had occurred on January 1, 1996:

                                                                      As of September 30, 1997

                                         Historical            Pro Forma             Pro Forma
Balance Sheet Data                       Partnership             Box LP               Wheel LP
                                         -----------             ------               --------
Total Assets                             $19,887,808           $ 9,333,596            $10,554,212
Total Liabilities                         14,896,098             6,137,135              8,759,163
Partners' Capital                          4,991,170             3,196,461              1,795,049


                                                                      Nine Months Ended September 30, 1997

                                        Historical                                         Pro Forma              Pro Forma
Income Statement Data                   Partnership             Eliminations                Box LP                Wheel LP
                                        -----------             ------------                ------                --------
Revenue                                  $10,084,346               $1,003,418             $5,713,172                $5,374,592
Expenses                                  19,161,328                1,003,418             14,478,471                 5,686,275
Net(Loss)                                 (9,076,982)                       -             (8,765,299)                 (311,683)

                                                        Year ended December 31, 1996

                              Historical                             Pro Forma          Pro Forma
Income Statement Data         Partnership        Eliminations         Box LP             Wheel LP
                              -----------        ------------         ------             --------
Revenues                     $ 10,504,609        $1,730,000       $  6,202,376        $ 6,032,233
Expenses                       23,094,273         1,730,000         18,013,805          6,810,468
Net (Loss)                    (12,589,664)             --          (11,811,429)          (778,235)



4. Purchase Price:

         In connection with the acquisition of Box LP and Wheel LP, the Company and an investment banker were unable to determine the fair market values of either Box LP or Wheel LP within reasonable limits. As a result, the non-monetary consideration paid and received by the Company, the ownership interests in Box LP and Wheel LP, were based upon their recorded amounts in the accompanying unaudited pro forma consolidated financial statements.

5. Interest Income:

         The Company expects to earn interest income of approximately $1 million in 1998 from investment of the cash proceeds received in connection with the Transaction. The accompanying unaudited pro forma consolidated financial statements do not reflect any adjustments for such income expected to be earned.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The total number of shares of ICC voting stock outstanding on January 27, 1998, the record date for the determination of Stockholders entitled to receive notice of and to vote at the Special Meeting, was 21,453,771, all of which is Common Stock, par value $.01. Each share of Common Stock entitles the registered owner thereof to one vote on each matter which may be brought before the Special Meeting. The presence at the Special Meeting, in person or by properly executed proxy, of the holders of a majority of the voting power of all the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of the business at the Special Meeting. The approval of the Master Agreement and the Restructuring contemplated thereunder, as described in this Proxy Statement, will require the affirmative vote of the holders of a majority of the voting power of all the outstanding shares of ICC Common Stock as of the Record Date. See "SPECIAL MEETING."

         The following table sets forth certain information, as of September 30, 1997, regarding beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's named executive officers,
(iii) each director, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares indicated as owned by them.

-------------------------------------------- -------------------------------------- ------------------- -----------------
Name and Address(1)                          Position                               Number of           Percentage
----------------                             --------                               Shares              of Class
                                                                                    Owned
-------------------------------------------- -------------------------------------- ------------------- -----------------
Irwin L. Gross                               Chairman of the Board                        2,903,046(2)             13.2%
330 South Warminster Road
Hatboro, PA 19040
-------------------------------------------- -------------------------------------- ------------------- -----------------
Albert Resnick                               Secretary and Director                       1,953,969(3)              9.0%
330 South Warminster Road
Hatboro, PA  19040
-------------------------------------------- -------------------------------------- ------------------- -----------------
Andrew L. Shapiro                            Director                                     1,069,914(4)              5.0%
330 South Warminster Road
Hatboro, PA  19040
-------------------------------------------- -------------------------------------- ------------------- -----------------
Stephen Schachman                            Director                                        60,000(5)              0.3%
-------------------------------------------- -------------------------------------- ------------------- -----------------
William A. Wilson                            Vice Chairman of the Board,                    168,334(7)              0.8%
                                             President, and Chief Executive
                                             Officer
-------------------------------------------- -------------------------------------- ------------------- -----------------
Mark S. Hauser                               Director                                       172,000(6)              0.8%
-------------------------------------------- -------------------------------------- ------------------- -----------------

-------------------------------------------- -------------------------------------- ------------------- -----------------
Name and Address(1)                          Position                               Number of           Percentage
----------------                             --------                               Shares              of Class
                                                                                    Owned               --------
                                                                                    -----
-------------------------------------------- -------------------------------------- ------------------- -----------------
Charles T. Condy                             Director                                              -0-                0%

-------------------------------------------- -------------------------------------- ------------------- -----------------
Robert Aders                                 Director                                           10,000             0.05%

-------------------------------------------- -------------------------------------- ------------------- -----------------
Manfred Hanuschek                            Chief Financial Officer and Treasurer           34,000(7)              0.2%

-------------------------------------------- -------------------------------------- ------------------- -----------------
All Executive Officers, Directors and                                                        6,371,263             27.5%
Nominees as a group (9 persons)
-------------------------------------------- -------------------------------------- ------------------- -----------------


Footnotes to Stock Ownership of Management

(1) Addresses are included for beneficial owners of more than 5%. Beneficial ownership has been determined pursuant to Rule 13d-3 of the Securities and Exchange Act.

(2) Includes 1,413,354 shares of Common Stock and currently exercisable options to purchase 170,000 shares of Common Stock, and warrants to purchase 548,000 shares of Common Stock. Also includes 771,692 shares of Common Stock held of record by trust for the benefit of the children of Mr. Gross, with respect to which he exercises voting and investment power.

(3) Includes 1,552,969 shares of Common Stock and currently exercisable options to purchase 391,000 shares of Common Stock.

(4) Includes 767,056 shares of Common Stock and currently exercisable options to purchase 302,858 shares of Common Stock.

(5) Includes 25,000 shares of Common Stock and currently exercisable options to purchase 35,000 shares of Common Stock.

(6) Includes 165,000 shares of Common Stock which may be acquired pursuant to currently exercisable warrants and 7,000 shares of Common Stock which may be acquired pursuant to currently exercisable options.

(7) Consists of shares of Common Stock which may be acquired pursuant to currently exercisable options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Irwin Gross Employment Agreement. At Closing, the Employment Agreement between E/ICC and Irwin L. Gross, Chairman and a principal stockholder of ICC, will be terminated.

                                     EXPERTS

         The consolidated financial statements of ICC as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Proxy Statement have been audited by Coopers & Lybrand L.L.P., (whose report dated March 19, 1997 includes an explanatory paragraph which refers to conditions that raise substantial doubt about ICC's ability to continue as a going concern) and have been included herein in reliance upon the authority of that firm as experts in accounting and auditing. The financial statements of the Partnership as of December 31, 1996 and 1995, and for the years then ended incorporated by reference in the Proxy Statement have been audited by Coopers & Lybrand L.L.P., (whose reported dated March 19, 1997 includes an explanatory paragraph which refers to conditions that raise substantial doubt about the Partnership's ability to continue as a going concern) and have been included herein in reliance upon the authority of that firm as experts in accounting and auditing. A representative of ICC's principal accountants, Coopers & Lybrand L.L.P., will be present at the Special Meeting of Stockholders and will have the opportunity to answer questions and make a statement if they desire to do so.


                             REGULATORY REQUIREMENTS

         ICC is unaware of any federal or state regulatory requirements which must be complied with in order to consummate the Master Agreement and the transactions contemplated thereunder, other than those federal laws relating to the form and substance of Proxy Statements and Pennsylvania and Delaware law pertaining to corporations and partnerships. ICC believes that it is, and anticipates that it will continue to be, in compliance with all such statutory requirements and will not be precluded by any governmental body from consummating the Master Agreement and the transaction contemplated thereunder.

                                         By Order of the Board of Directors




                                         Albert Resnick
                                         Secretary



February 3, 1998
Philadelphia, Pennsylvania

                                    Exhibit A

                   GLOSSARY OF TERMS USED THIS PROXY STATEMENT

         "Affiliate": at to any person means any other person controlled by, controlling or under common control with such person.

         "Box Business": means the design, manufacture, assembly, marketing and sale of Climate Control Systems for the cooling, dehumidification, drying, heating, ventilation and microbe reduction markets.

         "Box LP": means Fresh Air Solutions, L.P., a limited partnership (of which I Partner is the general partner with a 1% interest and upon Closing, the limited partners will be I Partner with an 89% interest and E Partner with a 10% interest) organized under the laws of the Commonwealth of Pennsylvania.

         "Box LP Limited Partnership Agreement": means the Agreement of Limited Partnership of Box LP governing the operation of Box LP.

         "Box Technology": means all technology owned on the date of Closing by Box LP, including all inventions, patents, patent applications, improvements, technical information, trade secrets, prototypes, models, experience, ideas, reports, data, software, engineering drawings, operating manuals, all results from experiments, testing and demonstrations and any other information (whether or not patentable) related thereto, and improvements to such technology owned by Box LP, conceived by employees or representatives of Box LP or Affiliates of Box LP subject to patents or patent applications filed during the twelve (12) month period after Closing other than improvements in such twelve (12) month period related solely to the Gas Platform which cannot be used on other (non-gas) platforms.

         "Box Technology License": means the Box Technology License Agreement to be entered into at Closing by and between Box LP and Wheel LP pursuant to which Box LP will license its Box Technology to Wheel LP.

         "Cassette": means a sheetmetal or other structure that holds a wheel-shaped rotor, coated with a desiccant material or uncoated, supported by casters or a hub, consisting of seals, drive motor, belt and other components required to conduct heat or mass transfer.

         "Cassette Supply Agreement": means the Cassette Supply Agreement to be entered into at Closing by and between Box LP and Wheel LP pursuant to which Box LP will supply Cassettes to Wheel LP.

         "Climate Control Systems": means all air conditioning or air treatment systems (whether pre-assembled units or kits that are to be assembled by distributors, licensees, customers or Affiliates of the Purchaser) that cool, dehumidify, dry, heat and/or filter air; provided, however, that any such system shall only be a "Climate Control System" if it operates, in part, by passing air through one or more wheel-shaped rotors, which rotors may or may not be treated with a desiccant material.

         "Closing" or "Closing Date": means the closing of the Master Agreement and transactions contemplated thereunder.

         "Contribution": means the transfer by E/ICC of E/ICC's assets and liabilities directly related to the Box Business to Box LP, pursuant to the Contribution Agreement at Closing.

         "Contribution Agreement": means the Contribution Agreement dated November 17, 1997, by and between E/ICC and Box LP pursuant to which at Closing E/ICC will transfer E/ICC's assets and liabilities directly related to the Box Business to Box LP, a copy of which is attached to this Proxy Statement as Exhibit "C."

         "Conversion": means the conversion of E/ICC into a limited partnership under the laws of the State of Delaware upon Closing immediately following the consummation of the E/ICC Purchase and Sale Agreement.

         "Desiccant Supply Agreement Novation" or "Novation": means the novation of the Desiccant Supply Agreement, dated February 7, 1994, between Engelhard and E/ICC to be entered into at Closing by and between Engelhard, E/ICC and Wheel LP pursuant to which Wheel LP will be affirmed as a party to the Supply Agreement for the supply of desiccants or drying materials or agents used in any adsorption system on the original terms thereof.

         "Distribution": means E/ICC's distribution of its entire limited partnership interest in Box LP to I Partner and E Partner at Closing, as a result of which I Partner will hold a 90% interest and E Partner will hold a 10% interest therein.

         "Distribution Resolution": means the resolution of the partners of E/ICC effecting the Distribution.

         "E Partner": means Engelhard DT, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of Engelhard.

         "E/ICC" or "Partnership": means Engelhard/ICC, a Pennsylvania general partnership in which Engelhard and ICC, through their respective subsidiaries, each has a 50% general partnership interest.

         "E/ICC License Agreement": means the E/ICC License Agreement to be entered into at Closing pursuant to which Engelhard will license Box LP to use the name "Engelhard" as part of the "Engelhard/ICC" mark, under certain conditions, for a period of two and one half years from the Closing Date.

         "E/ICC Purchase and Sale Agreement" means the E/ICC Purchase and Sale Agreement dated November 17, 1997, between ICC Investment LP, I Partner and E Partner, pursuant to which at Closing ICC Investment LP will sell a 30% aggregate partnership interest in E/ICC to E Partner for approximately $18.6 million.

         "Engelhard": means Engelhard Corporation, a corporation organized under the laws of the State of Delaware.

         "Gas Platform": means any Climate Control System that utilizes gas to regenerate the desiccant material that is used to treat a wheel-shaped rotor in a Climate Control System.

         "General Releases": mean those three general releases to be entered at Closing whereby ICC, I Partner, ICC Investment LP, E/ICC, Engelhard, E Partner, Telaire Systems, Inc. and Sensor Technologies shall mutually release each other from any and all claims or liability arising out of any matter through the Closing Date including without limitation the management of E/ICC and the matters at issue in the litigation related to Engelhard's acquisition of Telaire Systems, Inc.

         "I Partner": means ICC Desiccant Technologies, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of ICC.

         "ICC Investment LP": means ICC Investment, LP, a limited partnership (of which I Partner is the sole general partner and ICC is the sole limited partner) organized under the laws of the Commonwealth of Pennsylvania.

         "Joint Venture Asset Transfer Agreement": means the Joint Venture Asset Transfer Agreement between ICC, I Partner, Engelhard and E Partner dated as of September 8, 1993.

         "Master Agreement": The Master Agreement, dated November 17, 1997, by and among ICC, I Partner, ICC Investment LP, Engelhard, E Partner, and E/ICC pursuant to which, among other things, the Restructuring of E/ICC will be effectuated at Closing, the form of which is attached to this Proxy Statement as Exhibit "B."

         "Partnership Agreement" means the General Partnership Agreement of E/ICC, dated February 7, 1994 between E Partner and I Partner.

         "Partnership Business": means the design, manufacture and sale of desiccant wheel components and desiccant air conditioners for dehumidification and cooling markets, the industrial drying/dehumidification market and the air conditioning and microbe reduction market for health care facilities.

         "Partnership Loan": means any loan made by the general partner or an Affiliate of the general partner of Box LP or Wheel LP, as the case may be, to the partnership, which loan shall bear interest at a rate equal to the three month London Interbank Offered Rate (as published in the Wall Street Journal) plus 1.00% per annum, such rate to be set on the date of the making of the loan and to be reset on the first day of each succeeding quarter.

         "Record Date": means January 27, 1998.

         "Referral Agreement": means the Referral Agreement to be entered into at Closing between Box LP and Wheel LP pursuant to which Box LP will sell Climate Control Systems to customers referred to it by Wheel LP.

         "Related Agreements": means the Rotor Supply Agreement, Cassette Supply Agreement, Sensor Supply Agreement, Substrate Supply Agreement, Desiccant Supply Agreement Novation, Box Technology License, Wheel Technology License, E/ICC License Agreement, Referral Agreement, and the General Releases.

         "Restructuring": means the restructuring of E/ICC as contemplated under the Master Agreement.

         "Rotor Supply Agreement": means the Rotor Supply Agreement to be entered into at Closing between Wheel LP and Box LP pursuant to which Wheel LP will sell heat-exchange and desiccant wheel-shaped rotors to Box LP.

         "Sensor Supply Agreement": means the Sensor Supply Agreement to be entered into at Closing between Sensor Technologies and Box LP for the supply of certain humidity and dew point infrared sensors to Box LP.

         "Sensor Technologies": means Engelhard Sensor Technologies, Inc., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of Engelhard.

         "Special Meeting": means the Special Meeting of Stockholders of ICC to be held on February 23, 1998, at 10:00 am (local time), at 330 South Warminster Road, Hatboro, Pennsylvania 19040, and at any adjournment or postponement thereof.

         "Substrate Supply Agreement": means the Substrate Supply Agreement to be entered into at Closing between Engelhard and Wheel LP pursuant to which Wheel LP will sell substrates and related materials to Engelhard.

         "Transaction Documents": means the Master Agreement, the Contribution Agreement, the Box LP Limited Partnership Agreement, the Wheel LP Limited Partnership Agreement, the Distribution Resolutions, the E/ICC Purchase and Sale Agreement, the General Releases and the certificate effecting the Conversion of E/ICC into a limited partnership.

         "Wheel Business": means the design, manufacture, assembly, marketing and sale of products fabricated from honeycomb substrates and any and all rotor or wheels or similar products used in Climate Control Systems.

         "Wheel LP": means the limited partnership into which E/ICC will be converted under the laws of the State of Delaware, upon Closing, in which E Partner will own an 80% interest and I Partner will own a 20% interest.

         "Wheel LP Limited Partnership Agreement": means the Agreement of Limited Partnership of Wheel LP governing the operation of Wheel LP.

         "Wheel Technology License": means the Wheel Technology License Agreement to be entered into at Closing by and between Wheel LP and Box LP pursuant to which Wheel LP will license certain patented Wheel Technology to Box LP.

         "Wheel Technology": means the technology owned as of the Date of Closing by Wheel LP that is specifically covered by the patents listed on Schedule A to the Wheel Technology License.

                                    Exhibit B

                                Master Agreement

================================================================================









                                MASTER AGREEMENT

                                      Among

                             ICC TECHNOLOGIES, INC.,

                        ICC DESICCANT TECHNOLOGIES, INC.,

                              ICC INVESTMENT, L.P.,

                             ENGELHARD CORPORATION,

                               ENGELHARD DT, INC.


                                       And


                                  ENGELHARD/ICC





                          Dated as of November 17, 1997









================================================================================

                                TABLE OF CONTENTS


                                                                               Page
                                                                               ----
ARTICLE I                DEFINITIONS..........................................   2


ARTICLE II               TRANSACTIONS.........................................   6

         2.1.            Transaction Documents................................   6
         2.2.            Supply Agreements....................................   8
         2.3.            License Agreements...................................   8
         2.4.            Referral Agreement...................................   9
         2.5.            Agreements Control...................................   9

ARTICLE III              CLOSING..............................................   9


ARTICLE IV               REPRESENTATIONS AND WARRANTIES OF ICC AND I .........  10

         4.1.            Corporate Organization, etc..........................  10
         4.2.            Authorization; Execution and Delivery, etc...........  10
         4.3.            Consents and Approvals of Governmental Authorities...  10
         4.4.            No Violation.........................................  11
         4.5.            Absence of Insolvency Proceedings....................  11
         4.6.            Brokerage............................................  11

ARTICLE V                REPRESENTATIONS AND WARRANTIES OF ENGELHARD
                         AND E PARTNER........................................  12

         5.1.            Corporate Organization...............................  12
         5.2.            Authorization; Execution and Delivery, etc...........  12
         5.3.            Consents and Approvals of Governmental Authorities.... 12
         5.4.            No Violation.........................................  13
         5.5.            Absence of Insolvency Proceedings....................  13
         5.6.            Brokerage............................................  13

ARTICLE VI               COVENANTS OF ICC AND I PARTNER AND NEW ICC...........  14

         6.1.            Approvals and Consents...............................  14
         6.2.            ICC Proxy Statement..................................  14
         6.3.            Further Assurances...................................  14
         6.4.            Reasonable Efforts...................................  14
         6.5.            Partnership Funding..................................  15
         6.6.            Hatboro Lease........................................  15
         6.7.            Bank Guaranties......................................  15

                                                                               Page
                                                                               ----
ARTICLE VII              COVENANTS OF ENGELHARD AND E PARTNER.................  16

         7.1.            Approvals and Consents...............................  16
         7.2.            Further Assurances...................................  16
         7.3.            Reasonable Efforts...................................  16
         7.4.            Partnership Funding..................................  17

ARTICLE VIII             CONDITIONS PRECEDENT TO ALL PARTIES'
                         OBLIGATIONS..........................................  17

         8.1.            Transaction Documents................................  18
         8.2.            Related Agreements...................................  18
         8.3.            ICC Stockholder Approval.............................  18
         8.4.            Board of Directors Approval..........................  18
         8.5             General Releases.....................................  18

ARTICLE IX               CONDITIONS PRECEDENT TO ICC'S AND I PARTNER'S
                         AND NEW ICC'S OBLIGATIONS............................  18

         9.1.            Representations and Warranties.......................  19
         9.2.            Performance..........................................  19
         9.3.            Litigation and Proceedings...........................  19
         9.4.            Approvals and Consents...............................  19
         9.5.            Corporate Action.....................................  20
         9.6.            Certificates.........................................  20
         9.7.            Dade County Bond.....................................  20
         9.8.            Hatboro Lease Assignment.............................  20
         9.9.            Bank Loan Assignments................................  20

ARTICLE X                CONDITIONS PRECEDENT TO ENGELHARD'S AND
                         E PARTNER'S OBLIGATIONS..............................  21

         10.1.           Representations and Warranties.......................  21
         10.2.           Performance..........................................  21
         10.3.           Litigation and Proceedings...........................  21
         10.4.           Approvals and Consents...............................  22
         10.5.           Corporate Action.....................................  22
         10.6.           Certificates.........................................  22
         10.7.           Hatboro Lease Power of Attorney......................  22
         10.8.           Bank Guaranties......................................  23

ARTICLE XI               CLOSING DATE; CLOSING................................  23

         11.1.           Closing Date; Closing................................  23

ARTICLE XII              TERMINATION AND ABANDONMENT, ETC.....................  24

         12.1.           Methods of Termination...............................  24
         12.2.           Effect of Termination................................  24

                                                                               Page
                                                                               ----
ARTICLE XIII             INDEMNIFICATION......................................  25


         13.1.           Indemnification by Box LP, ICC and I
                            Partner...........................................  25
         13.2.           Indemnification by Wheel LP, Engelhard
                            and E Partner.....................................  27

ARTICLE XIV              MISCELLANEOUS PROVISIONS.............................  29

         14.1.           Expenses.............................................  29
         14.2.           Assignment and Binding Effect........................  29
         14.3.           Construction.........................................  29
         14.4.           Notices..............................................  29
         14.5.           Benefit..............................................  30
         14.6.           Press Releases.......................................  30
         14.7.           Headings.............................................  31
         14.8.           Schedules, etc.......................................  31
         14.9.           Counterparts.........................................  31
         14.10.          Entire Agreement and Amendment.......................  31
         14.11.          Waiver of Compliance.................................  32
         14.12.          Conciliation; Remedies; etc..........................  32
         14.13.          Joinder of Box LP and Wheel LP.......................  33

                                    Exhibits
                                    --------

Exhibit       1        Contribution Agreement
Exhibit       2        Box LP Agreement
Exhibit       3        Distribution Resolution
Exhibit       4        E/ICC Purchase and Sale Agreement
Exhibit       5        Wheel LP Agreement
Exhibit       6        Certificate of Conversion to Limited Partnership
Exhibit       7        General Releases
Exhibit       8        Cassette Supply Agreement
Exhibit       9        Desiccant Supply Agreement Novation
Exhibit       10       Rotor Supply Agreement
Exhibit       11       Substrate Supply Agreement
Exhibit       12       Referral Agreement
Exhibit       13       Box Technology License Agreement
Exhibit       14       E/ICC License Agreement
Exhibit       15       Sensor Supply Agreement
Exhibit       16       Wheel Technology License Agreement

                                MASTER AGREEMENT


         MASTER AGREEMENT dated as of November 17, 1997 (the "Agreement"), by and among ICC Technologies, Inc., a Delaware corporation ("ICC"), ICC Desiccant Technologies, Inc., a Delaware corporation ("I Partner"), ICC Investment, L.P., a Pennsylvania limited partnership ("New ICC"), Engelhard Corporation, a Delaware corporation ("Engelhard"), Engelhard DT, Inc., a Delaware corporation ("E Partner"), and Engelhard/ICC, a Pennsylvania general partnership ("E/ICC").

                              W I T N E S S E T H :

         WHEREAS, ICC, I Partner, Engelhard and E Partner formed E/ICC to engage in the Partnership Business (as hereinafter defined);

         WHEREAS, the Partnership Business consists of the Wheel Business (as hereinafter defined) and the Box Business (as hereinafter defined);

         WHEREAS, ICC, I Partner, Engelhard and E Partner desire to enter into a series of transactions pursuant to which, among other things: (i) E/ICC will contribute (the "Contribution") all assets and liabilities related to the Box Business to Box LP (as hereinafter defined) pursuant to the Contribution Agreement (as hereinafter defined) in return for a 99% limited partnership interest in Box LP (as to which I Partner will be the general partner); (ii) E/ICC will distribute (the "Distribution") pursuant to the Distribution Resolution (as hereinafter defined) (A) an 89% Box LP limited partnership interest to I Partner and (B) a 10% Box LP limited partnership interest to E Partner; (iii) I Partner will assign to New ICC (the "Assignment") pursuant to an assignment and assumption agreement (the "Assignment and Assumption Agreement") 60% of I Partner's partnership interests in E/ICC remaining immediately after giving effect to the Contribution and the Distribution; (iv) New ICC will transfer (the "Transfer") pursuant to the E/ICC Purchase and Sale Agreement (as hereinafter defined) to E Partner for $18,628,571 all of its partnership interests in E/ICC such that E Partner will thereafter hold 80% of the total partnership interests in E/ICC, which after the Conversion (as defined below) will include all general partnership interests, and I Partner, together with its Affiliates, will thereafter hold 20% of the total partnership interests in E/ICC; and (v) E/ICC will be converted (the "Conversion" and together with the Contribution, the Distribution and the Transfer, the

"Transaction") into Wheel LP (as hereinafter defined) with the result that E Partner holds a 1% general partnership and a 79% limited partnership interest in Wheel LP and I Partner holds a 20% limited partnership interest in Wheel LP; and

         WHEREAS, the parties desire to set forth herein certain terms and conditions pursuant to which the Transaction shall be consummated;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


         "Affiliate" as to any Person means any other Person Controlled by, Controlling or under common Control with such Person.

         "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between I Partner and New ICC in the form to be mutually agreed by the parties hereto.

         "Box Business" shall mean the design, manufacture, assembly, marketing and sale of Climate Control Systems (as defined in the Rotor Supply Agreement) for the cooling, dehumidification, drying, heating, ventilation, and microbe reduction markets.

         "Box Liabilities" has the meaning set forth in Section 3.2 of the Contribution Agreement.

         "Box LP" means Fresh Air Solutions, L.P., a limited partnership (of which I Partner is the general partner) organized under the laws of the Commonwealth of Pennsylvania.

         "Box LP Agreement" means the Agreement of Limited Partnership of Box LP substantially in the form attached hereto as Exhibit 2.

         "Box Technology License Agreement" means the Box Technology License Agreement between Box LP and Wheel LP substantially in the form attached hereto as Exhibit 13.

         "Cassette" means a sheetmetal or other structure that holds a Rotor (as defined in the Rotor Supply Agreement), coated with ETS or uncoated, supported by casters or a hub, consisting of seals, drive motor, belt and other components required to conduct heat or mass transfer.

         "Cassette Supply Agreement" means the Cassette Supply Agreement between Box LP and Wheel LP substantially in the form attached hereto as Exhibit 8.

         "Certificate of Conversion" means the Certificate of Conversion to Limited Partnership to be filed with the Secretary of State of the State of Delaware substantially in the form attached hereto as Exhibit 6.

         "Closing" has the meaning ascribed to such term in Article II hereof.

         "Closing Date" has the meaning ascribed to such term in Section 11.1 hereof.

         "Contribution Agreement" means the Asset and Liability Contribution Agreement substantially in the form attached hereto as Exhibit 1.

         "Control, Controlling, Controlled" as to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

         "Distribution Resolution" means the resolution of E/ICC effecting the Distribution substantially in the form attached hereto as Exhibit 3.

         "Desiccant Supply Agreement Novation" means the novation of the Supply Agreement between Engelhard and E/ICC in the form attached hereto as Exhibit 9.

         "E/ICC License Agreement" means the E/ICC License Agreement between Box LP and Wheel LP substantially in the form attached hereto as Exhibit 14.

         "E/ICC Purchase and Sale Agreement" means the E/ICC Purchase and Sale Agreement substantially in the form attached hereto as Exhibit 4.

         "ESTI-Telaire" means Engelhard Sensor Technologies, Inc., a Delaware corporation.

         "General Releases" means the general releases by and among Engelhard, ICC, E Partner, I Partner, New ICC, E/ICC, Wheel LP, Box LP and ESTI-Telaire, substantially in the form attached hereto as Exhibit 7.

         "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, whether city, state, federal or foreign.

         "Joint Venture Asset Transfer Agreement" means the Joint Venture
Asset Transfer Agreement between I, I Partner, Engelhard and E Partner dated as of September 8, 1993.

         "License Agreements" means each of the Box Technology License Agreement, the Wheel Technology License Agreement and the E/ICC License Agreement.

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Losses" has the meaning ascribed to such term in Section 13.2 hereof.

         "Partner" has the meaning ascribed to such term in the Partnership Agreement.

         "Partnership Agreement" means the General Partnership Agreement of
E/ICC.

         "Partnership Business" means the Wheel Business and the Box Business conducted by E/ICC.

         "Person" or "person" means an individual or a corporation, partnership, trust, unincorporated association or other entity.

         "Referral Agreement" means the Referral Agreement between Box LP and Wheel LP substantially in the form attached hereto as Exhibit 12.

         "Related Agreements" means the Supply Agreements, the Referral Agreement and the License Agreements.

         "Rotor Supply Agreement" means the Rotor Supply Agreement between Wheel LP and Box LP substantially in the form attached hereto as Exhibit 10.

         "Sensor Supply Agreement" means the Sensor Supply Agreement between ESTI-Telaire and Box LP substantially in the form attached hereto as Exhibit 15.

         "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

         "Substrate Supply Agreement" means the Substrate Supply Agreement substantially in the form attached hereto as Exhibit 11.

         "Supply Agreements" means each of the Cassette Supply Agreement, Desiccant Supply Agreement Novation, Rotor Supply Agreement, Sensor Supply Agreement and Substrate Supply Agreement.

         "Transaction Documents" means this Agreement, the Contribution Agreement, the Box LP Agreement, the Distribution Resolution, the E/ICC Purchase and Sale Agreement, the Wheel LP Agreement, the Certificate of Conversion and the General Releases.

         "Wheel Business" means the design, manufacture, assembly, marketing and sale of products fabricated from honeycomb subtrates and any and all rotors or wheels or similar products used in Climate Control Systems (as defined in the Rotor Supply Agreement).

         "Wheel Liabilities" has the meaning set forth in Section 3.4 of the Contribution Agreement.

         "Wheel LP" means the entity organized under the laws of the State of Delaware that E/ICC will be converted into pursuant to the Conversion, a limited partnership organized under the laws of the State of Delaware.

         "Wheel LP Agreement" means the Agreement of Limited Partnership of Wheel LP substantially in the form attached hereto as Exhibit 5.

         "Wheel Technology License Agreement" means the Wheel Technology License Agreement between Wheel LP and Box LP substantially in the form attached hereto as Exhibit 16.


                                   ARTICLE II

                                  TRANSACTIONS


         2.1. Transaction Documents.

         A. E/ICC will form Box LP, a new limited partnership, by filing a Certificate of Limited Partnership with the Commonwealth of Pennsylvania.

         B. Pursuant to the Contribution Agreement, E/ICC will contribute all of the assets and liabilities of the Box Business to Box LP in exchange for a 99% limited partnership interest in Box LP (as to which I Partner will be the general partner). Pursuant to the Contribution Agreement, among other things, E/ICC will indemnify Box LP against any and all Losses (as defined in the Contribution Agreement) resulting from liabilities of the Wheel Business and Box LP will indemnify E/ICC against any and all Losses resulting from liabilities of the Box Business, in each case, to the extent set forth in the Contribution Agreement.

         C. Pursuant to the Distribution Resolution, E/ICC will distribute (i) an 89% limited partnership interest in Box LP to I Partner and (ii) a 10% limited partnership interest in Box LP to E Partner.

         D. Pursuant to the Assignment and Assumption Agreement, I Partner will assign to New ICC 60% of I Partner's part-nership interests in E/ICC remaining immediately after giving effect to the Contribution and the Distribution.

         E. Pursuant to the E/ICC Purchase and Sale Agreement, New ICC will transfer to E Partner all of New ICC's partnership interests in E/ICC in exchange for $18,628,571 such that E Partner will thereafter hold 80% of the total partnership interests in E/ICC, which after the Conversion will include all general partnership interests, and I Partner will thereafter hold 20% of the total partnership interests in E/ICC, which after the Conversion will consist solely of limited partnership interests.

         F. E Partner and I Partner will convert E/ICC from a general partnership to a limited partnership by filing a Certificate of Conversion to Limited Partnership and a Certificate of Limited Partnership with the State of Delaware.

         G. Pursuant to the General Releases, (i) Engelhard, E Partner and ESTI-Telaire released and discharged ICC, I Partner, New ICC and E/ICC from any and all claims, actions, proceedings, etc., (ii) E/ICC released and discharged Engelhard, E Partner, ESTI-Telaire, ICC, I Partner and New ICC from any and all claims, actions, proceedings, etc. and (iii) ICC, I Partner and New ICC released and discharged Engelhard, E Partner, ESTI-Telaire and E/ICC from any and all claims, actions, proceedings, etc., in each case, to the extent set forth in the General Releases.

         H. Pursuant to the Box LP Agreement, among other things, (i) I Partner, as general partner, will have full, exclusive and complete discretion to manage the business and affairs of Box LP, (ii) E Partner will have no right to transfer all or any portion of its partnership interests in Box LP without the prior consent of the general partner, (iii) on January 1, 2004, I Partner will have the right to purchase E Partner's entire interest in Box LP for a price equal to E Partner's entire percentage interest multiplied by 95% of the fair market value of Box LP (subject to certain adjustments) and (iv) if I Partner decides to sell all or a part of its interests in Box LP, E Partner will have the right to offer to acquire all or a portion of such interests.

         I. Pursuant to the Wheel LP Agreement, among other things, (i) E Partner, as general partner, will have full, exclusive and complete discretion to manage the business and affairs of Wheel LP, (ii) I Partner will have no right to transfer all or any portion of its partnership interests in Wheel LP without the prior consent of the general partner, (iii) on January 1, 2004, E Partner will have the right to purchase I Partner's entire interest in Wheel LP for a price equal to I Partner's entire percentage interest multiplied by 95% of the fair market value of Wheel LP (subject to certain adjustments) and (iv) if E Partner decides to sell all or a part of its interests in Wheel LP, I Partner will have the right to offer to acquire all or a portion of such interests.

         2.2. Supply Agreements.

         A. Pursuant to the Cassette Supply Agreement, Box LP will agree to supply Cassettes to Wheel LP on the terms set forth therein.

         B. Pursuant to the Desiccant Supply Agreement Novation, the Desiccant Supply Agreement dated as of February 7, 1994 between Engelhard and E/ICC will remain in full force and effect and the parties thereto shall be Engelhard and Wheel LP.

         C. Pursuant to the Rotor Supply Agreement, (i) Box LP will agree to purchase from Wheel LP and Wheel LP will agree to supply to Box LP, all of Box LP's Requirements of rotors or wheels or similar products used in Climate Control Systems (each as defined in the Rotor Supply Agreement) and (ii) Wheel LP will have the right to supply such rotors or wheels or similar products to third parties other than for standalone supermarkets, ice rinks and pachinko halls in North America, Japan and Korea, in each case, on the terms set forth therein.

         D. Pursuant to the Sensor Supply Agreement, Telaire will agree to supply Products (as defined in the Rotor Supply Agreement) to Box LP on the terms set forth therein.

         E. Pursuant to the Substrate Supply Agreement, Wheel LP will agree to supply Products (as defined in the Substrate Supply Agreement) to Engelhard on the terms set forth therein.

         2.3. License Agreements.

         A. Pursuant to the E/ICC License Agreement, Wheel LP will agree to grant to Box LP a nonexclusive, royalty free sublicense to use the "Engelhard" name as part of the "Engelhard/ICC" name on the terms set forth therein for a 2 1/2 year period.

         B. Pursuant to the Box Technology License Agreement, Box LP will agree to grant to Wheel LP a nonexclusive, royalty free, perpetual license to utilize the Box Technology (as defined in the Box Technology License Agreement) on the terms set forth therein.

         C. Pursuant to the Wheel Technology License Agreement, Wheel LP will agree to grant to Box LP a nonexclusive, royalty free, perpetual license to utilize the Wheel Technology (as defined in the Wheel Technology License Agreement) on the terms set forth therein.

         2.4. Referral Agreement.

         Pursuant to the Referral Agreement, Wheel LP will have the right to request that Box LP sell Climate Control Systems (as defined in the Referral Agreement) to customers introduced to Box LP by Wheel LP on the terms set forth therein.

         2.5. Agreements Control.

         Notwithstanding anything contained in this Agreement to the contrary, the terms and provisions contained in the Transaction Documents and Related Agreements referenced or described herein shall exclusively control as to the subject matter covered thereby and shall not in any way be affected by any description of such document or agreement contained herein.


                                   ARTICLE III

                                     CLOSING


         The closing of (i) the effectiveness of the General Releases, (ii) the transactions contemplated by the Contribution Agreement, (iii) the Distribution,
(iv) the transactions contemplated by the E/ICC Purchase and Sale Agreement, (v) the Conversion, and (vi) the effectiveness of the Related Agreements (collectively, the "Closing") shall take place on the Closing Date at such location as the parties shall mutually agree. At the Closing, the parties shall deliver the documents provided in Section 11.1 hereof.

                                   ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF ICC, I PARTNER AND NEW ICC


         Each of ICC, I Partner and New ICC represents and warrants to Engelhard and E Partner as follows:

         4.1. Corporate Organization, etc.

         Each of ICC and I Partner is a corporation, and New ICC is a limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

         4.2. Authorization; Execution and Delivery, etc.

         Subject to the receipt of the approval of ICC's Board of Directors and shareholders, each of ICC, I Partner and New ICC has full power and authority to execute and deliver this Agreement, the Transaction Documents and the Related Agreements to which it is a party, and has full power and authority to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Transaction Documents and the Related Agreements to which ICC, I Partner and New ICC are a party and the performance of ICC's and I Partner's and New ICC's obligations hereunder and thereunder have been duly authorized by the Board of Directors of ICC and I Partner and by the general partner of New ICC, respectively. This Agreement constitutes, and the Transaction Documents and Related Agreements to which each is a party when executed and delivered will each constitute, the valid and binding agreement of each of ICC, I Partner and New ICC Partner, respectively, each enforceable in accordance with its terms, except (i) as the enforcement of this Agreement, the Transaction Documents and the Related Agreements to which each is a party may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) as the obligations of ICC, I Partner and New ICC under this Agreement, the Transaction Documents and the Related Agreements to which each is a party are subject to general principles of equity.

         4.3. Consents and Approvals of Governmental Authorities.

         Except as set forth on Schedules 4.3 or 4.4 attached hereto, no consent, approval or authorization of, or declara-tion, filing or registration with or notice to, any governmental or regulatory authority or any other third party is required in connection with or as a result of the execution and delivery by ICC, I Partner and New ICC of this Agreement, the Transaction Documents and the Related Agreements to which each is a party or the performance by each of ICC, I Partner and New ICC of its obligations hereunder and thereunder.

         4.4. No Violation.

         Assuming that all consents, approvals or authorizations and other actions listed on Schedule 4.3 have been obtained and all notices listed on such Schedule have been given, the execution and delivery of this Agreement, the Transaction Documents and the Related Agreements to which each is a party by ICC, I Partner and New ICC and the performance by ICC, I Partner and New ICC of their respective obligations hereunder and thereunder do not and will not (a) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or the lapse of time, or both, has the potential of constituting a default) under, (i) any charter document or By-laws of ICC, I Partner or New ICC or (ii) any material mortgage, indenture, loan or credit agreement or any other material agreement or instrument to which ICC, I Partner or New ICC is a party, or pursuant to which it is the direct or indirect obligor or (b) violate any law, regulation, judgment, injunction, order or decree binding upon ICC, I Partner or New ICC, or
(c) require the consent of any third party.

         4.5. Absence of Insolvency Proceedings.

         As of the date hereof there is no insolvency proceeding of any character, voluntary or involuntary, relating to ICC, I Partner and New ICC, which is pending or, to the best of ICC's, I Partner's or New ICC's knowledge, threatened. None of ICC, I Partner or New ICC has made any assignment for the benefit of creditors or taken any action with a view to, or which would constitute a basis for, the institution of an insolvency proceeding.

         4.6. Brokerage.

         No broker or finder has acted directly or indirectly for ICC, I Partner or New ICC in connection with this Agreement, the Transaction Documents or the Related Agreements or the transactions contemplated hereby or thereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of any of ICC, I Partner or New ICC.

                                    ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF ENGELHARD AND E PARTNER


         Each of Engelhard and E Partner represents and warrants to ICC, I Partner and New ICC as follows:

         5.1. Corporate Organization.

         Each of Engelhard and E Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2. Authorization; Execution and Delivery, etc.

         Subject to the receipt of the approval of Engelhard's Board of Directors, each of Engelhard and E Partner has full corporate power and authority to execute and deliver this Agreement, the Transaction Documents and the Related Agreements to which it is a party, and each of Engelhard and E Partner has full corporate power and authority to perform its obligations hereunder and thereunder. This Agreement constitutes, and the Transaction Documents and Related Agreements to which each is a party when executed and delivered will each constitute, the valid and binding agreement of each of Engelhard and E Partner, each enforceable in accordance with their terms, except
(i) as the enforcement of this Agreement, the Transaction Documents and the Related Agreements to which each is a party may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) as the obligations of Engelhard and E Partner under this Agreement, the Transaction Documents and the Related Agreements to which each is a party are subject to general principles of equity.

         5.3. Consents and Approvals of Governmental Authorities.

         No consent, approval or authorization of, or declaration, filing or registration with or notice to, any governmental or regulatory authority or any other third party is required in connection with or as a result of the execution and delivery by each of Engelhard and E Partner of this Agreement, the Transaction Documents and the Related Agreements to which each is a party or the performance by each of Engelhard and E Partner of their obligations hereunder and thereunder.

         5.4. No Violation.

         The execution and delivery of this Agreement, the Transaction Documents and the Related Agreements to which each is a party by each of Engelhard and E Partner and the performance by Engelhard and E Partner of their respective obligations hereunder and thereunder do not and will not (a) constitute or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or the lapse of time, or both, has the potential of constituting a default) under (i) any charter document or By-laws of Engelhard or E Partner or (ii) any material mortgage, indenture, loan or credit agreement or any other material agreement or instrument to which Engelhard or E Partner is a party, or pursuant to which it is the direct or indirect obligor, or (b) violate any law, regulation, judgment, injunction, order or decree binding upon Engelhard or E Partner or (c) require the consent of any third party.

         5.5. Absence of Insolvency Proceedings.

         As of the date hereof there is no insolvency proceeding of any character, voluntary or involuntary, relating to Engelhard or E Partner, which is pending or, to the best of Engelhard's and E Partner's knowledge, threatened. Neither Engelhard nor E Partner has made any assignment for the benefit of creditors or taken any action with a view to, or which would constitute a basis for, the institution of an insolvency proceeding.

         5.6. Brokerage.

         No broker or finder has acted directly or indirectly for either Engelhard or E Partner in connection with this Agreement, the Transaction Documents or the Related Agreements or the transactions contemplated hereby or thereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of either Engelhard or E Partner.

                                   ARTICLE VI

                     COVENANTS OF ICC, I PARTNER AND NEW ICC


         From and after the date of this Agreement through the Closing Date or thereafter as contemplated in the following covenants, ICC, I Partner and New ICC shall comply with the following covenants:

         6.1. Approvals and Consents.

         Use its best efforts to (i) obtain all governmental and shareholder approvals and consents, if any, necessary or required for the consummation of the transactions contemplated hereby, including those specified in Schedule 4.3 hereto; and (ii) make or cause to be made any and all declarations, filings and registrations with governmental authorities, including those specified in
Schedule 4.3 hereto, which approvals, consents, declarations, filings and registrations are necessary or required for the consummation of the transactions contemplated hereby and by the other Transaction Documents.

         6.2. ICC Proxy Statement.

         Prepare all materials required to obtain the approval of the shareholders of ICC for this Agreement and the transactions contemplated hereby; provided, however, that all references to Engelhard and E Partner in such materials shall be subject to the reasonable prior approval of Engelhard.

         6.3. Further Assurances.

         To do or cause to be done such further acts and things and deliver or cause to be delivered to the Partnership, Box LP or Wheel LP and/or their respective designees such additional assignments, agreements, powers and instruments, as E/ICC, Box LP or Wheel LP and/or their respective designees may reasonably require or deem advisable to carry into effect the purposes of this Agreement, the Transaction Documents and the Related Agreements or to better assure and confirm unto E/ICC, Box LP or Wheel LP and/or their respective designees the rights, powers and remedies of each hereunder and thereunder.

         6.4. Reasonable Efforts.

         Subject to the terms and conditions herein provided, to use their reasonable efforts to cause the fulfillment of

ICC's and I Partner's obligations hereunder. Each of ICC and I Partner agrees not to take any action to intentionally breach any representation or warranty or covenant contained herein.

         6.5. Partnership Funding.

         Until the earlier of the Closing and December 31, 1997, each of ICC and I Partner will provide E/ICC with funds that are sufficient, when taken together with funds provided by Engelhard and E Partner pursuant to Section 7.4, to operate E/ICC in the normal course of business consistent with past operations and accounting practices. On and after January 1, 1998 and until the earlier of the Closing or termination of this Agreement in accordance with the provisions of Section 12.1 below, E Partner will provide the Miami operations of E/ICC and I Partner will provide the Hatboro operations of E/ICC with funds that are sufficient to operate in the normal course of business and consistent with past operations and accounting practices. Notwithstanding the foregoing, ICC and I Partner, on the one hand, and Engelhard and E Partner, on the other hand, agree to share equally those liabilities and expenses relating to the Arsenal referred to in Section 2.6(B) of the Contribution Agreement.

         6.6. Hatboro Lease.

         ICC and I Partner shall use their best efforts to have Engelhard unconditionally relieved of all liability pursuant to Engelhard's guaranty of the Lease dated February 4, 1997 between 330 South Warminster Associates, L.P. as landlord and E/ICC as tenant (the "Hatboro Lease") as soon as practicable after the Closing Date and, in any event, prior to February 2, 2001. In connection with the foregoing, at the Closing Date, ICC and I Partner agree to cause Box LP to deliver to Engelhard an irrevocable power of attorney authorizing Engelhard to give a notice of termination pursuant to Section 29 of the Hatboro Lease if Engelhard has not been unconditionally released from its guaranty on or prior to February 2, 2001.

         6.7. Bank Guaranties.

         ICC, I Partner and New ICC shall have Engelhard's guaranties of (i) the line of credit with Mellon Bank, N.A., (ii) the line of credit with the PIDC Local Development Corporation and (iii) the loan arrangement with the Delaware Valley Industrial Research Center reduced to $1 million in the aggregate no later than one year after the Closing Date and shall have such guaranties terminated no later than two years after the Closing Date.


                                   ARTICLE VII

                      COVENANTS OF ENGELHARD AND E PARTNER


         From and after the date of this Agreement through the Closing Date, each of Engelhard and E Partner shall comply with the following covenants:

         7.1. Approvals and Consents.

         Use its best efforts to (i) obtain all governmental approvals and consents, if any, necessary or required for the consummation of the transactions contemplated hereby; and (ii) make or cause to be made any and all declarations, filings and registrations with governmental authorities, which approvals, consents, declarations, filings and registrations are necessary or required for the consummation of the transactions contemplated hereby and by the other Transaction Documents.

         7.2. Further Assurances.

         Engelhard and E Partner agree to do or cause to be done such further acts and things and deliver or cause to be delivered to the Partnership, Box LP or Wheel LP and/or their respective designees such additional assignments, agreements, powers and instruments as E/ICC, Box LP or Wheel LP and/or their respective designees may reasonably require or deem advisable to carry into effect the purposes of this Agreement, the Transaction Documents and the Related Agreements or to better assure and confirm unto E/ICC, Box LP or Wheel LP and/or their respective designees the rights, powers and remedies of each hereunder and thereunder.

         7.3. Reasonable Efforts.

         Subject to the terms and conditions herein provided, Engelhard and E Partner agree to use their reasonable efforts to cause the fulfillment of Engelhard's and E Partner's obligations hereunder. Engelhard and E Partner agree not to take any action to intentionally breach any representation or warranty or covenant contained herein.

         7.4. Partnership Funding.

         (a) Until the Closing Date, each of Engelhard and E Partner will provide E/ICC with funds so that E/ICC may operate in the ordinary course of business consistent with past operations and accounting practices; provided, however, that in no event will Engelhard or E Partner be required to fund in the aggregate any amounts in excess of $500,000, $375,000, $250,000, $250,000,
$150,000 and $400,000 for the months of July, August, September, October, November and December, 1997, respectively. On and after January 1, 1998 and until the earlier of the Closing or the termination of this Agreement in accordance with the provisions of Section 12.1 below, each Partner of E/ICC will provide funds to E/ICC in accordance with the second sentence of Section 6.5 above. Notwithstanding the foregoing, ICC and I Partner, on the one hand, and Engelhard and E Partner, on the other hand, agree to share equally those liabilities and expenses relating to the Arsenal referred to in Section 2.6(b) of the Contribution Agreement.


         (b) It is agreed by the parties hereto that, for accounting purposes, the losses of E/ICC for the year ending December 31, 1997 that shall be allocable to Engelhard and E Partner shall not exceed $4,739,000, which amount represents the aggregate amount of the book loss through June 30, 1997 and the funds anticipated to be provided by E/ICC by Engelhard and E Partner for the period from July 1, 1997 through December 31, 1997 and the remainder of any such losses shall be allocable to ICC and I Partner and (ii) on and after January 1, 1998 and until the earlier of the Closing or the termination of this Agreement in accordance with the provisions of Section 12.1 below, the profits and losses of E/ICC allocable to Engelhard and E Partner shall be the profits and losses attributable to the Miami operations of E/ICC and the profits and losses of E/ICC allocable to ICC and I Partner shall be the profits and losses attributable to the Hatboro operations of E/ICC.


                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO ALL PARTIES' OBLIGATIONS


         The performance of the obligations of each of the parties hereto on the Closing Date is subject to the following conditions precedent:

         8.1. Transaction Documents.

         Prior to the Closing, the Transaction Documents shall have been entered into by each of the parties thereto and each Transaction Document shall be in full force and effect, no party shall be in default thereunder, and no circumstances shall exist which with the passage of time or notice or both would constitute a default thereunder.

         8.2. Related Agreements.

         At a time agreed to by all parties herein, the Related Agreements, in the form annexed hereto, shall have been entered into by each of the parties thereto and shall be in full force and effect.

         8.3. ICC Stockholder Approval.

         This Agreement and the transactions contemplated hereby shall have been duly approved by shareholders owning a majority of the outstanding shares of common stock of ICC.

         8.4. Board of Directors Approval.

         This Agreement and the transactions contemplated hereby shall have been duly approved by the Board of Directors of each of ICC and Engelhard.

         8.5. General Releases.

         Prior to the Closing, the General Releases shall have been entered into by each of the parties thereto and each of the General Releases shall be in full force and effect.


                                   ARTICLE IX

      CONDITIONS PRECEDENT TO ICC'S, I PARTNER'S AND NEW ICC'S OBLIGATIONS


         The performance of the obligations of ICC, I Partner and New ICC, on the Closing Date, in addition to being subject to the satisfaction of the conditions set forth in Article Eight hereof, is subject to satisfaction of the following conditions at or prior to the Closing Date (any of which may be waived by ICC, I Partner and New ICC):

         9.1. Representations and Warranties.

         The representations and warranties of Engelhard and E Partner set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on that date (except to the extent such representations and warranties relate to an earlier date).

         9.2. Performance.

         The covenants and agreements set forth in this Agreement, the Transaction Documents and the Related Agreements and the obligations and conditions required by this Agreement to be met, performed or complied with by Engelhard and E Partner prior to or at the Closing, shall have been performed and complied with in all material respects prior to or at the Closing Date.

         9.3. Litigation and Proceedings.

         No action or proceeding shall have been instituted or threatened against any of the parties to this Agreement or their partners, directors or officers by or before any Governmental Entity to restrain, enjoin, prohibit or otherwise challenge, or to obtain substantial damages or other relief in respect of, this Agreement, the Transaction Documents and the Related Agreements or the consummation of the transactions contemplated hereby and thereby which in the opinion of ICC would make it inadvisable to consummate such transactions. No party to this Agreement, the Transaction Documents and the Related Agreements shall have received written notice from any Governmental Entity of its intention to (i) institute any action or proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or thereby or to nullify or render ineffective this Agreement, the Transaction Documents, the Related Agreements or such transactions if consummated, or (ii) commence any investigation into the execution of this Agreement, the Transaction Documents or the Related Agreements and the consummation of the transactions contemplated hereby or thereby, which action, proceeding or investigation in the opinion of ICC would make it inadvisable to consummate the transactions contemplated hereby or thereby.

         9.4. Approvals and Consents.

         No Governmental Entity shall have indicated its objection to, or its intent to challenge as violative of any fed-eral, state or foreign laws, any of the transactions contemplated by this Agreement.

         9.5. Corporate Action.

         All corporate and other actions necessary to authorize and effectuate the consummation of the transactions contemplated hereby by Engelhard and E Partner shall have been duly taken prior to the Closing, and Engelhard and E Partner shall have delivered to ICC, I Partner and New ICC a certified copy of resolutions of the Board of Directors of Engelhard and E Partner authorizing the execution and delivery of this Agreement, the Transaction Documents and the Related Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby.

         9.6. Certificates.

         Engelhard and E Partner shall furnish ICC, I Partner and New ICC with certificates of Engelhard and E Partner signed by an officer of Engelhard or E Partner, as the case may be, certifying compliance with the conditions set forth in this Article Nine in a form acceptable to ICC, I Partner and New ICC.

         9.7. Dade County Bond.

         The agreement relating to the Industrial Development Revenue Bonds, Series 1995 (Engelhard/ICC Project) dated as of April 1, 1995 by and among Engelhard, ICC and E/ICC shall have been terminated.

         9.8. Hatboro Lease Assignment.

         The Hatboro Lease shall have been assigned to Box LP and the consent of the landlord shall have been obtained therefor.

         9.9. Bank Loan Assignments.

         Each of the (i) the line of credit with Mellon Bank, N.A., (ii) the line of credit with the PIDC Local Development Corporation and (iii) the loan arrangement with the Delaware Valley Industrial Research Center shall have been assigned to Box LP and any required consents of the respective lenders thereunder shall have been obtained therefor.

                                    ARTICLE X

                       CONDITIONS PRECEDENT TO ENGELHARD'S
                           AND E PARTNER'S OBLIGATIONS


         The performance of the obligations of Engelhard and E Partner, on the Closing Date, in addition to being subject to the satisfaction of the conditions set forth in Article Eight hereof, is subject to satisfaction of the following conditions at or prior to the Closing Date (any of which may be waived by Engelhard and E Partner):

         10.1. Representations and Warranties.

         The representations and warranties of ICC, I Partner and New ICC set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on that date (except to the extent such representations and warranties relate to an earlier date).

         10.2. Performance.

         The covenants and agreements set forth in this Agreement, the Transaction Documents and the Related Agreements and the obligations and conditions required by this Agreement to be met, performed or complied with by ICC, I Partner and New ICC prior to or at the Closing, shall have been performed and complied with in all material respects prior to or at the Closing Date.

         10.3. Litigation and Proceedings.

         No action or proceeding shall have been instituted or threatened against any of the parties to this Agreement, or their partners, directors or officers by or before any Governmental Entity to restrain, enjoin, prohibit or otherwise challenge, or to obtain substantial damages or other relief in respect of, this Agreement, the Transaction Documents and the Related Agreements or the consummation of the transactions contemplated hereby and thereby which in the opinion of Engelhard would make it inadvisable to consummate such transactions. No party to this Agreement, the Transaction Documents and the Related Agreements shall have received written notice from any Governmental Entity of its intention to (i) institute any action or proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or thereby or to nullify or render ineffective this Agreement, the Transaction Docu-ments, the Related Agreements or such transactions if consummated, or (ii) commence any investigation into the execution of this Agreement, the Transaction Documents or the Related Agreements and the consummation of the transactions contemplated hereby or thereby, which action, proceeding or investigation in the opinion of Engelhard would make it inadvisable to consummate the transactions contemplated hereby or thereby.

         10.4. Approvals and Consents.

         All consents, authorizations and approvals listed on Schedule 4.3 hereof and which are indicated on such Schedule as being required to be obtained prior to the Closing Date shall have been obtained; and no Governmental Entity shall have indicated its objection to, or its intent to challenge as violative of any federal, state or foreign laws, any of the transactions contemplated by this Agreement.

         10.5. Corporate Action.

         All corporate and other actions necessary to authorize and effectuate the consummation of the transactions contemplated hereby by ICC, I Partner and New ICC shall have been duly taken prior to the Closing, and ICC, I Partner and New ICC shall have delivered to Engelhard a certified copy of resolutions of the Board of Directors of ICC and I Partner and of the Board of Directors of the General Partner of New ICC and of the shareholders of ICC authorizing the execution and delivery of this Agreement, the Transaction Documents and the Related Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby.

         10.6. Certificates.

         ICC, I Partner and New ICC shall furnish Engelhard, upon request, with certificates of ICC, I Partner and New ICC signed by an officer of ICC, I Partner or New ICC, as the case may be, certifying compliance with the conditions set forth in this Article Ten in a form satisfactory to Engelhard.

         10.7. Hatboro Lease Power of Attorney.

         Engelhard shall have received the irrevocable power of attorney with respect to the Hatboro Lease contemplated by Section 6.6.

         10.8. Bank Guaranties.

         Engelhard's guaranties of (i) the line of credit with Mellon Bank, N.A., (ii) the line of credit with the PDIC Local Development Corporation and
(iii) the loan arrangement with the Delaware Valley Industrial Resource Center shall be reduced to $2,000,000 in the aggregate as of the Closing Date.

                                   ARTICLE XI

                              CLOSING DATE; CLOSING


         11.1. Closing Date; Closing.

         The Closing hereunder shall take place on the date on which all the conditions precedent set forth in Articles Eight, Nine and Ten hereof shall have been satisfied or waived, or at such other time and place as the parties hereto shall agree (the "Closing Date"). At the Closing, the parties will exchange certificates evidencing satisfaction or waiver of all conditions set forth in Articles Eight, Nine and Ten hereof and, upon satisfaction or waiver of all such conditions, (i) each of the parties shall deliver executed copies of the General Releases, (ii) E/ICC shall deliver to Box LP the instruments of transfer and conveyance contemplated by Section 10.1 of the Contribution Agreement, (iii) Box LP shall deliver to E/ICC its initial partnership interests, as contemplated by the Contribution Agreement, (iv) the Distribution shall occur pursuant to the Distribution Resolution, (v) E Partner shall deliver to New ICC the cash consideration pursuant to the E/ICC Purchase and Sale Agreement, (vi) New ICC shall deliver to E Partner the Interest required to be delivered pursuant to the E/ICC Purchase and Sale Agreement, (vii) the Conversion shall occur pursuant to the Certification of Conversion and (viii) each of the parties shall deliver executed copies of each of the Related Agreements to which it is a party, and thereupon the Closing will be deemed accomplished. Upon the accomplishment of the Closing, (i) the General Releases shall be effective, (ii) the transactions contemplated by the Contribution Agreement shall have been consummated, (iii) the Distribution shall have occurred, (iv) the transactions contemplated by the E/ICC Purchase and Sale Agreement shall have been consummated, (v) the Conversion shall have been consummated, and (vi) each of the Related Agreements shall be in full force and effect.

                                   ARTICLE XII

                        TERMINATION AND ABANDONMENT, ETC.

         12.1. Methods of Termination.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing: (a) by mutual written consent of ICC and Engelhard; (b) by either ICC or Engelhard, by written notice to the other, if either (1) the Closing has not occurred on or before the Termination Date unless a later date is established by the mutual written consent of such parties before or after such date or unless the failure of such consummation by the Termination Date shall be due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it on or prior to such date pursuant to the terms hereof or (2) this Agreement and the transactions contemplated hereby shall not have been duly approved by the Board of Directors of each of ICC and Engelhard on or prior to December 21, 1997; or (c) by any of ICC, I Partner and New ICC or Engelhard and E Partner, as the case may be, by written notice to the other if there has been a material breach by the other of any of its representations, warranties, covenants or other agreements hereunder and such breach is not cured within 20 days of such notice. The "Termination Date" shall be March 31, 1998.

         12.2. Effect of Termination.

         After termination and abandonment as permitted by Section 12.1 hereof:

         (a) Termination of this Agreement pursuant to Section 12.1 shall terminate all obligations and liabilities of the parties hereunder, including their officers and directors, except for the obligations under this Section 12.2, Section 14.1, Section 14.6, Section 14.10 and Section 14.12; provided, however, that termination pursuant to clause (b) or (c) of
    Section 12.1 shall not relieve the defaulting or breaching party from any liability to any other party hereto; and

         (b) Each party hereto will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, and all copies of such materials, whether so obtained before or after the execution hereof, to the party furnishing the same.

                                  ARTICLE XIII

                                 INDEMNIFICATION


         13.1. Indemnification by Box LP, ICC, I Partner and New ICC.

         From and after the Closing Date, each of Box LP, ICC, I Partner and New ICC hereby agrees to indemnify and hold harmless Wheel LP, Engelhard and E Partner against any and all losses, liabilities and damages or actions or claims in respect thereof (including, without limitation, amounts paid in settlement and reasonable costs of investigation and legal expenses) (hereinafter referred to collectively in Sections 13.1 and 13.2 as "Losses") arising out of or resulting from (i) any Box Liabilities or (ii) any contingent or undetected liability of Wheel LP (including without limitation any liability as the successor of E/ICC) that is known to ICC, I Partner or New ICC prior to the Closing Date and is not actually known by Engelhard or E Partner prior to the Closing Date; provided, however, that (a) the actual knowledge of Engelhard and E Partner shall be deemed to include the actual knowledge of employees of E/ICC who were employed at the request of, or nominated for employment by, Engelhard and (b) the knowledge of ICC, I Partner or New ICC shall be deemed to include the knowledge of employees of E/ICC who were employed at the request of, or were nominated for employment by, ICC; provided, further, that Box LP, ICC, I Partner and New ICC shall only have an obligation to indemnify Wheel LP, Engelhard and E Partner to the extent that the aggregate amount of Losses exceeds $50,000; and provided that such $50,000 threshold shall not be applicable with respect to losses arising out of or related to warranty claims for products shipped, or services provided, by E/ICC prior to the Closing Date.

         If any action, proceeding or claim shall be brought or asserted against Wheel LP, Engelhard or E Partner, as the case may be, by any third party, which action, proceeding or claim, if determined adversely to the interests of Wheel LP, Engelhard or E Partner, as the case may be, would entitle Wheel LP, Engelhard or E Partner, as the case may be, to indemnity pursuant to this
Section 13.1, Wheel LP, Engelhard or E Partner, as the case may be, shall, promptly but in no event later than 60 days from the date Wheel LP, Engelhard or E Partner, as the case may be, receives written notice of such action, proceeding or claim, notify Box LP, ICC, I Partner and New ICC of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto, and Box LP, ICC, I Partner and New ICC shall be entitled to assume the defense thereof by written notice thereof to Engelhard, E Partner or Wheel LP, as the case may be, and have the sole control of defense and settlement thereof, including the employment of counsel reasonably satisfactory to Wheel LP, Engelhard or E Partner, as the case may be, and the payment of all expenses; provided, however, that Wheel LP, Engelhard or E Partner, as the case may be, shall have the right to employ counsel separate from counsel employed by Box LP, ICC, I Partner and New ICC in any such action and to participate in the defense thereof, and the fees and expenses of such counsel employed by Wheel LP, Engelhard or E Partner, as the case may be, shall be at the expense of Wheel LP, Engelhard or E Partner, as the case may be, unless the employment thereof (i) has been specifically authorized by Box LP, ICC, I Partner and New ICC in writing or (ii) relates to the defense of any claim which seeks injunctive, specific or other non-monetary relief involving or affecting the business, operations or assets of Wheel LP, Engelhard or E Partner, as the case may be. If Box LP, ICC, I Partner and New ICC have failed to assume the defense of any such action, proceeding or claim or, if in the opinion of counsel to Wheel LP, E Partner or Engelhard, as the case may be, the use of the same counsel to represent Box LP, ICC, I Partner and New ICC and Wheel LP, E Partner or Engelhard would present a conflict of interest, Wheel LP, Engelhard or E Partner, as the case may be, may employ their own counsel at Box LP's, ICC's, I Partner's and New ICC's expense; provided, however, that Box LP, ICC, I Partner and New ICC shall not be liable for any settlement of any such action or proceeding effected without the written consent of Box LP, ICC, I Partner and New ICC (unless such consent is unreasonably withheld by Box LP, ICC, I Partner and New ICC). Notwithstanding the foregoing, without the written consent (which shall not be unreasonably withheld) of Wheel LP, Engelhard or E Partner, as the case may be, Box LP, ICC, I Partner and New ICC shall not be entitled to settle any non-monetary claim involving the business operations or assets of Wheel LP, Engelhard or E Partner, as the case may be, if such settlement could impose on Wheel LP, Engelhard or E Partner, as the case may be, any obligation which cannot be satisfied by the payment of money. Each of Box LP, ICC, I Partner and New ICC agrees to indemnify and hold harmless Wheel LP, Engelhard or E Partner, as the case may be, from any and all legal expenses reasonably incurred by Wheel LP, Engelhard or E Partner, as the case may be, in connection with the successful enforcement of its rights, in whole or in part, to indemnity under this Section 13.1. The obligations of Box LP, ICC, I Partner and New ICC under this Section 13.1 shall be joint and several.

         13.2. Indemnification by Wheel LP, Engelhard and E Partner.

         Each of Wheel LP, Engelhard and E Partner hereby agrees to indemnify and hold harmless, Box LP, ICC, I Partner and New ICC against any and all Losses resulting from (i) any Wheel Liabilities or (ii) any contingent or undetected liability of Box LP (including without limitation any liability as the successor of E/ICC) that is known to Engelhard or E Partner prior to the Closing Date and is not actually known by ICC, I Partner or New ICC prior to the Closing Date; provided, however, that (a) the actual knowledge of ICC and I Partner shall be deemed to include the actual knowledge of employees of E/ICC who were employed at the request of, or were nominated for employment by, ICC and (b) the knowledge of Engelhard or E Partner shall be deemed to include the knowledge of employees of E/ICC who were employed at the request of, or were nominated for employment by, Engelhard; provided, further, that Wheel LP, Engelhard and E Partner shall only have an obligation to indemnify Box LP, ICC, I Partner and New ICC to the extent that the aggregate amount of Losses exceeds $50,000.

         If any action, proceeding or claim shall be brought or asserted against Box LP, ICC, I Partner or New ICC, as the case may be, by any third party, which action, proceeding or claim, if determined adversely to the interests of Box LP, ICC, I Partner or New ICC, as the case may be, would entitle Box LP, ICC, I Partner or New ICC, as the case may be, to indemnity pursuant to this Section 13.2, Box LP, ICC, I Partner or New ICC shall promptly but in no event later than 60 days from the date Box LP, ICC, I Partner or New ICC, as the case may be, receives written notice of such action, proceeding or claim, notify Wheel LP, Engelhard and E Partner of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto, and Wheel LP, Engelhard and E Partner shall be entitled to assume the defense thereof by written notice thereof to Box LP, ICC, I Partner or New ICC, as the case may be, and have the sole control of defense and settlement thereof, including the employment of counsel reasonably satisfactory to Box LP, I Partner, ICC or New ICC, as the case may be, and the payment of all expenses; provided, however, that Box LP, ICC, I Partner or New ICC, as the case may be, shall have the right to employ counsel separate from counsel employed by Wheel LP, Engelhard and E Partner in any such action and to participate in the defense thereof, and the fees and expenses of such counsel employed by Box LP, ICC, I Partner or New ICC, as the case may be, shall be at the expense of Box LP, ICC, I Partner or New ICC, as the case may be, unless the employment thereof (i) has been specifically authorized by Wheel LP, Engelhard and E Partner in writing or (ii) relates to the defense of any claim which seeks injunctive, specific or other non-monetary relief involving or affecting the business, operations or assets of Box LP, I Partner, ICC or New ICC, as the case may be. If Wheel LP, Engelhard and E Partner have failed to assume the defense of any such action, proceeding or claim or, if in the opinion of counsel to Box LP, ICC, I Partner or New ICC, as the case may be, the use of the same counsel to represent Wheel LP, Engelhard, E Partner, Box LP, ICC, I Partner or New ICC would present a conflict of interest, Box LP, ICC, I Partner or New ICC, as the case may be, may employ their own counsel at Wheel LP's, Engelhard's and E Partner's expense; provided, however, that Wheel LP, Engelhard and E Partner shall not be liable for any settlement of any such action or proceeding effected without the written consent of Wheel LP, Engelhard and E Partner (unless such consent is unreasonably withheld by Wheel LP, Engelhard and E Partner). Notwithstanding the foregoing, without the written consent (which shall not be unreasonably withheld) of Box LP, ICC, I Partner or New ICC, as the case may be, Wheel LP, Engelhard and E Partner shall not be entitled to settle any non-monetary claim involving the business operations or assets of Box LP, ICC, I Partner or New ICC, as the case may be, if such settlement could impose on Box LP, ICC, I Partner or New ICC, as the case may be, any obligation which cannot be satisfied by the payment of money. Wheel LP, Engelhard and E Partner agree to indemnify and hold harmless Box LP, ICC, I Partner and New ICC, from any and all legal expenses reasonably incurred by Box LP, ICC, I Partner or New ICC, as the case may be, in connection with the successful enforcement of its rights, in whole or in part, to indemnity under this Section 13.2. The obligations of Wheel LP, Engelhard and E Partner under this Section 13.2 shall be joint and several.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS


         14.1. Expenses.

         Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement, the Transaction Documents and the Related Agreements and the consummation of the transactions contemplated hereby and thereby and preparation therefor.

         14.2. Assignment and Binding Effect.

         This Agreement and any of the rights or obligations hereunder shall not be assignable except to an Affiliate by any party without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         14.3. Construction.

         This Agreement shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of laws.

         14.4. Notices.

         All notices, demands, requests and other communications required or permitted to be given hereunder shall be in writing and deemed duly given on the date delivered by hand, mailed by registered or certified mail, postage prepaid or sent by overnight courier and, pending the designation of another address, addressed as follows:

         If to ICC, I Partner or New ICC:

                  ICC Technologies, Inc.
                  330 South Warminster Road
                  Hatboro, Pennsylvania  19040
                  Attn:  Chairman

         With a copy to:

                  Mesirov Gelman Jaffe
                    Cramer & Jamieson
                  1735 Market Street
                  Philadelphia, PA  19103
                  Attn:  Richard P. Jaffe, Esquire

         If to Engelhard or E Partner:

                  Engelhard Corporation
                  101 Wood Avenue
                  Iselin, New Jersey  08830-077
                  Attn:  Senior Vice President,
                         Corporate Development

         With a copy to: General Counsel

         If to E/ICC:

                  330 South Warminster Road
                  Hatboro, Pennsylvania  19040

         With a copy to:

                  All other parties listed above.

         14.5.  Benefit.

         Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties hereto.

         14.6. Press Releases.

         Prior to the Closing, the content and timing of all press releases and other public statements relating to this Agreement, the Transaction Documents, the Related Agreements, and E/ICC businesses and/or operations shall at all times be subject to the prior mutual agreement of Engelhard and ICC. Notwithstanding the foregoing, in the event that Engelhard or ICC determines that it is legally required to make a disclosure relating to this Agreement, the Transaction Documents or the Related Agreements, after adequate notice, as soon as reasonably possible, it shall endeavor in good faith to obtain the consent of the other party, which consent shall not be unreasonably withheld, to any such disclosure. In the event such consent cannot be secured, the other party shall be permitted to make its disclosure, but such disclosure shall be limited to those matters legally required. Following the Closing, use of the E/ICC name by Box LP, ICC, I Partner or New ICC shall only be in accordance with the terms of the E/ICC License Agreement.

         14.7. Headings.

         The headings of the Sections and Articles of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any Section or Article.

         14.8. Schedules, etc.

         All schedules delivered pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. All statements contained in any exhibit or schedule delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement.

         14.9. Counterparts.

         This Agreement may be signed in any number of counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same agreement.

         14.10. Entire Agreement and Amendment.

         This Agreement, including the Exhibits and Schedules hereto, and the Transaction Documents and Related Agreements, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, modified, supplemented, extended, terminated (except as provided in Article XII hereof), discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by the party against whom enforcement of any such amendment, modification, supplement, extension, termination, discharge or change is sought.

         14.11. Waiver of Compliance.

         Any failure of ICC, I Partner, New ICC, Engelhard, E Partner or E/ICC to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other parties hereto and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

         14.12. Conciliation; Remedies; etc.

         A. Engelhard and E Partner (on behalf of themselves, their Affiliates and their successors and assigns) hereby agree not to initiate or otherwise be party to, any legal proceedings, claims or suits (whether in contract or tort, for gross negligence or negligence, or as a minority equity holder) whatsoever with respect to the management, business or operations of Box LP, and agree that the general partner (and its successors and Affiliates) of Box LP shall have the full and unfettered right to make any and all decisions regarding the management, business and operations of Box LP. ICC, I Partner and New ICC (on behalf of themselves, their Affiliates and their successors and assigns) hereby agree not to initiate or otherwise be party to any legal proceedings, claims or suits (whether in contract or tort, for gross negligence or negligence, or as a minority equity holder) whatsoever with respect to the business or operations of Wheel LP, and agree that the general partner (and its successors and Affiliates) of Wheel LP shall have the full and unfettered right to make any and all decisions regarding the business and operations of Wheel LP. In the event that any provision of this paragraph A is unenforceable or inapplicable with respect to any legal proceedings, the parties agree that Sections 14.12B and C shall nonetheless apply with full force and effect.

         B. The parties agree that, prior and as a condition to the commencement of any litigation or proceeding relating in any way to this Agreement, the Related Agreements or the Transaction Documents, the aggrieved party shall first submit to the other parties a detailed summary of all asserted grievances. Within fifteen days thereafter, the parties shall submit such grievances for conciliation to a conciliator appointed by the American Arbitration Association, which entity shall make a written determination within thirty days as to whether such grievances relate principally to the matters covered in Section 14.12A above.

         C. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE OF DELAWARE COURTS IN CONNECTION WITH ANY DISPUTE WHATSOEVER RELATED TO THIS AGREEMENT, THE RELATED AGREEMENTS OR THE TRANSACTION DOCUMENTS. EACH OF THE PARTIES TO THIS AGREEMENT AGREES THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY RIGHTS UNDER OR WITH RESPECT TO THIS AGREEMENT, THE RELATED AGREEMENTS OR THE TRANSACTION DOCUMENTS MAY ONLY BE INSTITUTED IN SUCH COURTS, WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

         14.13. Joinder of Box LP and Wheel LP.

         At the Closing, each of Box LP and Wheel LP shall execute and deliver a counterpart of this Agreement to each of the other parties hereto and each of the parties agrees that by virtue thereof each of Box LP and Wheel LP shall become a party hereto and shall be entitled to all of the rights and benefits granted, and bound by all of the obligations designated, to each of them under this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed in its name and on its behalf, all as of the date first above written.


                                     ICC TECHNOLOGIES, INC.


                                     By: /s/ Irwin Gross
                                         ---------------------------------------
                                         Name:  Irwin Gross
                                         Title: CEO


                                     ICC DESICCANT TECHNOLOGIES, INC.


                                     By: /s/ Irwin Gross
                                         ---------------------------------------
                                         Name:  Irwin Gross
                                         Title: President


                                     ICC INVESTMENT, L.P.


                                     By: ILLEGIBLE SIGNATURE
                                         ---------------------------------------
                                         its general partner


                                     By: /s/ Irwin Gross
                                         ---------------------------------------
                                         Name:  Irwin Gross
                                         Title: President


                                     ENGELHARD CORPORATION


                                     By: /s/ David M. Wexler
                                         ---------------------------------------
                                         Name:  David M. Wexler
                                         Title: Vice President


                                     ENGELHARD DT, INC.


                                     By: /s/ David M. Wexler
                                         ---------------------------------------
                                         Name:  David M. Wexler
                                         Title: President

                                     ENGELHARD/ICC
                                     By its General Partners


                                     ICC DESICCANT TECHNOLOGIES, INC.


                                     By: /s/ Irwin Gross
                                         ---------------------------------------
                                         Name:  Irwin Gross
                                         Title: President


                                     ENGELHARD DT, INC.


                                     By: /s/ David M. Wexler
                                         ---------------------------------------
                                         Name:  David M. Wexler
                                         Title: President

                                   Exhibit C

                             Contribution Agreement

================================================================================





                             CONTRIBUTION AGREEMENT

                                     Between

                                  ENGELHARD/ICC

                                       And

                            FRESH AIR SOLUTIONS, L.P.





                          Dated as of November 17, 1997





================================================================================

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
ARTICLE I    DEFINITIONS.....................................................................................   1


ARTICLE II   TRANSFER AND RETENTION OF ASSETS AND LIABILITIES................................................   4

       2.1.  Transfer of Box Assets..........................................................................   4
       2.2.  Assumption of Box Liabilities...................................................................   7
       2.3.  E/ICC Retention of Wheel Assets.................................................................   8
       2.4.  E/ICC Retention of Wheel Liabilities............................................................  10
       2.5.  As Is/Where Is..................................................................................  11
       2.6.  Other Assets and Liabilities of E/ICC...........................................................  12
       2.7.  Closing.........................................................................................  12
       2.8.  Instruments of Transfer and Conveyance..........................................................  13
       2.9.  Intercompany Accounts...........................................................................  13
       2.10. Employee Benefit Plans..........................................................................  13
       2.11. Royalty Agreement...............................................................................  13

ARTICLE III  COVENANTS OF E/ICC..............................................................................  13


ARTICLE IV   COVENANTS OF BOX................................................................................  14


ARTICLE V    CONDITIONS PRECEDENT TO ALL PARTIES' OBLIGATIONS................................................  14

       5.1.  Partnership In Effect...........................................................................  14
       5.2.  Related Agreements..............................................................................  14
       5.3.  ICC Stockholder Approval........................................................................  15

ARTICLE VI   CONDITIONS PRECEDENT TO E/ICC'S OBLIGATIONS.....................................................  15

       6.1.  Litigation and Proceedings......................................................................  15
       6.2.  Approvals and Consents..........................................................................  16

ARTICLE VII  CONDITIONS PRECEDENT TO BOX'S OBLIGATIONS.......................................................  16

       7.1.  Litigation and Proceedings......................................................................  16
       7.2.  Approvals and Consents..........................................................................  16

                                                                                                              Page
                                                                                                              ----
ARTICLE VIII  CLOSING DATE; CLOSING..........................................................................  17

       8.1.   Closing Date; Closing..........................................................................  17

ARTICLE IX    TERMINATION AND ABANDONMENT, ETC...............................................................  17

       9.1.   Methods of Termination.........................................................................  17
       9.2.   Effect of Termination..........................................................................  18

ARTICLE X     MISCELLANEOUS PROVISIONS.......................................................................  18

       10.1.  Expenses.......................................................................................  18
       10.2.  Assignment and Binding Effect..................................................................  18
       10.3.  Construction...................................................................................  19
       10.4.  Notices........................................................................................  19
       10.5.  Benefit........................................................................................  19
       10.6.  Headings.......................................................................................  20
       10.7.  Schedules, etc.................................................................................  20
       10.8.  Counterparts...................................................................................  20
       10.9.  Entire Agreement and Amendment.................................................................  20
       10.10. Waiver of Compliance...........................................................................  20
       10.11. Waiver of Bulk Transfer Requirements...........................................................  21
       10.12. Joinder of Wheel LP............................................................................  21

                             CONTRIBUTION AGREEMENT


         CONTRIBUTION AGREEMENT dated as of November 17, 1997 (the "Agreement"), by and between Engelhard/ICC, a Pennsylvania general partnership ("E/ICC"), and Fresh Air Solutions, L.P., a Pennsylvania limited partnership ("Box").

                              W I T N E S S E T H :

         WHEREAS, E/ICC, ICC Technologies, Inc., a Delaware corporation ("ICC"), ICC Dessicant Technologies, Inc., a Delaware corporation ("I Partner"), ICC Investment LP, a Pennsylvania limited partnership ("New ICC"), Engelhard Corporation, a Delaware corporation ("Engelhard"), and Engelhard DT, Inc., a Delaware corporation ("E Partner"), have entered into a Master Agreement dated as of November 17, 1997 (the "Master Agreement") relating, among other things, to this Agreement;

         WHEREAS, E/ICC is engaged in the Box Business (as hereinafter defined) and the Wheel Business (as hereinafter defined); and

         WHEREAS, E/ICC wishes to contribute the assets and liabilities of the Box Business to Box in return for all of the partnership interests of Box;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


         "Affiliate" as to any person means any other Person Controlled by, Controlling or under common Control with such Person.

         "Box Assets" has the meaning ascribed to such term in Section 2.1 hereof.

         "Box Business" means the design, manufacture, assembly, marketing and sale of Climate Control Systems for the cooling, dehumidification, drying, heating, ventilation, and microbe reduction markets.

         "Box Liabilities" has the meaning ascribed to such term in Section 2.2 hereof.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         "Climate Control Systems" means all air conditioning or air treatment systems (whether preassembled units or kits that are to be assembled by distributors, licensees, customers or affiliates of Box) that cool, dehumidify, dry, heat and/or filter air; provided, however, that any such system shall only be a "Climate Control System" if it operates, in part, by passing air through one or more wheel-shaped rotors, which rotors may or may not be treated with a desiccant material.

         "Closing" has the meaning ascribed to such term in Section 2.7 hereof.

         "Closing Date" has the meaning ascribed to such term in Section 8.1 hereof.

         "Control, Controlling, Controlled" as to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership interests, by contract or otherwise.

         "Environmental Laws" means all Federal, state, local and foreign laws and regulations, codes, orders, decrees, judgments, injunctions or consent orders applicable to the business of E/ICC, and all notices or requests for information received by E/ICC relating to the business of E/ICC issued, promulgated, approved or entered thereunder relating to public health or safety, worker health or safety, or pollution (including noise and radiation pollution), damage to or protection of the environment including, without limitation, laws relating to emissions, discharges, Releases or threatened Releases (as defined in CERCLA) of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substances, or wastes into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, generation, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or Hazardous Substances, or wastes.

         "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, whether local, city, state, federal or foreign.

         "Hazardous Substances" means all Hazardous Substances as defined in CERCLA or in OSHA's Hazardous Communication Standard and petroleum products and waste and all radioactive materials and waste.

         "Lien" means any lien, mortgage, pledge, security interest charge or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

         "Losses" has the meaning ascribed to such term in Section 10.1 hereof.

         "Permitted Encumbrances" means (i) any Lien for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) any Lien (including, without limitation, mechanics' liens and similar Liens) arising in the ordinary course of business for sums not now due or sums being contested in good faith and by appropriate proceedings and Liens securing appeal bonds, workmen's compensation bonds and similar bonds, and (iii) covenants, conditions and restrictions of record arising in the ordinary course of business, which covenants, conditions and restrictions are not violated by existing uses or improvements and do not materially interfere with the use of the property and do not affect the merchantability of title or contain any provision for reversion or forfeiture.

         "Person" or "person" means an individual or a corporation, partnership, trust, unincorporated association or other entity.

         "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more

Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

         "Taxes" means all Federal, state, local, foreign and provincial income, capital gains, property transfer, payroll, withholding, excise, sales, use, use and occupancy, mercantile, real estate, personal property, value added, capital stock, franchise or other taxes, assessments or charges and estimated taxes relating thereto (and interest and penalties thereon).

         "Wheel Assets" has the meaning ascribed to such term in Section 2.3 hereof.

         "Wheel Business" means the design, manufacture, assembly, marketing and sale of products fabricated from honeycomb substrates and any and all rotors or wheels or similar products used in Climate Control Systems.

         "Wheel Liabilities" has the meaning ascribed to such term in Section
2.4 hereof.


                                   ARTICLE II

                TRANSFER AND RETENTION OF ASSETS AND LIABILITIES


         2.1. Transfer of Box Assets.

         Subject to the terms and conditions of this Agreement, on the Closing Date, E/ICC agrees to transfer, convey, assign and deliver to (and reserve no rights with respect to) Box all of its respective right, title and interest in and to the Box Assets, in exchange for a 99% limited partnership interest and a 1% general partnership interest in Box. The term "Box Assets" shall mean all of the assets (including cash), properties and business of E/ICC of every kind and description, wherever located, whether tangible or intangible, real, personal or mixed, as such assets shall exist on the Closing Date and which directly relate to or are directly used in the Box Business (it being presumed that an asset (including cash) or property insofar as it is directly related to or is located at the Hatboro facility shall be a Box Asset). In furtherance of the foregoing, the Box Assets shall include, without limitation, assets, properties and business listed below in subparagraphs (a)-(m); provided that the Box Assets shall not include (x) the E/ICC name or (y) the Wheel Assets:

         (a) All gross accounts and notes receivable (trade or otherwise) of E/ICC arising out of the Box Business and outstanding at the Closing Date;

         (b) All inventories of E/ICC intended for use or sale in the Box Business, including, without limitation, all raw materials, work in process, labeling and packaging, finished goods and products ordered and held for shipment or in transit and other finished goods and products;

         (c) All right, title and interest of E/ICC in and to all real property owned or leased by E/ICC and used in the Box Business, as set forth on
    Schedule 2.1(c) hereto, together with all interests of E/ICC in the buildings, facilities, fixtures and other improvements thereon and all easements, rights of way, licenses, transferable permits and other appurtenances thereto;

         (d) All right, title and interest of E/ICC in and to all plant, machinery, manufacturing and laboratory equipment, testing equipment, parts, furniture, furnishings, office and computer equipment and other fixed assets owned or leased by E/ICC and used in the Box Business, as set forth on
    Schedule 2.1(d) hereto;

         (e) All right, title and interest of E/ICC in and to all trucks, cars, rolling stock and other similar vehicles owned or leased by E/ICC and used in the Box Business, as set forth on Schedule 2.1(e) hereto;

         (f) All trademarks and trademark applications, patents and patent applications, service marks, service mark registrations and service mark applications, trade names (whether or not registered or registrable) and applications therefor, product names, copyrights and copyright registrations and applications therefor of E/ICC and relating directly to the Box Business, as set forth on Schedule 2.1(f) hereto and other than those covered by the E/ICC License Agreement (as defined in the Master Agreement);

         (g) All trade secrets, proprietary information, inventions, methods, designs, processes, manufacturing methods, procedures and formulas owned or licensed by E/ICC and relating directly to the Box Business, and any and all improvements thereon, refinements thereof or know-how relating thereto, in each case whether or not patented or able to be patented or registered or able to be registered with any governmental authorities and other than those relating directly to products to be supplied by Wheel LP under the Rotor Supply Agreement (as defined in the Master Agreement);

         (h) All right, title and interest of E/ICC in and to all interests in any and all assignable and transferable insurance policies, third-party indemnities, and fidelity, surety or similar bonds and the coverages afforded thereby of E/ICC which relate directly to the Box Business, as set forth on Schedule 2.1(h) hereto;

         (i) All rights of E/ICC under or pursuant to all warranties, representations and guarantees made by third-party suppliers in connection with products or services furnished to E/ICC or affecting the real estate, machinery or equipment of E/ICC, in each case, which are used in the Box Business;

         (j) All rights and interests of E/ICC (including prepaid expenses) to any pending or executory contracts with respect to the purchase of materials, supplies, services and claims and with respect to the sale of the products or services of E/ICC and claims and rights of every kind, including without limitation judgments and causes of action, in each case, which relate directly to the Box Business and as set forth on Schedule 2.1(j) hereto;

         (k) All joint development agreements, distribution agreements, license agreements and other agreements which relate directly to the Box Business, as set forth on Schedule 2.1(k) hereto;

         (l) All of E/ICC's licenses and permits and records, files and papers, including but not limited to drawings, engineering information, computer programs, manuals and data, catalogues, quotations, sales and advertising materials, sales and purchase correspondence, trade association memberships, research and development records, lists of present and former customers and suppliers, customer credit information, books of account, financial records and employee files and records which relate to the Box Business (other than historical corporate records not necessary for operation of the Box Business); and

         (m) All of the rights of E/ICC to the services of the employees listed on Schedule 2.1(m) hereto.

         2.2. Assumption of Box Liabilities.

         (a) As part of the consideration for the transfer, conveyance, assignment and delivery of the Box Assets to Box by E/ICC referred to in Section
2.1 hereof, Box will assume and undertake to pay and perform in accordance with and subject to their respective terms all debts, liabilities and executory obligations insofar as they relate to or are directly a result of the Box Business (it being presumed that a debt, liability or executory obligation relating to or arising out of the Hatboro facility shall be a Box Liability (as defined below)) and all warranty claims for products shipped, or services provided, by E/ICC prior to the Closing Date and including, without limitation, the following debts, liabilities and executory obligations of E/ICC as such debts, liabilities and obligations shall exist on the Closing Date and shall arise thereafter (the "Box Liabilities"):

         (i) liability for all trade accounts payable of E/ICC incurred in connection with the Box Business;

         (ii) liability for E/ICC's employee wages, salaries, payroll taxes and accrued, earned and deferred vacations related to the Box Business, including those employees listed on Schedule 2.1(m) arising in the ordinary course of business (and not arising pursuant to any employment, consulting or similar contract) and remaining unpaid in the ordinary course of business on the Closing Date except with respect to those employees listed on
    Schedule 2.2(a)(ii) and Schedule 2.3(m);

         (iii) liability for the obligations under the contracts, agreements, commitments and equipment leases being transferred as part of the Box Assets and liabilities related to or arising out of all warranty claims by third parties;

         (iv) liabilities related to or arising out of any employment, consulting or similar contract or unemployment compensation benefits or costs, worker's compensation claims or any other employment plans or policies, related to the Box Business, except with respect to those employees listed on Schedule 2.2(a)(ii) and Schedule 2.3(m);

         (v) liabilities under Environmental Laws, any costs and expenses of any proceeding relating thereto and any costs and expenses of avoiding such liabilities which arise out of or relate to the ownership, leasing or opera-tion of any of the Box Assets (or assets previously used or related to the Box Business);

         (vi) all liabilities arising out of or related to warranty claims for products shipped, or services provided, by E/ICC prior to the Closing Date; and

         (vii) liabilities with respect to all obligations of E/ICC with respect to the line of credit provided by Mellon Bank, N.A.

         (b) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Box does not assume or undertake any debt, liability or executory obligation of E/ICC which is a Wheel Liability.

         2.3. E/ICC Retention of Wheel Assets.

         Subject to the terms and conditions of this Agreement, on the Closing Date, E/ICC will retain (and reserve all of its respective right, title and interest in and to the Wheel Assets. The term "Wheel Assets" shall mean all of the assets, properties and business of E/ICC of every kind and description, wherever located, whether tangible or intangible, real, personal or mixed, as such assets shall exist on the Closing Date and which directly relate to or are used in the Wheel Business (it being presumed that an asset (including cash) or property insofar as it is directly related to or is located at the Miami facility shall be a Wheel Asset). In furtherance of the foregoing, the Wheel Assets shall include, without limitation, the assets, properties and business listed below in subparagraphs (a)-(m); provided that the Wheel Assets shall not include the Box Assets:

         (a) All gross accounts and notes receivable (trade or otherwise) of E/ICC arising out of the Wheel Business and outstanding at the Closing Date;

         (b) All inventories of E/ICC intended for use or sale in the Wheel Business, including, without limitation, all raw materials, work in process, labeling and packaging, finished goods and products ordered and held for shipment or in transit and other finished goods and products;

         (c) All right, title and interest of E/ICC in and to all real property owned or leased by E/ICC and used in the Wheel Business, as set forth on
    Schedule 2.3(c) hereto,
    together with all interests of E/ICC in the buildings, facilities, fixtures and other improvements thereon and all easements, rights of way, licenses, transferable permits and other appurtenances thereto;

         (d) All right, title and interest of E/ICC in and to all plant, machinery, manufacturing and laboratory equipment, testing equipment, parts, furniture, furnishings, office and computer equipment and other fixed assets owned or leased by E/ICC and used in the Wheel Business, as set forth on
    Schedule 2.3(d) hereto;

         (e) All right, title and interest of E/ICC in and to all trucks, cars, rolling stock and other similar vehicles owned or leased by E/ICC and used in the Wheel Business, as set forth on Schedule 2.3(e) hereto;

         (f) All trademarks and trademark applications, patents and patent applications, service marks, service mark registrations and service mark applications, trade names (whether or not registered or registrable) and applications therefor, product names, copyrights and copyright registrations and applications therefor of E/ICC and relating directly to the Wheel Business, as set forth on Schedule 2.3(f) hereto;

         (g) All trade secrets, proprietary information, inventions, methods, designs, processes, manufacturing methods, procedures and formulas owned or licensed by E/ICC and relating directly to the Wheel Business, and any and all improvements thereon, refinements thereof or know-how relating thereto, in each case whether or not patented or able to be patented or registered or able to be registered with any governmental authorities and other than those covered by the Box Technology License Agreement (as defined in the Master Agreement);

         (h) All right, title and interest of E/ICC in and to all interests in any and all assignable and transferable insurance policies, third-party indemnities, and fidelity, surety or similar bonds and the coverages afforded thereby of E/ICC which relate directly to the Wheel Business as set forth on Schedule 2.3(h) hereto;

         (i) All rights of E/ICC under or pursuant to all warranties, representations and guarantees made by third-party suppliers in connection with products or services furnished to E/ICC or affecting the real estate, machinery or equipment of E/ICC, in each case, which are used in the Wheel Business;

         (j) All rights and interests of E/ICC (including prepaid expenses) to any pending or executory contracts with respect to the purchase of materials, supplies, services and claims and with respect to the sale of the products or services of E/ICC and claims and rights of every kind, including without limitation judgments and causes of action, in each case, which relate directly to the Wheel Business and as set forth on Schedule 2.3(j) hereto;

         (k) All joint development agreements, distribution agreements, license agreements and other agreements which relate directly to the Wheel Business, as set forth on Schedule 2.3(k) hereto;

         (l) All of E/ICC's licenses and permits and records, files and papers, including but not limited to drawings, engineering information, computer programs, manuals and data, catalogues, quotations, sales and advertising materials, sales and purchase correspondence, trade association memberships, research and development records, lists of present and former customers and suppliers, customer credit information, books of account, financial records and employee files and records which relate to the Wheel Business (other than historical corporate records not necessary for operation of the Wheel Business); and

         (m) All of the rights of E/ICC to the services of the employees listed on Schedule 2.3(m) hereto.

         2.4. E/ICC Retention of Wheel Liabilities.

         (a) E/ICC will retain and pay and perform in accordance with and subject to their respective terms all debts, liabilities and executory obligations insofar as they relate to or are directly a result of the Wheel Business (it being presumed that a debt, liability or executory obligation relating to or arising out of the Miami facility shall be a Wheel Liability (as defined below)) and including, without limitation, the following debts, liabilities and executory obligations of E/ICC as such debts, liabilities and obligations shall exist on the Closing Date and shall arise thereafter (the "Wheel Liabilities"):

         (i) liability for all trade accounts payable of E/ICC incurred in connection with the Wheel Business;

         (ii) liability for E/ICC's employee wages, salaries, payroll taxes and accrued, earned and deferred vacations related to the Wheel Business, including those employees listed on Schedule 2.2(a)(ii) and Schedule 2.3(m) arising in the ordinary course of business (and not arising pursuant to any employment, consulting or similar contract) and remaining unpaid in the ordinary course of business on the Closing Date;

         (iii) liability for the obligations under the contracts, agreements, commitments and equipment leases being retained as part of the Wheel Assets;

         (iv) liabilities related to or arising out of any employment, consulting or similar contract or for unemployment compensation benefits or costs, worker's compensation claims or any other employment plans or policies related to the Wheel Business, including those employees listed on
    Schedule 2.2(a)(ii) and Schedule 2.3(m);

         (v) liability for the obligations under the $8,500,000 Dade County Industrial Development Revenue Bonds, Series 1995 of E/ICC; and

         (vi) liabilities under Environmental Laws, any costs and expenses of any proceeding relating thereto and any costs and expenses of avoiding such liabilities which arise out of or relate to the ownership, leasing or operation of any of the Wheel Assets (or assets previously used or related to the Wheel Business).

         (b) Notwithstanding the foregoing or any other provision of this Agreement to the contrary, E/ICC will not retain or pay any debt, liability or executory obligation of E/ICC which is a Box Liability, including, without limitation, with respect to warranty claims for products shipped, or services provided, by E/ICC prior to the Closing Date.

         2.5. As Is/Where Is.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IT IS THE EXPRESS INTENTION OF THE PARTIES THAT BOX SHALL RECEIVE THE BOX ASSETS ON AN "AS IS/WHERE IS" BASIS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT IS INFORMED AND AWARE OF ALL FACTS CONCERNING THE ASSETS AND LIABILITIES RELATING TO THE BOX ASSETS AND THE BOX BUSINESS. E/ICC HAS NOT MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATION OR WARRANTY, NOR SHALL E/ICC HAVE ANY LIABILITY WHATSOEVER, AS

TO TITLE TO THE BOX ASSETS OR TO THE VALUE, MERCHANTABILITY, CONDITION OR FITNESS FOR USE OF THE BOX ASSETS, OR ANY PORTION THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE BOX ASSETS OR ANY PORTION THEREOF, AND E/ICC SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY OF THE BOX ASSETS TO COMPLY WITH APPLICABLE LAW.

         2.6. Other Assets and Liabilities of E/ICC.

         (a) To the extent that assets or liabilities of E/ICC are not specifically identified herein to be transferred to Box or retained by E/ICC, each of Box and E/ICC agree to negotiate in good faith regarding the transfer or retention of such assets or liabilities based on a reasonable determination as to whether such asset or liability relates, directly or indirectly, principally to the Wheel Business, on the one hand, or principally to the Box Business, on the other.

         (b) Notwithstanding anything to the contrary set forth herein or in the Master Agreement, Box and Wheel hereby agree to share equally in the liabilities and reasonable expenses (and any recoveries) arising solely out of any claims, demands, actions or suits that are related to or result from E/ICC's termination of two (2) leases, dated March 25, 1993 and June, 1995, as supplemented by various assignments, by and between Arsenal, Inc. ("Arsenal"), as landlord, and E/ICC, as tenant. It is agreed that the sharing of such liabilities and expenses shall not be subject to the $50,000 liability threshold set forth in Section 13 of the Master Agreement. Such claims may include, without limitation, a demand for unpaid rent by Arsenal against I Partner, E Partner, E/ICC or any of their respective affiliates and may or may not be presented by Arsenal as a counterclaim in the litigation captioned ICC Desiccant Technologies, Inc. v. Arsenal, Inc., No. 0134, Filed August, 1997 in the court of Common Pleas of Philadelphia County, Pennsylvania.

         2.7. Closing.

         The closing of (i) the transfer of the Box Assets and the Box Liabilities to Box and (ii) the distribution of the partnership interests of Box to E/ICC (the "Closing") shall take place on the Closing Date at such location as the parties shall mutually agree. At the Closing, E/ICC shall deliver to Box the documents provided in Section 8.1 hereof and Box shall deliver to E/ICC the documents provided in Section 8.1 hereof.

         2.8. Instruments of Transfer and Conveyance.

         The conveyance, transfer, assignment and delivery of the Box Assets as herein provided shall be effected by delivery by E/ICC on the Closing Date of a blanket bill of sale for all personal property and appropriate conveyancing documents for all interests in real property and delivery by Box of an assumption agreement relating to the Box liabilities.

         2.9. Intercompany Accounts.

         At the Closing, all internal intrapartnership accounts of E/ICC (including charges to and from the Miami and Hatboro facilities) shall be eliminated. At the Closing, all amounts owing by E/ICC to Engelhard, E Partner, ICC or I Partner shall be paid in full (net of any amounts owed by such party to E/ICC).

         2.10. Employee Benefit Plans.

         Prior to the Closing, the parties shall cooperate with each other to arrange for mutually satisfactory arrangements with respect to the transfer or termination of E/ICC employee benefit plans and the resolution of such matters to the satisfaction of each party hereto shall be a condition to the Closing.

         2.11. Royalty Agreement.

         Prior to Closing, the parties shall cooperate with each other to arrange for mutually satisfactory arrangements with respect to the division of rights and obligations under the Royalty Agreement among Engelhard/ICC, James Coellner and Dean Calton dated February 7, 1994 and the resolution of such matters to the satisfaction of each party hereto shall be a condition to the Closing.


                                   ARTICLE III

                               COVENANTS OF E/ICC


         From and after the date of this Agreement E/ICC shall (i) do or cause to be done such further acts and things and deliver or cause to be delivered to Box and/or its designees such additional assignments, agreements, powers and instruments, as Box and/or its designees may reasonably require to carry into effect the purposes of this Agreement and (ii) use its reasonable efforts to cause the fulfillment of E/ICC's obligations hereunder.

                                   ARTICLE IV

                                COVENANTS OF BOX


         From and after the date of this Agreement, Box shall (i) do or cause to be done such further acts and things and deliver or cause to be delivered to E/ICC and/or its designees such additional assignments, agreements, powers and instruments as E/ICC and/or its designees may reasonably require to carry into effect the purposes of this Agreement and (ii) use its reasonable efforts to cause the fulfillment of Box's obligations hereunder.


                                    ARTICLE V

                CONDITIONS PRECEDENT TO ALL PARTIES' OBLIGATIONS


         The performance of the obligations of each of the parties hereto on the Closing Date is subject to the following conditions precedent:

         5.1. Partnership In Effect.

         Box shall have full partnership power and authority to carry on its business as contemplated to be conducted and to execute, deliver and perform its obligations under the Related Agreements to which it is a party. The Box Partnership Agreement shall be in full force and effect, no party shall be in default thereunder, and no circumstances shall exist which with the passage of time or notice or both would constitute a default thereunder.

         5.2. Related Agreements.

         At a time agreed to by all parties thereto, the Transaction Documents and the Related Agreements shall have been entered into by the parties thereto, such parties shall have performed all obligations required to be performed thereunder and such documents shall be in full force and effect.

         5.3. ICC Stockholder Approval.

         This Agreement and the transactions contemplated hereby (including the Master Agreement, the Transaction Documents and the Related Agreements) shall have been duly approved by shareholders owning a majority of the outstanding shares of common stock of ICC.


                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO E/ICC'S OBLIGATIONS


         The performance of the obligations of E/ICC on the Closing Date, in addition to being subject to the satisfaction of the conditions set forth in
Article V hereof, is subject to satisfaction of the following conditions at or prior to the Closing Date (any of which may be waived by E/ICC as evidenced by a written instrument executed by both of its general partners):

         6.1. Litigation and Proceedings.

         No action or proceeding shall have been instituted or threatened against any of the parties to this Agreement or their partners, directors or officers by or before any Governmental Entity to restrain, enjoin, prohibit or otherwise challenge, or to obtain substantial damages or other relief in respect of, this Agreement and/or the consummation of the transactions contemplated hereby and thereby which in the opinion of E/ICC (as evidenced by a written instrument executed by both of its general partners) would make it inadvisable to consummate such transactions. No party to this Agreement shall have received written notice from any Governmental Entity of its intention to (i) institute any action or proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or thereby or to nullify or render ineffective this Agreement, the Transaction Documents, the Related Agreements or such transactions if consummated, or (ii) commence any investigation into the execution of this Agreement, the Transaction Documents or the Related Agreements and the consummation of the transactions contemplated hereby or thereby, which action, proceeding or investigation in the opinion of E/ICC (as evidenced by a written instrument executed by both of its general partners) would make it inadvisable to consummate the transactions contemplated hereby or thereby.

         6.2. Approvals and Consents.

         No Governmental Entity shall have indicated its objection to, or its intent to challenge as violative of any federal, state or foreign laws, any of the transactions contemplated by this Agreement.


                                   ARTICLE VII

                             CONDITIONS PRECEDENT TO
                                BOX'S OBLIGATIONS


         The performance of the obligations of Box, on the Closing Date, in addition to being subject to the satisfaction of the conditions set forth in
Article V hereof, is subject to satisfaction of the following conditions at or prior to the Closing Date (any of which may be waived by Box):

         7.1. Litigation and Proceedings.

         No action or proceeding shall have been instituted or threatened against any of the parties to this Agreement, or their partners, directors or officers by or before any Governmental Entity to restrain, enjoin, prohibit or otherwise challenge, or to obtain substantial damages or other relief in respect of, this Agreement or the consummation of the transactions contemplated hereby which in the opinion of Box would make it inadvisable to consummate such transactions. No party to this Agreement, the Transaction Documents and the Related Agreements shall have received written notice from any Governmental Entity of its intention to (i) institute any action or proceeding to restrain or enjoin the consummation of the transactions contemplated hereby or thereby or to nullify or render ineffective this Agreement, the Transaction Documents, the Related Agreements or such transactions if consummated, or (ii) commence any investigation into the execution of this Agreement, the Transaction Documents or the Related Agreements and the consummation of the transactions contemplated hereby or thereby, which action, proceeding or investigation in the opinion of Box would make it inadvisable to consummate the transactions contemplated hereby or thereby.

         7.2. Approvals and Consents.

         No Governmental Entity shall have indicated its objection to, or its intent to challenge as violative of any fed-eral, state or foreign laws, any of the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                              CLOSING DATE; CLOSING


         8.1. Closing Date; Closing.

         The Closing hereunder shall take place on the date on which all the conditions precedent set forth in Articles V, VI and VII hereof shall have been satisfied or waived, or at such other time and place as the parties hereto shall agree (the "Closing Date"). At the Closing, the parties will exchange certificates evidencing satisfaction or waiver of all conditions set forth in Articles V, VI and VII hereof and, upon satisfaction or waiver of all such conditions, (i) E/ICC shall deliver to Box the instruments of transfer and conveyance required by Section 2.8, and (ii) Box shall deliver to E/ICC its initial partnership interests.


                                   ARTICLE IX

                        TERMINATION AND ABANDONMENT, ETC.


         9.1. Methods of Termination.

         This Agreement may be terminated and the transfer of the Box Assets herein contemplated may be abandoned at any time prior to the Closing: (a) by mutual written consent of E/ICC and Box; or (b) by either E/ICC or Box, by written notice to the other, if the Closing has not occurred on or before the Termination Date unless a later date is established by the mutual written consent of such parties before or after such date or unless the failure of such consummation by the Termination Date shall be due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it on or prior to such date pursuant to the terms hereof. The "Termination Date" shall be March 31, 1998.

         9.2. Effect of Termination.

         After termination and abandonment as permitted by Section 9.1 hereof:

         (a) Termination of this Agreement pursuant to Section 9.1 shall terminate all obligations and liabilities of the parties hereunder, including their officers and directors, except for the obligations under this Section 9.2, Section 10.1 and Section 10.10; provided, however, that termination pursuant to clause (b) of Section 9.1 shall not relieve the defaulting or breaching party from any liability to any other party hereto; and

         (b) Each party hereto will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, and all copies of such materials, whether so obtained before or after the execution hereof, to the party furnishing the same.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS


         10.1. Expenses.

         Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement and the consummation of the transactions contemplated hereby and thereby and preparation therefor; provided, however, that Box shall pay all transfer and other similar taxes incurred in connection with the assignment and transfer of the Box Assets.

         10.2. Assignment and Binding Effect.

         This Agreement and any of the rights or obligations hereunder shall not be assignable except to an Affiliate by any party without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         10.3. Construction.

         This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Pennsylvania without regard to principles of conflicts of laws.

         10.4. Notices.

         All notices, demands, requests and other communications required or permitted to be given hereunder shall be in writing and deemed duly given on the date delivered by hand, mailed by registered or certified mail, postage prepaid or sent by overnight courier and, pending the designation of another address, addressed as follows:

                           If to Box:

                                Fresh Air Solutions, L.P.
                                330 South Warminster Road
                                Hatboro, Pennsylvania 19040
                                Attn:  Chairman

                           With a copy to:

                                Mesirov Gelman Jaffe
                                  Cramer & Jamieson
                                1735 Market Street
                                Philadelphia, PA  19103
                                Attn:  Richard P. Jaffe, Esquire

                           If to E/ICC:

                                E/ICC
                                3550 N.W. 49th Street
                                Miami, Florida 33142
                                Attn:

                           With a copy to:
                                General Counsel at
                                3550 N.W. 49th Street
                                Miami, Florida 33142


         10.5. Benefit.

         Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties hereto.

         10.6. Headings.

         The headings of the Sections and Articles of this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any Section or Article.

         10.7. Schedules, etc.

         All schedules delivered pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. All statements contained in any exhibit or schedule delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement.

         10.8. Counterparts.

         This Agreement may be signed in any number of counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall constitute the same agreement.

         10.9. Entire Agreement and Amendment.

         This Agreement, the Master Agreement, the Transaction Documents, and the Related Agreements represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement can be amended, modified, supplemented, extended, terminated (except as provided in Article IX hereof), discharged or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by the party against whom enforcement of any such amendment, modification, supplement, extension, termination, discharge or change is sought.

         10.10. Waiver of Compliance.

         Any failure of E/ICC or Box to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other parties hereto (and, in the case of E/ICC, evidenced by a written instrument executed by both of its general partners) and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

         10.11. Waiver of Bulk Transfer Requirements.

         The parties hereby waive compliance by E/ICC and Box with the requirements of Article 6 of the Uniform Commercial Code (Bulk Transfers) as in effect in any jurisdiction and all other applicable bulk sales laws.

         10.12. Joinder of Wheel LP.

         At the Closing, Wheel LP shall execute and deliver a counterpart of this Agreement to each of the other parties hereto and each of the parties agrees that by virtue thereof Wheel LP shall become a party hereto and shall be entitled to all of the rights and benefits granted, and bound by all of the obligations designated, to it (either expressly or as a successor to E/ICC upon the Conversion (as defined in the Master Agreement)) under this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed in its name and on its behalf, all as of the date first above written.

                                      ENGELHARD/ICC

                                      By Its General Partners


                                      ICC DESICCANT TECHNOLOGIES, INC.


                                      By: /s/ Irvin Gross
                                          --------------------------------------
                                          Name: /s/ Irvin Gross
                                          Title: President



                                      ENGELHARD DT, INC.



                                      By: /s/ David M. Wexler
                                          --------------------------------------
                                          Name: David M. Wexler
                                          Title: President



                                      FRESH AIR SOLUTIONS, L.P.

                                      By Its General Partner


                                      By: /s/ Irvin Gross
                                          --------------------------------------
                                          Name: /s/ Irvin Gross
                                          Title: President

         The undersigned has caused this Agreement to be duly executed in its name and on its behalf, as of , 1997, to by virtue thereof become a party to this Agreement and entitled to all of the rights and benefits granted, and bound by all of the obligations delegated to it (either expressly or as a successor to E/ICC upon the Conversion (as defined in the Master Agreement)) under this Agreement.


                                      [WHEEL LP]


                                      By: _________________________________
                                          Name:
                                          Title:

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 23, 1998 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



         THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS IRWIN L. GROSS, CHAIRMAN OF THE BOARD OF ICC TECHNOLOGIES, INC. ("ICC") AND WILLIAM A. WILSON, PRESIDENT, CHIEF EXECUTIVE OFFICER AND A DIRECTOR OF THE COMPANY, OR EITHER OF THEM INDIVIDUALLY AND EACH OF THEM WITH THE FULL POWER OF SUBSTITUTION, AS ATTORNEY AND PROXY OF THE UNDERSIGNED FOR AND IN THE NAME, PLACE AND STEAD OF THE UNDERSIGNED, TO APPEAR AT THE SPECIAL MEETING OF STOCKHOLDERS OF ICC TO BE HELD ON THE 23RD DAY OF FEBRUARY 1998 AT 330 SOUTH WARMINSTER ROAD, HATBORO, PENNSYLVANIA 19040, AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF, AND TO VOTE ALL OF THE SHARES OF COMMON STOCK, WHICH THE UNDERSIGNED IS ENTITLED TO VOTE, WITH ALL THE POWERS AND AUTHORITY THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MASTER AGREEMENT, DATED NOVEMBER 17, 1997, AMONG ICC, ICC DESICCANT TECHNOLOGIES, INC., ICC INVESTMENT, L.P., ENGELHARD CORPORATION, ENGELHARD DT, INC. AND ENGELHARD/ICC, A GENERAL PARTNERSHIP IN WHICH ICC AND ENGELHARD CORPORATION, THROUGH THEIR RESPECTIVE SUBSIDIARIES, EACH HAVE A FIFTY PERCENT (50%) GENERAL PARTNERSHIP INTEREST, AND THE TRANSACTIONS CONTEMPLATED THEREUNDER.

THE UNDERSIGNED HEREBY DIRECTS THAT THIS PROXY BE VOTED AS FOLLOWS:

I. Approval of a Master Agreement by and among ICC, Engelhard Corporation ("Engelhard") and Engelhard/ICC, a joint venture owned equally by ICC and Engelhard, which provides in substance for:

         (a) the division of Engelhard/ICC into two separate operating limited partnerships, one to manufacture and market complete, active Climate Control Systems ("Box LP"), and the other to manufacture and market the heat-exchange and desiccant coated wheel-shaped rotors that are components of the Climate Control Systems ("Wheel LP"); and

         (b) the exchange by ICC and Engelhard of certain of their respective interests in each partnership and the payment by Engelhard to ICC of approximately $18,600,000, such that after the exchanges:

                  (i)      ICC will own 90% of Box LP and 20% of Wheel LP; and

                  (ii)     Engelhard will own 80% of Wheel LP and 10% of Box LP,

         as more fully described in the accompanying Proxy Statement and the Master Agreement, a copy of which is attached thereto as Exhibit "B".

FOR____ AGAINST____ ABSTAIN____



         THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR APPROVAL OF THE MASTER AGREEMENT DATED NOVEMBER 17, 1997 AMONG ICC TECHNOLOGIES, INC., ICC DESICCANT TECHNOLOGIES, INC., ICC INVESTMENT, L.P., ENGELHARD CORPORATION, ENGELHARD DT, INC. AND ENGELHARD/ICC, AND THE TRANSACTIONS CONTEMPLATED THEREUNDER.

         THIS PROXY CONFERS CERTAIN DISCRETIONARY AUTHORITY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. THE SAID ATTORNEY AND PROXY PRESENTED AT SAID MEETING MAY EXERCISE ALL OF THE POWERS HEREUNDER. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING PROXY STATEMENT.

Stockholder's     Signature:

________________________________________             Dated: _____________ 1998


________________________________________             Dated: _____________ 1998



Note: It is necessary that you date this Proxy and sign your name (or names) exactly as it appears on the label, indicating any official position or representative capacity.


                                       2